                                                                    EXHIBIT 10.1



                                LEGACY CREEKSIDE

                                  OFFICE LEASE



                         LEGACY-RECP SORRENTO OPCO, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,

                                  as Landlord,

                                       and

                                 WEBSENSE, INC.,
                             A DELAWARE CORPORATION,

                                    as Tenant

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 SUMMARY OF BASIC LEASE INFORMATION ..........................................ii

 OFFICE LEASE

 ARTICLE 1     REAL PROPERTY, BUILDING AND PREMISES ...........................l
 ARTICLE 2     LEASE TERM .....................................................8
 ARTICLE 3     BASE RENT ......................................................9
 ARTICLE 4     ADDITIONAL RENT ...............................................10
 ARTICLE 5     USE OF PREMISES ...............................................16
 ARTICLE 6     SERVICES AND UTILITIES ........................................16
 ARTICLE 7     REPAIRS .......................................................18
 ARTICLE 8     ADDITIONS AND ALTERATIONS .....................................19
 ARTICLE 9     COVENANT AGAINST LIENS ........................................22
 ARTICLE 10    INDEMNIFICATION AND INSURANCE .................................22
 ARTICLE 11    DAMAGE AND DESTRUCTION ........................................24
 ARTICLE 12    CONDEMNATION ..................................................25
 ARTICLE 13    COVENANT OF QUIET ENJOYMENT ...................................25
 ARTICLE 14    ASSIGNMENT AND SUBLETTING .....................................26
 ARTICLE 15    SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES ............28
 ARTICLE 16    HOLDING OVER ..................................................28
 ARTICLE 17    ESTOPPEL CERTIFICATES .........................................29
 ARTICLE 18    SUBORDINATION .................................................29
 ARTICLE 19    TENANT'S DEFAULTS; LANDLORD'S REMEDIES ........................29
 ARTICLE 20    SECURITY DEPOSIT ..............................................31
 ARTICLE 21    COMPLIANCE WITH LAWS ..........................................31
 ARTICLE 22    ENTRY BY LANDLORD .............................................31
 ARTICLE 23    TENANT PARKING ................................................32
 ARTICLE 24    MISCELLANEOUS PROVISIONS ......................................32

 EXHIBITS

 A       FLOOR PLAN OF INITIAL PREMISES
 A-1     FLOOR PLAN OF MUST-TAKE SPACE
 A-2     FLOOR PLAN OF MACHINE SHOP SPACE
 A-3     FLOOR PLAN OF 10260 SPACE
 A-4     SITE PLAN OF REAL PROPERTY
 B       AMENDMENT TO LEASE
 C       RULES AND REGULATIONS
 D       SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
 E       LOCATION OF TENANT'S RESERVED PARKING SPACES
 F       [INTENTIONALLY DELETED]
 G       MAJOR TERMS OF AMENDMENT FOR ADDITIONAL 10220 SPACE
 G-1     FLOOR PLAN OF ADDITIONAL 10220 SPACE
 H       LANDLORD'S HVAC WORK
 I-1     LANDLORD'S STANDARD FORM CONSENT TO ASSIGNMENT
 I-2     LANDLORD'S STANDARD FORM CONSENT TO SUBLEASE
 J       SUPERIOR RIGHTS IN EXISTING TENANT LEASES
 EXTENSION OPTION RIDER



                                      (i)

                       SUMMARY OF BASIC LEASE INFORMATION

         This Summary of Basic Lease Information ("SUMMARY") is hereby incorporated into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

  TERMS OF LEASE
  (References are to the Office Lease)           DESCRIPTION

1.       Date:                                   April 19, 2002

2.       Landlord:                               LEGACY-RECP SORRENTO OPCO, LLC,
                                                 a Delaware limited liability company

3.       Address of Landlord (Section 24.19):    Legacy-RECP Sorrento OPCO, LLC
                                                 c/o Legacy Partners Commercial, Inc.
                                                 30 Executive Park, Suite 100
                                                 Irvine, California 92614
                                                 Attn: Regional Vice President

4.       Tenant:                                 WEBSENSE, INC.,
                                                 a Delaware corporation

5.       Address of Tenant (Section 24.19):      Websense, Inc.
                                                 10240 Sorrento Valley Road, Suite 200
                                                 San Diego, California 92121
                                                 Attention: Director of Contracts

6.       Premises (Article 1):

         6.1     Initial Premises:               51,032 rentable square feet of space
                                                 located on the first (1st), second (2nd)
                                                 and third (3rd) floors of the Building
                                                 (as defined below), known as Suites 125,
                                                 150, 200 and 300, as depicted on EXHIBIT A
                                                 attached hereto.

         6.2     Must-Take Space:                13,085 rentable square feet of space
                                                 located on the first
                                                 (1st) floor of the Building known as Suite
                                                 170, as depicted on EXHIBIT A-1 attached
                                                 hereto, and more particularly described in
                                                 Section 1.4 of the Office Lease.

         6.3     Building:                       The Initial Premises and Must-Take Space
                                                 are located in the 3-story office building
                                                 (sometimes referred to herein as the "BUILDING")
                                                 whose address is 10240
                                                 Sorrento Valley Road, San Diego, California

7.       Term (Article 2).

         7.1     Lease Term:                     Sixty-four (64) months.

         7.2     Lease Commencement Date:        September 1, 2002

         7.3     Must-Take Space Commencement    See Section 1.4.6 of the Office Lease
                 Date:

         7.4     Lease Expiration Date:          December 31, 2007.

         7.5     Amendment to Lease:             Landlord and Tenant may confirm the
                                                 Must-Take Commencement Date in an Amendment
                                                 to Lease (EXHIBIT B) to be executed pursuant to
                                                 Section 1.4.7 of the Office Lease.






                                      (ii)

8.       Base Rent (Article 3; Section 1.4):

         8.1     Base Rent for Initial Premises:

                                                      Monthly             Monthly Rental
                                Annual              Installment          Rate per Rentable
        Period of           Base Rent for         of Base Rent for        Square Foot for
       Lease Term          Initial Premises       Initial Premises        Initial Premises
    ----------------       ----------------       ----------------        ----------------
 9/l/02 through 8/31/03*      $886,119.65            $73,843.30                $1.447
 9/1/03 through 8/31/04       $912,452.16            $76,037.68                $1.490
 9/1/04 through 8/31/05       $940,009.44            $78,334.12                $1.535
 9/1/05 through 8/31/06       $968,179.10            $80,681.59                $1.581
 9/1/06 through 12/31/07      $996,961.15            $83,080.10                $1.628

* The Base Rent payable for the Initial Premises for the first four (4) months of the Lease Term (i.e., from 9/1/02 through 12/31/02) shall be abated pursuant to Section 3.2 of the Office Lease.


        8.2     Base Rent for Must-Take Space:

  Period of Lease Term                                 Monthly             Monthly Rental
   Following Must-Take          Annual               Installment          Rate per Rentable
   Space Commencement        Base Rent for        of Base Rent for         Square Foot for
          Date              Must-Take Space        Must-Take Space         Must-Take Space
    ----------------        ----------------      ----------------        ----------------
     Must-Take Space          $227,207.94            $18,934.00                $1.447
    Commencement Date
     through 8/31/03*
 9/1/03 through 8/31/04       $233,959.80            $19,496.65                $1.490
 9/1/04 through 8/31/05       $241,025.70            $20,085.48                $1.535
 9/1/05 through 8/31/06       $248,248.62            $20,687.39                $1.581
 9/1/06 through 12/31/07      $255,628.56            $21,302.38                $1.628

* The Base Rent payable for the Must-Take Space for a certain portion of the Lease Term following the Must-Take Space Commencement Date shall be abated pursuant to Section 3.2 of the Office Lease.

9.      Tenant's Share of Direct Expenses (Article 4):          79.59% (51,032 rentable square feet within the Initial
                                                                Premises/64,117 rentable square feet within the Building);
                                                                provided, however, following the Must-Take Commencement Date,
                                                                Tenant's Share of Direct Expenses shall be increased to 100% to take into account the addition of the Must-Take Space as provided in Section 1.4 of the Office Lease.

10.      Security Deposit (Article 20):                         $104,382.48.

11.     Parking (Article 23):                                   Four (4) parking spaces for every 1,000 rentable square feet of the Initial Premises (and the Must-Take Space from and after the
                                                                Must-Take Commencement Date, if applicable); twelve (12) of such parking spaces shall be designated as reserved for Tenant and shall be located adjacent to Building in the area depicted on
                                                                EXHIBIT E attached hereto, while the remainder of such parking spaces shall be unreserved, undesignated parking spaces.

12.      Brokers (Section 24.25):                               Orion Property Partners, Inc. (Tenant's Broker) Legacy Partners
                                                                Commercial, Inc. (Landlord's Broker)





                                     (iii)

                                  OFFICE LEASE

        This Office Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Office Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the "LEASE"), dated as of the date set forth in Section 1 of the Summary, is made by and between LEGACY-RECP SORRENTO OPCO, LLC, a Delaware limited liability company ("LANDLORD"), and WEBSENSE, INC., a Delaware corporation ("TENANT").

                                    ARTICLE 1
                      REAL PROPERTY, BUILDING AND PREMISES

        1.1 Real Property Building and Premises.

            1.1.1 Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord (i) the premises set forth in Section 6.1 of the Summary (the "INITIAL PREMISES"), and (ii) pursuant to the provisions of
Section 1.4 below, the Must-Take Space set forth in Section 6.2 of the Summary, which Initial Premises and Must-Take Space are located in the Building defined in Section 6.3 of the Summary. The floor plans of the Initial Premises and Must-Take Space are set forth in EXHIBITS A and A-1, respectively, attached hereto. For purposes of this Lease, the term "PREMISES" shall mean the Initial Premises, and, upon the addition of the Must-Take Space to the Initial Premises pursuant to Section 1.4 below, the Must-Take Space, and any other premises leased by Tenant pursuant to its rights under this Lease (including the Machine Shop Space, as defined in Section 1.5 below, if leased by Tenant pursuant to
Section 1.5 below) from and after the date(s) Tenant leases such additional premises.

            1.1.2 Building and Real Property/Project The Building is part of a multi-office/R&D building project ("PROJECT") located on the Real Property (as defined below) known as "Legacy Creekside" which includes an additional office/R&D building located at 10220 Sorrento Valley Road, San Diego, California (the "10220 BUILDING") and an additional office/R&D building located at 10260 Sorrento Valley Road, San Diego, California (the "10260 BUILDING"). The 10220 Building and the 10260 Building are sometimes collectively referred to herein as the "OTHER BUILDINGS." The Building and the Other Buildings are sometimes collectively referred to herein as the "BUILDINGS." The term "REAL PROPERTY," as used in this Lease, shall mean, collectively: (i) the Buildings; (ii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Buildings, including parking structures and surface parking facilities now or hereafter servicing the Buildings, and any other buildings which may be constructed within the Project (collectively, the "PARKING FACILITIES"), which are designated from time to time by Landlord as common areas (or parking facilities, as the case may be) appurtenant to or servicing the Buildings and any such other buildings;
(iii) any additional buildings, improvements, facilities, parking areas and structures and common areas which Landlord (and/or any common area association formed by Landlord or Landlord's assignee for the Project) may add thereto from time to time within or as part of the Project; and (iv) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Real Property is set forth in EXHIBIT A-4 attached hereto.

            1.1.3 Tenant's and Landlord's Rights. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located within the Building, and the non-exclusive use of the areas located on the Real Property designated by Landlord from time to time as common areas for the Building; provided, however, that: (i) Tenant's use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Real Property, and (B) the Rules and Regulations attached hereto as EXHIBIT C, and such additional or modified reasonable, non-discriminatory rules and regulations as Landlord may subsequently make from time to time (which shall be provided in writing to Tenant), provided no such additional or modified rules and regulations shall prohibit the uses permitted hereunder or otherwise materially conflict with Tenant's rights or materially increase Tenant's obligations hereunder; and (ii) except as expressly provided in this Lease (including Section 24.30 below), Tenant may not go on the roof of Building without Landlord's prior consent (which may be withheld in Landlord's sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Subject to such reasonable rules and regulations as established by Landlord from time to time, Tenant shall be permitted access to the Premises, the Building and Tenant's allocated parking passes described in Section 10 of the Summary twenty-four (24) hours per day, seven (7) days a week. Landlord reserves the right from time to time to use any of the common areas of the Real Property, and the roof, risers and conduits of the Building for telecommunications and/or any other purposes, and to do any of the following, so long as such actions do not (I) unreasonably interfere with Tenant's permitted use of or access to the Premises, (II) permanently decrease the number of parking spaces allocated to Tenant pursuant to Section 11 of the Summary, or (III) otherwise materially conflict with Tenant's rights or materially increase Tenant's obligations hereunder: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Real Property or any portion or elements thereof, including, without limitation
(x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, parking spaces, parking structures and parking areas, and (y) expanding or decreasing the size of the Real Property and, any common areas and other elements thereof; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Real Property; (3) form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, parking areas, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and, subject to Article 4 below, include the common area assessments, fees an taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Direct Expenses; and (4) perform such other acts and make such other changes with respect to the Real Property as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. The parties agree that upon the Must-Take Space Commencement Date (as defined below): (a) Tenant will be leasing the entire rentable space within the Building, and as a result, Tenant will be entitled to exclusive use of the interior usable areas of the Building which would typically be common areas if the Building were leased to more than one tenant, subject to Landlord's rights to enter same pursuant to
Article 22 and other provisions of this Lease, including to perform Landlord's repair and other obligations under this Lease; and (b) to the extent permitted under Landlord's other then-existing leases at the Real Property, Landlord shall designate the patio area adjacent to the Building as a non-smoking area, but Landlord shall have no obligation to police such non-smoking area and no liability to Tenant for any failure of any person or entity (including any other tenant or invitee) to comply with such non-smoking rule.

        1.2 Acceptance of Premises, Must-Take Space, Machine Shop Space and First Offer Space. Except as expressly set forth in this Lease (including
Section 8.4 below), Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Building, the Initial Premises, the Must-Take Spaces, the Machine Shop Space, if leased by Tenant pursuant to
Section 1.5 below, or any First Offer Space leased by Tenant pursuant to Section
1.6 below, and Tenant shall accept the Building, the Initial Premises, the Must-Take Space, the Machine Shop Space and any such First Offer Space so leased by Tenant in their "As Is" condition on the applicable Lease Commencement Date, Must-Take Delivery Date, the Machine Shop Delivery Date, and the date of Landlord's delivery to Tenant of the applicable First Offer Space so leased by Tenant, as the case may be; provided, however: (i) in the event that as of the date of execution of this Lease with respect to the Initial Premises, or as of the Must-Take Delivery Date with respect to the Must-Take Space, or as of the Machine Shop Delivery Date with respect to the Machine Shop Space, or as of date of Landlord's delivery to Tenant of such applicable First Offer Space, as the case may be, (A) the Systems and Equipment of the Building located outside of the Initial Premises, the Must-Take Space, Machine Shop Space, or such applicable First Offer Space, as the case may be, or (B) the structural components of the Building and the common areas of the Building (including the lobby and restrooms on the ground floor of the Building) or Real Property located outside of the Initial Premises, the Must-Take Space, the Machine Shop Space or such applicable First Offer Space, as the case may be, each in their condition existing as of such applicable date, do not comply with applicable Laws (including Environmental Laws, as defined in Section 5.2 below) in effect as of such date, as such noncompliance shall be determined on an unoccupied basis without regard to any improvements to be constructed in the Initial Premises, the Must-Take Space, the Machine Shop Space, or such applicable First Offer Space, as the case may be, or to Tenant's use of the Initial Premises, the Must-Take Space, the Machine Shop Space or such applicable First Offer Space, as the case may be, then Landlord shall be responsible, at its sole cost, which cost shall not be included in Direct Expenses, for correcting any such noncompliance; and (ii) prior to the Lease Commencement Date, Landlord shall, at its cost, perform certain work pertaining to the existing HVAC equipment serving the Building, as set forth on EXHIBIT H attached hereto (collectively, the "LANDLORD'S HVAC WORK"). Landlord shall perform Landlord's HVAC Work pursuant to a schedule mutually approved by Landlord and Tenant. Tenant hereby acknowledges that, notwithstanding Tenant's occupancy of the Premises during the performance of the Landlord's HVAC Work, in connection therewith: (A) Landlord shall be permitted to perform the Landlord's HVAC Work during normal business hours, without any obligation to pay overtime or other premiums; (B) Tenant hereby accepts any and all inconveniences associated with the performance of the Landlord's HVAC Work which may occur during Tenant's occupancy including, without limitation, dust, noise, etc; (C) the performance of the Landlord's HVAC Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Base Rent payable pursuant to this Lease; (D) Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the construction of the Landlord's HVAC Work; and (E) Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the construction of the Landlord's HVAC Work, or for any inconvenience or annoyance occasioned thereby, except for any injury to persons or damage to property (but not loss of business or other consequential damages) to the extent caused by Landlord's negligence or willful misconduct and not insured or required to be insured by Tenant under this Lease; provided, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises as a result of Landlord's HVAC Work.

        1.3 Rentable Square Feet. The parties hereby stipulate and agree that
(i) the Initial Premises and Must-Take Space contain the rentable square feet set forth in Sections 6.1 and 6.2, respectively, of the Summary, (ii) the Machine Shop Space contains the rentable square feet set forth in Section 1.5.1 below, (iii) the Suite 150 Space and the Vacant Space (as such terms are defined in EXHIBIT G attached hereto) contain the rentable square feet therefor as set forth in EXHIBIT G, (iv) such square footage amounts have been measured by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International ("BOMA") as revised and readopted June 7,1996 (the "BOMA MEASUREMENT STANDARD"), and (v) such square footage amounts are not subject to adjustment or remeasurement by Landlord or Tenant (except as expressly provided in the Special Amendment described in Section 1.4.2 below). Accordingly, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease which are determined based upon rentable square feet of the Initial Premises, the Must-Take Space, the Machine Shop Space, the Suite 150 Space and/or the Vacant Space, as the case may be.

        1.4 Must-Take Premises. The Initial Premises shall be expanded to include the "Must-Take Space," as that term is defined in Section 1.4.1, below, pursuant to the provisions of this Section 1.4 and this Lease.

            1.4.1 Description of the Must-Take Space. The "MUST-TAKE SPACE," as used in this Lease, consists of the remaining rentable area of the Building other than the Initial Premises containing 13,085 rentable square feet of space located on first (1st) floor of the Building, commonly known as Suite 170, as depicted on EXHIBIT A-1 attached hereto.

            1.4.2 Condition Precedent; Special Reduction of Rent Abatement and Refurbishment Allowance for Samsung Relocation Costs. Landlord and Tenant acknowledge and agree that (i) the Must-Take Space is currently leased to and occupied by Samsung Electronics ("SAMSUNG"), and (ii) Landlord's relocation of Samsung to other space in the 10220 Building (along with the relocation of Samsung's reserved parking spaces located in front of the Building) is a condition precedent to the parties' obligations under this Section 1.4 and the other provisions of this Lease related to the Must-Take Space. Landlord shall use commercially reasonable efforts to enter into a binding agreement with Samsung (or its affiliate or successor) providing for such relocation into the 10220 Building and the relocation of such reserved parking spaces (the "SAMSUNG RELOCATION AGREEMENT"). If Landlord and Samsung (or its affiliate or successor) enter into the Samsung Relocation Agreement within sixty (60) days after the date of execution of this Lease, Landlord shall notify Tenant thereof, and having entered into such Samsung Relocation Agreement, Landlord shall enforce the same including through an unlawful detainer action if necessary. Prior to entering into the Samsung Relocation Agreement, Landlord shall obtain Tenant's prior consent to the amount of the Samsung TI Costs and Samsung Moving Costs to be included in the Samsung Relocation Costs (as such terms are defined below), which consent may be withheld, conditioned or delayed in Tenant's sole and absolute discretion. If Tenant fails to notify Landlord of its consent or reasonable disapproval of such Samsung TI Costs and Samsung Moving Costs within five (5) business days after Landlord's request therefor, Tenant shall be deemed to have disapproved the same. In the event Samsung (or its affiliate or successor) and Landlord do not enter into such Samsung Relocation Agreement within sixty (60) days after the date of execution of this Lease, then (A) this
Section 1.4 and other provisions in this Lease related to the Must-Take Space shall not apply, and (B) Tenant shall be entitled to remain in possession of the Existing 10220 Space (defined in Section 2.2 below), which space, together with certain additional space in the 10220 Building as described in EXHIBIT G attached hereto, shall be added to the Premises hereunder pursuant to an amendment to this Lease (the "SPECIAL AMENDMENT") to be promptly executed by the parties, which Special Amendment shall contain the major terms as set forth in EXHIBIT G attached hereto. If Landlord and Samsung (or its affiliate or successor) enter into the Samsung Relocation Agreement within such 60-day period set forth hereinabove, Landlord shall deduct from the Refurbishment Allowance to be provided by Landlord pursuant to Section 8.4 below (other than from the Discretionary Amount, as defined in Section 8.4 below), an amount equal to the Samsung Relocation Costs (as defined below) incurred or to be incurred by Landlord to relocate Samsung (or its affiliate or successor) to the Samsung Space. For purposes hereof, the "SAMSUNG RELOCATION COSTS" shall mean the sum of, to the extent approved by Tenant: (1) the improvement costs to be paid and/or provided by Landlord to or for the benefit Samsung (or its affiliate or successor) with respect to the Samsung Relocation Space (collectively, the "SAMSUNG TI COSTS"); plus (2) the moving costs to be paid and/or provided by Landlord to or for the benefit Samsung (or its affiliate or successor) in relocating Samsung (or its affiliate or successor) to the Samsung Relocation Space, including, without limitation, the cost of removing Samsung's existing exterior signage located on the Building, and repairing any damage to the Building resulting therefrom, and installing such signage, or its equivalent, onto the exterior of the 10220 Building (collectively, the "SAMSUNG MOVING COSTS"); plus (3) the amount determined by multiplying $354.37 by the number of days (not to exceed ninety (90) days) from the Must-Take Delivery Date until the Must-Take Space Commencement Date.

            1.4.3 Delivery of the Must-Take Space. For purposes hereof, the "MUST-TAKE DELIVERY DATE" shall mean the date that Landlord delivers possession of the Must-Take Space to Tenant following relocation of Samsung therefrom as described in Section 1.4.2 above, clean of debris (and with any Hazardous Materials spills therein, cleaned-up) and free and clear of all prior tenants and their personal property; provided, however, that the Must-Take Delivery Date shall occur no sooner than ninety (90) days after Landlord delivers written notice to Tenant that Landlord has entered into the Samsung Relocation Agreement described in Section 1.4.2 above and specifying the anticipated Must-Take Delivery Date consistent with the Samsung Relocation Agreement. Notwithstanding the foregoing, Landlord shall have no liability to Tenant for any damages or otherwise, and Tenant shall have no right to terminate this Lease, as a result of any delay in delivering possession of the Must-Take Space to Tenant on any particular delivery date designated by Landlord or designated in this Lease for any reason, including, without limitation, any delay caused by the holding over by Samsung of the Must-Take Space; however, if Landlord and Samsung enter into the Samsung Relocation Agreement, Landlord agrees to use commercially reasonable efforts to secure possession of the Must-Take Space from Samsung by the anticipated Must-Take Delivery Date set forth in such notice.

            1.4.4 Must-Take Space Rent; Tenant's Share. Commencing on the "Must-Take Commencement Date" (as defined below), (i) Tenant shall pay Base Rent for the Must-Take Space pursuant to the schedule set forth in Section 8.2 of the Summary, and (ii) Tenant's Share of Direct Expenses shall be increased to one hundred percent (100%), as set forth in Section 9 of the Summary, to take into account the addition of the Must-Take Space to the Premises and the fact that Tenant will be leasing the entire rentable area of the Building upon the Must-Take Commencement Date.

            1.4.5 Must-Take Refurbishment Allowance. Tenant, at its sole cost and expense, shall be solely responsible for constructing and paying for all improvements and alterations for the Must-Take Space, except that Landlord shall make available to Tenant the Must-Take Refurbishment Allowance pursuant to the provisions of Section 8.4 below.

            1.4.6 Must-Take Space Term; Must-Take Space Commencement Date. The lease term for the lease of the Must-Take Space pursuant to this Section 1.4 (the "MUST-TAKE SPACE TERM") and the commencement of Tenant's payment of the Base Rent and Direct Expenses for the Must-Take Space shall commence upon the date (the "MUST-TAKE SPACE COMMENCEMENT DATE") which is the earlier of: (i) the date Tenant commences business operations in the Must-Take Space; or (ii) the date that is ninety (90) days (subject to extension for any Landlord

Delays as provided in Section 8.2 below) after the Must-Take Delivery Date. The Must-Take Space Term shall expire coterminously with the Lease Term for the Initial Premises (as the same may be extended pursuant to the Extension Option Rider attached to this Lease).

            1.4.7 Other Terms. Except as specifically set forth in this Lease, all other terms of this Lease shall apply to the Must-Take Space as of the Must-Take Space Delivery Date. Landlord and Tenant shall execute an amendment to this Lease adding such Must-Take Space to the Premises upon the terms and conditions set forth in this Section 1.4 within fifteen (15) business days of the Must-Take Delivery Date. Within a reasonable period of time after the Must-Take Space Commencement Date occurs, Landlord and Tenant shall execute an additional amendment in the form as set forth in EXHIBIT B, attached hereto, setting forth, among other things, the Must-Take Commencement Date.

        1.5 Machine Shop Space. The parties hereto acknowledge that the Machine Shop Space (as defined below) is currently leased by Landlord to KLA-Tencor ("KLA-TENCOR") pursuant to a lease between Landlord and KLA-Tencor which is scheduled to expire on December 29, 2004, subject to KLA-Tencor's option to extend the term beyond such date pursuant to such existing lease. Subject to the condition precedent that (i) Samsung (or its affiliate or successor) and Landlord enter into the Samsung Relocation Agreement within sixty (60) days after the date of execution of this Lease as described in Section 1.4.2 above, and (ii) KLA-Tencor does not exercise such extension option pursuant to such existing lease, then in addition to the Must-Take Space, the Initial Premises shall be expanded to include the Machine Shop Space, pursuant to the provisions of this Section 1.5 and this Lease. If (A) Landlord and Samsung (or its affiliate or successor) do not enter into the Samsung Relocation Amendment within such 60-day period, or (B) KLA-Tencor exercises such extension option, then the following provisions of this Section 1.5 shall not be applicable.

            1.5.1 Definition of Machine Shop Space. The "MACHINE SHOP SPACE," as used in this Lease, shall mean that certain space containing 4,617 rentable square feet located on first (1st) floor of the 10220 Building, commonly known as the Machine Shop, and depicted on EXHIBIT A-2 attached hereto.

            1.5.2 Delivery of the Machine Shop Space. For purposes hereof, the "MACHINE SHOP DELIVERY DATE" shall mean the date that Landlord delivers possession of the Machine Shop Space to Tenant, which shall occur upon the later of (i) the date Landlord delivers possession of the Machine Shop Space to Tenant as hereinafter provided and (ii) December 29, 2004. The Machine Shop Space shall be delivered to Tenant clean of debris (and with any Hazardous Materials spills therein, cleaned-up) and free and clear of all prior tenants and their personal property; provided, however, that the Machine Shop Delivery Date shall occur no sooner than ninety (90) days after the date Landlord delivers written notice to Tenant that KLA-Tencor has elected not to exercise its option to renew such existing lease with respect to the Machine Shop Space. Notwithstanding the foregoing, Landlord shall have no liability to Tenant for any damages or otherwise, and Tenant shall have no right to terminate this Lease, as a result of any delay in delivering possession of the Machine Shop Space to Tenant on any particular delivery date designated by Landlord or designated in this Lease for any reason, including, without limitation, any delay caused by the holding over by KLA-Tencor of the Machine Shop Space.

            1.5.3 Machine Shop Space Rent; Tenant's Share. Commencing on the "Machine Shop Space Commencement Date" (as defined below), (i) Tenant shall pay Base Rent for the Machine Shop Space (the "MACHINE SHOP SPACE RENT") equal to the same monthly amount per rentable square foot payable for the Initial Premises (pursuant to the schedule set forth in Section 8.1 of the Summary) as of the Machine Shop Commencement Date multiplied by the rentable square feet contained in the Machine Shop Space, and such Machine Shop Space Rent shall increase by the same dollar amount per rentable square foot of Initial Premises and at the same times as the monthly Base Rent increases for the Initial Premises as set forth in Section 8.1 of the Summary, and (ii) Tenant shall pay Tenant's prorata share of Direct Expenses for the Machine Shop Space, which prorata share shall be equal to 22.47% (i.e., 4,617 rentable square FEET with the Machine Shop Space / 20,543 rentable square feet within the 10220 Building) with respect to Direct Expenses for the 10220 Building.

            1.5.4 Machine Shop Refurbishment Allowance. Tenant, at its sole cost and expense, shall be solely responsible for constructing and paying for all improvements and alterations for the Machine Shop Space, except that Landlord shall make available to Tenant the Machine Shop Refurbishment Allowance pursuant to the provisions of Section 8.4 below.

            1.5.5 Machine Shop Space Term; Machine Shop Space Commencement Date. The lease term for the lease of the Machine Shop Space (the "MACHINE SHOP SPACE TERM") and the commencement of Tenant's payment of the Base Rent and Direct Expenses for the Machine Shop Space shall commence upon the date (the "MACHINE SHOP SPACE COMMENCEMENT DATE") which is the earlier of: (i) the date Tenant commences business operations in the Machine Shop Space; or (ii) the date that is ninety (90) days (subject to extension for any Landlord Delays as provided in Section 8.2 below) after the Machine Shop Delivery Date. The Machine Shop Space Term shall expire coterminously with the Lease Term for the Initial Premises (as the same may be extended pursuant to the Extension Option Rider attached to this Lease).

            1.5.6 Other Terms. During the Machine Shop Space Term, Tenant shall have the right to use with respect to Machine Shop Space up to thirteen (13) parking spaces in accordance with the terms and provisions of Article 23 below. Except as specifically set forth in this Lease, all other terms of this Lease shall apply to the Machine Shop Space as of the Machine Shop Space Delivery Date. Landlord and Tenant shall execute an amendment to this Lease adding the Machine Shop Space to the Premises upon the terms and conditions set forth in this Section 1.5 within fifteen (15) business days of the Machine Shop Delivery Date. Within a reasonable period of time after the Machine Shop Space Commencement Date occurs, Landlord and Tenant shall execute an additional amendment in the form as set forth in EXHIBIT B attached hereto, setting forth, among other things, the Machine Shop Commencement Date.

        1.6 Right of First Offer. During the period of time (the "FIRST OFFER PERIOD") commencing as of the date of execution of this Lease and continuing until the last day of the fifty-second (52nd) month of the initial Lease Term, Tenant shall have the right to lease any space located in the 10220 Building and the 10260 Building, and the Must-Take Space if Landlord and Tenant do not enter into the Samsung Relocation Agreement therefor within sixty (60) days after the date of execution of this Lease (each space is hereinafter referred to as the "FIRST OFFER SPACE"), when such space becomes available for lease as provided hereinbelow; provided, however, that if Landlord delivers to Tenant a First Offer Notice (as defined below) which provides that the First Offer Space Commencement Date (as defined below) for the First Offer Space described therein is scheduled to occur during the last eighteen (18) months of the initial Lease Term, Tenant shall not have such right to lease such space unless Tenant concurrently delivers to Landlord with Tenant's Election Notice (as defined below) Tenant's Exercise Notice (as defined in the Extension Option Rider attached to this Lease) exercising the extension option contained in the Extension Option Rider.

            1.6.1 Superior Rights. Notwithstanding the foregoing:

                  (i) for any First Offer Space which is subject to a lease to a third party tenant other than Tenant existing as of the date of this Lease (each, as it exists as of the date hereof, an "EXISTING TENANT LEASE"), Tenant's right herein to lease the applicable First Offer Space shall commence only following the expiration or earlier termination of the applicable Existing Tenant Lease, including any renewal of such Existing Tenant Lease(s), but only if the tenant under the Existing Tenant Lease(s) is entitled to such renewal pursuant to an express provision in such Existing Tenant Lease(s) or any modification of any such express renewal provision that may be agreed upon by Landlord and such party (so long as such modification does not include the lease of any additional expansion space not covered by the express renewal provisions in such Existing Tenant Lease(s) or provide for a longer renewal term than originally provided in such express renewal provisions);

                  (ii) for First Offer Space located in the 10220 Building which is not currently leased under an Existing Tenant Lease and which Landlord intends to lease to Samsung (or its affiliate or successor) as part of the Samsung Relocation Agreement described in Section 1.4.2 above, Tenant's right to lease such First Offer Space shall commence only following the failure of the condition precedent to Tenant's obligation to lease the Must-Take Space as set forth in Section 1.4.2 above (i.e., Landlord's failure to enter into the Samsung Relocation Agreement within the 60-day period described therein);

                  (iii) for First Offer Space located in the 10220 Building which is leased to Samsung (or its affiliate or successor) pursuant to the Samsung Relocation Agreement in fulfillment of the condition precedent to Tenant's obligation to lease the Must-Take Space as set forth in Section 1.4.2 above (such lease to Samsung of such First Offer Space is hereinafter referred to as the "SAMSUNG LEASE"), such right of Tenant to lease such First Offer Space shall commence only following the expiration or earlier termination of the Samsung Lease, including any renewal or extension of such Samsung Lease, but only if Samsung (or its affiliate or successor) is entitled to such renewal pursuant to an express provision in the Samsung Lease or any modification of any such express renewal provision that may be agreed upon by Landlord and such party (so long as such modification does not include the lease of any additional expansion space not covered by the express renewal provisions in the Samsung Lease or provide for a longer renewal term than originally provided in such express renewal provisions); and

                  (iv) such right of first offer shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights currently set forth in such Existing Tenant Leases.

The rights described in items (i), (ii), (iii) and (iv) above shall be known collectively as "SUPERIOR RIGHTS". Tenant's right to lease any First Offer Space shall be on the terms and conditions set forth in this Section 1.6. Landlord represents that subject to such modifications thereof described in clause (i) above, the only Superior Rights described in clauses (i) and (iv) hereinabove are those set forth in the Existing Tenant Leases as listed on EXHIBIT J attached hereto and made part hereof, as such Superior Rights with respect to the express renewal provisions described in clause (i) hereinabove may be modified as provided therein.

            1.6.2 Procedure for Offer. With respect to the first time Landlord receives during the First Offer Period a bona fide proposal from a third party unrelated to Landlord to lease all or any portion of the First Offer Space (other than a proposal by Samsung, or its affiliate or successor, to lease any space in the 10220 Building which is or may be part of the Samsung Relocation Agreement), which proposal Landlord would accept or submit a counter proposal thereto and which proposal is the second writing received by Landlord from such third party expressing an interest in such First Offer Space or portion thereof (such third-party bona fide proposal which Landlord would accept, or the counter-proposal which Landlord would submit to such third party in response thereto, shall be referred to herein as the "THIRD PARTY OFFER"), then prior to the date that Landlord accepts or submits such Third Party Offer to such third-party, but subject to the Superior Rights set forth hereinabove, Landlord shall give Tenant written notice, together with a copy of the Third Party Offer (the "FIRST OFFER NOTICE") that the applicable portion of the First Offer Space identified in such third-party proposal is then available for lease by Tenant. Any such First Offer Notice delivered by Landlord in accordance with the provisions of this Section 1.6.2 shall set forth the terms upon which Landlord would lease the First Offer Space to Tenant, including, without limitation, the following (collectively, the "TERMS"), which Terms shall be (i) the same as the rental rate and other economic terms for such First Offer Space as set forth in the Third Party Offer (other than (x) the length of the term of the lease of such First Offer Space, which shall be the First Offer Space Term as set forth in Section 1.6.6 below, and to the extent the length of the proposed lease term in the Third Party Offer is different than the First Offer Space Term as set forth in Section 1.6.6, Landlord shall make a corresponding adjustment, in the First Offer Notice, to the Terms as necessary so that the same effective rental rate and other economic terms thereof will be applicable to and spread out over such different First Offer Space Term, (y) the number of parking spaces available for Tenant's use with respect to the First Offer Space [which shall be determined pursuant to Section 1.6.7 below], or (ii) if the applicable First Offer Space Commencement Date specified by Landlord in Landlord's First Offer

Notice is scheduled to occur prior to the first (1st) anniversary of the Lease Commencement Date as set forth in Landlord's First Offer Notice, the First Offer Space Rent and refurbishment allowance for such First Offer Space, to be specified in the First Offer Notice and included as part of the Terms, shall not be determined based upon the amounts therefor set forth in the Third Party Offer, but instead shall be the amounts therefor as set forth in Sections 1:6.4.1 and 1.6.5(i) below: (A) the rentable square feet of such First Offer Space (which shall be determined by Landlord pursuant to the BOMA Measurement Standard set forth in Section 1.3 above); (B) the anticipated date upon which the First Offer Space will be delivered to Tenant; (C) the First Offer Space Rent (as defined in and determined pursuant to Section 1.6.4 below); (D) any refurbishment allowance for such First Offer Space (as determined pursuant to Section 1.6.5 below); (E) the First Offer Space Commencement Date and the First Offer Space Term for such First Offer Space (as defined in and determined pursuant to Section 1.6.6 below); and (F) the number of parking spaces available for Tenant's use with respect to the First Offer Space (as determined pursuant to Section 1.6.7 below).

            1.6.3 Procedure for Acceptance. On or before the date which is five
(5) business days after Tenant's receipt of Landlord's First Offer Notice (the "ELECTION DATE"), Tenant shall deliver written notice to Landlord ("TENANT'S ELECTION NOTICE") pursuant to which Tenant shall have the right to elect one of the following options:

                1.6.3.1 Lease the entire First Offer Space described in the First Offer Notice upon the Terms set forth in the First Offer Notice; or

                1.6.3.2 If the applicable First Offer Space Commencement Date specified by Landlord in Landlord's First Offer Notice is scheduled to occur after the first (1st) anniversary of the Lease Commencement Date as set forth in Landlord's First Offer Notice, lease the entire First Offer Space described in the First Offer Notice upon the Terms set forth in the First Offer Notice, except that Tenant may concurrently object in Tenant's Election Notice to the First Offer Space Rent for the First Offer Space set forth in the First Offer Notice, in which case such First Offer Space Rent shall be deemed to be the Fair Market Rental Rate for such First Offer Space for the First Offer Space Term therefor as defined and determined pursuant to the applicable provisions of the Extension Option Rider; or

                1.6.3.3 If the applicable First Offer Space Commencement Date specified by Landlord in Landlord's First Offer Notice is scheduled to occur after the first (1st) anniversary of the Lease Commencement Date as set forth in Landlord's First Offer Notice, refuse to lease the entire First Offer Space described in the First Offer Notice based solely upon Tenant's objection to the Terms specified in the First Offer Notice, in which event Tenant shall also specify in Tenant's Election Notice revised Terms upon which Tenant would be willing to lease from Landlord all, but not less than all, of such First Offer Space identified in the First Offer Notice, provided that the First Offer Space Term and the number of parking spaces available for Tenant's use with respect to the First Offer Space contained in the First Offer Notice shall not be revised by Tenant (collectively, "TENANT'S PROPOSED TERMS"). If Tenant timely gives Landlord notice pursuant to this Section 1.6.3.3, then within five (5) business days after Landlord's receipt of Tenant's Election Notice together with Tenant's Proposed Terms, Landlord shall deliver to Tenant written notice ("LANDLORD'S RESPONSE NOTICE") pursuant to which Landlord shall elect either to: (i) lease the entire First Offer Space to Tenant upon Tenant's Proposed Terms, and the same non-economic terms set forth in this Lease; or (ii) lease all or a portion of the First Offer Space (provided such portion is not less than eighty percent [80%] of the rentable square feet of the First Offer Space identified in Landlord's First Offer Notice) to any third party within six (6) months after Landlord's receipt of Tenant's Election Notice pursuant to this Section 1.6.3.3, upon terms (other than the length of lease term) which are not more favorable to such third party than Tenant's Proposed Terms. Landlord's failure to give Landlord's Response Notice within such five (5) business day period shall be deemed Landlord's election of the option in clause (ii) hereinabove). If at any time within such 6-month period Landlord desires to lease all or any portion of such First Offer Space to any third party upon terms (other than the length of lease term) which either (A) are more favorable to such third party than Tenant's Proposed Terms, or (B) pertains to less than eighty percent (80%) of the rentable square feet of the First Offer Space identified in Landlord's First Offer Notice (such reduced portion of such First Offer Space shall be referred to herein as the "REDUCED FIRST OFFER SPACE"), then prior to leasing such applicable space to such third party, Landlord shall submit to Tenant a new First Offer Notice with respect to such applicable space containing either such more favorable terms or the Terms for such Reduced First Offer Space, as the case may be, and the procedures of this Section 1.6.3 shall again apply following Tenant's receipt of such new First Offer Notice, except that in the event that the new First Offer Notice pertains to such more favorable terms pursuant to clause (A) hereinabove, Tenant shall only have the options in Sections 1.6.3.1 and 1.6.3.4 hereof (and not in Sections 1.6.3.2 or 1.6.3.3 hereof) with respect to such new First Offer Notice; or

                1.6.3.4 Refuse to lease the entire First Offer Space described in the First Offer Notice, specifying that Tenant is not interested in exercising its right of first offer for such First Offer Space, in which event Landlord shall have the right for a period of six (6) months thereafter to lease all or any portion of the First Offer Space described in Landlord's First Offer Notice on any terms Landlord desires to any third party.

Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right to lease the First Offer Space, if at all, with respect to all of the First Offer Space described in any First Offer Notice delivered by Landlord to Tenant, and Tenant may not elect to lease only a portion thereof. If Tenant does not elect any of the foregoing options in Tenant's Election Notice delivered to Landlord by the Election Date, Tenant shall be deemed to have elected the option described in Section 1.6.3.4 above. If Tenant elects the option in Section 1.6.3.3 above, and as a result Landlord elected or is deemed to have elected the option in clause (ii) of Section 1.6.3.3, or if Tenant elects or is deemed to have elected the option in Section 1.6.3.4 above, and if Landlord does not lease all or any portion of the First Offer Space identified in the First Offer Notice to any party within (6) months after the date

Tenant elects or is deemed to have elected such applicable option, then Landlord shall submit to Tenant a new First Offer Notice with respect to any such unleased First Offer Space prior to the first time after such 6-month period that Landlord intends to accept from or submit to a third party a Third Party Offer to lease all or any portion of such unleased First Offer Space, in which event the foregoing procedures of this Section 1.6.3 shall again apply following Tenant's receipt of such new First Offer Notice.

With respect to the First Offer Space located in the 10260 Building which is leased to KLA-Tencor as of the date hereof, which space consists of the entire rentable square feet of the 10260 Building, containing a total of 36,985 rentable square feet, as depicted on EXHIBIT A-3 attached hereto (the "10260 SPACE"), Tenant shall include in Tenant's Election Notice the following financial information and materials (collectively, the "FINANCIAL DOCUMENTS"): if Tenant is a publicly-traded company, then the most recent audited balance sheet filed with the Securities and Exchange Commission; otherwise an audited balance sheet as of the end of the most recent quarter of the then-current fiscal year of Tenant (or, if the first quarter in such fiscal year has not expired, the last quarter of the previous fiscal year), prepared by a national firm of certified public accountants (reasonably acceptable to Landlord) in accordance with generally accepted accounting principles consistently applied.

                  1.6.4 First Offer Space Rent. The monthly Rent payable by Tenant for any First Offer Space leased by Tenant hereunder, including Base Rent and Additional Rent payable therefor and the parking charges, if any, for the parking spaces available for Tenant's use with respect to such First Offer Space as described in Section 1.6.7 below (the "FIRST OFFER SPACE RENT"), shall be determined as follows:

                      1.6.4.1 In the event the applicable First Offer Space Commencement Date specified by Landlord in Landlord's First Offer Notice is scheduled to occur prior to the first (1st) anniversary of the Lease Commencement Date as set forth in Landlord's First Offer Notice, (i) the Base Rent component of the First Offer Space Rent payable by Tenant for the First Offer Space leased by Tenant shall initially be equal to the product of $1.447 multiplied by the rentable square feet contained in the First Offer Space, (ii) Tenant shall pay Additional Rent for such the First Offer Space pursuant to the applicable provisions of this Lease (with Tenant's Share of Direct Expenses for such the First Offer Space calculated by dividing the number of rentable square feet of such First Offer Space by the total rentable square feet in the building in which such space is located, and stating such amount as a percentage), (iii) the refurbishment allowance for the First Offer Space shall be as set forth in
Section 1.6.5(i) below, and (iv) Tenant shall not be obligated to pay any parking charges for the parking spaces used by Tenant for such the First Offer Space during the initial First Offer Space Term. Such Base Rent component of the First Offer Space Rent set forth in clause (i) hereinabove shall increase by the same dollar amount per rentable square foot of First Offer Space and at the same times as the Base Rent increases for the Initial Premises as set forth in
Section 8:1 of the Summary. There shall be no abatement of the First Offer Space Rent, and the abatement provisions of Section 3.2 below shall not apply with respect to any First Offer Space.

                      1.6.4.2 In the event that the applicable First Offer Space Commencement Date specified by Landlord in Landlord's First Offer Notice is scheduled to occur after the first (1st) anniversary of the Lease Commencement Date as set forth in Landlord's First Offer Notice, the First Offer Space Rent payable by Tenant for the First Offer Space leased by Tenant shall be as determined pursuant to Section 1.6.3 above (i.e., upon the Terms set forth in the First Offer Notice if Tenant elects the option in Section 1.6.3.1 above, at the Fair Market Rental Rate for such First Offer Space if Tenant elects the option in Section 1.6.3.2 above, or upon Tenant's Proposed Terms if Tenant elects the option in Section 1.6.3.3 above and Landlord elects the option in clause (i) of Section 1.6.3.3 above),and the abatement provisions of Section 3.2 below shall not apply with respect to any First Offer Space.

                  1.6.5 Construction In First Offer Space. If Tenant leases any First Offer Space pursuant to the terms of this Section 1.6, Landlord shall deliver such First Offer Space to Tenant clean of debris (and with any Hazardous Materials spills therein, cleaned-up) and free and clear of all prior tenants and their personal property, and otherwise in the condition described in Section
1.2 above. Except as set forth in Section 1.2 above, Landlord shall not be obligated to provide or pay for any improvements, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the First Offer Space, and the Refurbishment Allowance set forth in Section 8.4 of this Lease shall not apply to any First Offer Space leased by Tenant hereunder; provided, however: (i) in the event the First Offer Space Rent for such First Offer Space shall be as set forth in Section 1.6.4.1 above, Landlord shall provide Tenant a refurbishment allowance for the First Offer Space leased by Tenant in the amount equal to the product of $15.00 per rentable square feet of such First Offer Space multiplied by a fraction, the numerator of which is equal to the number of months from the First Offer Space Commencement Date through the end of the initial Lease Term (as may be extended through the Special Extension Date pursuant to clause (B) of Section 1.6.6 below if the First Offer Space Commencement Date for such First Offer Space occurs during the last thirty-six
(36) months of the initial Lease Term as set forth therein), and the denominator of which is equal to sixty-four (64); and (ii) in the event the First Offer Space Rent for such First Offer Space shall be determined pursuant to Section 1.6.4.2 above, Landlord shall provide Tenant a refurbishment allowance for the First Offer Space leased by Tenant in the amount, if any, as determined as part of the Terms set forth in the First Offer Notice if Tenant elects the option in Section 1.6.3.1 above, at the Fair Market Rental Rate for such First Offer Space if Tenant elects the option in Section 1.6.3.2 above, or upon Tenant's Proposed Terms if Tenant elects the option in Section 1.6.3.3 above and Landlord elects the option in clause (i) of Section 1.6.3.3 above. Any such refurbishment allowance shall be disbursed by Landlord pursuant to provisions similar to Section. 8.4 of this Lease.

                  1.6.6 First Offer Space Term; First Offer Space Commencement Date. The lease term for any First Offer Space (the "FIRST OFFER SPACE TERM") leased by Tenant hereunder and the commencement of Tenant's payment of the First Offer Space Rent for such First Offer Space (the "FIRST OFFER SPACE COMMENCEMENT DATE") shall commence upon the earlier of (i) the date Tenant commences business operations in such First Offer Space, or (ii) the date that is ninety (90) days (subject to any extension for any Landlord Delay as provided in Section 8.2 below) after Landlord's delivery of such First Offer Space to Tenant, and shall expire coterminously with the initial Lease Term for the Premises (as the same may be extended pursuant to the Extension Option Rider). Notwithstanding the foregoing, if (A) the First Offer Space leased by Tenant pertains to either (1) all of the rentable space in the 10220 Building or (2) all of the 10260 Space, and (B) the First Offer Space Commencement Date occurs during the last thirty-six (36) months of the initial Lease Term for the Premises, and such initial Lease Term has not already been extended pursuant to Section 1.6 above or the Extension Option Rider, one of the following shall occur, at Tenant's election, by written notice delivered by Tenant to Landlord in Tenant's Election Notice (if Tenant fails to make such election, Tenant shall be deemed to have elected the option in clause
(x) hereinbelow: (x) the First Offer Space Term shall be expire on the date (the "SPECIAL EXTENSION DATE") that is thirty-six (36) months after the First Offer Space Commencement Date, and the initial Lease Term for the Premises shall also be correspondingly extended to such Special Extension Date (in which event the annual Base Rent payable for the Premises during such extension period shall be equal to the greater of (a) the product of 1.03 multiplied by the annual Base Rent payable for the Premises during the last year of the initial Lease Term immediately preceding such extension, which amount shall be subject to three percent (3%) annual increases thereafter during such extension period, and (b) the same dollar amount per rentable square foot as payable for such First Offer Space during such extension period, subject to increases at the same times and at the same dollar amount per rentable square foot as the Base Rent increases for such First Offer Space during such extension period); or (y) the initial Lease Term for the entire Premises (including such First Offer Space) shall be extended for the Option Term pursuant to the Extension Option Rider as if Tenant had exercised its option therein, and as a result, the First Offer Space Term shall be for the unexpired portion of the initial Lease Term remaining as of the First Offer Space Commencement Date as so extended by the Option Term.

                  1.6.7 Parking. During the applicable First Offer Space Term for any First Offer Space leased by Tenant pursuant to the provisions of this
Section 1.6, Tenant shall have the right to use up to the following number of unreserved parking spaces located in the Parking Facilities: (i) if the applicable First Offer Space leased by Tenant is located in the 10220 Building, Tenant shall be entitled to up to 3.08 unreserved parking spaces per 1,000 rentable square feet of the applicable First Offer Space, (ii) if the applicable First Offer Space leased by Tenant is located in the 10260 Building, Tenant shall be entitled to up to 2.89 unreserved parking spaces per 1,000 rentable square feet of the applicable First Offer Space, and (iii) if the applicable First Offer Space leased by Tenant is the Must-Take Space, Tenant shall be entitled to the number of unreserved parking spaces set forth in Section 11 of the Summary for the Must-Take Space. Tenant shall pay to Landlord for such parking spaces so used by Tenant for the applicable First Offer Space, the parking charges, if any, as determined as part of the First Offer Space Rent payable by Tenant as provided in Section 1.6.4 above (which shall be free during the initial First Offer Space Term if the applicable First Offer Space Commencement Date specified by Landlord in Landlord's First Offer Notice is scheduled to occur prior to the first (1st) anniversary of the Lease Commencement Date as set forth in Landlord's First Offer Notice.

                  1.6.8 Amendment to Lease. If Tenant leases any First Offer Space pursuant to this Section 1.6, Landlord and Tenant shall promptly execute an amendment to this Lease covering the First Offer Space and the lease terms thereof.

                  1.6.9 Termination of Right of First Offer. At Landlord's option, in addition to Landlord's other remedies set forth in this Lease, Tenant shall not have the right to lease the applicable First Offer Space, as provided in this Section 1.6, if, as of the date of the attempted exercise of such right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in monetary or material non-monetary default under this Lease after the expiration of any applicable notice and cure period. In addition, at Landlord's option, Tenant shall not have the right to lease any applicable First Offer Space which contains all of the 10260 Space (as defined above) if, as of the date of the attempted exercise of such right, (i) Tenant's net shareholder equity for the most recent quarter of the then-current fiscal year of Tenant (or, if the first quarter in such fiscal year has not expired, the last quarter of the previous fiscal year) is less than $25,000,000.00, and/or (ii) Tenant fails to deliver to Landlord the Financial Documents described above evidencing that Tenant's net shareholder equity for such period is at least $25,000,000.00, unless at the time of Tenant's attempted exercise of such right, Tenant covenants to deliver to Landlord additional security in the form of a cash security deposit or irrevocable letter of credit in such amount as reasonably determined is necessary to secure the performance of Tenant's obligations under this Lease, including with respect to such First Offer Space and to make up for such failure of Tenant to satisfy the minimum $25,000,000.00 net shareholder equity test set forth hereinabove. Further, the rights contained in this Section 1.6 are personal to the original Tenant executing this Lease (the "ORIGINAL TENANT"), and any Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to Section 14.7 below, and may only be exercised by the Original Tenant or such Affiliate assignee, as the case may be (but not by any sublessee or other assignee or transferee of Tenant's interest in the Lease) if the Original Tenant, or such Affiliate assignee, as the case may be, has not assigned this Lease or subleased more than forty (40%) of the rentable square feet of the Premises then leased under this Lease as of the date the Original Tenant, or such Affiliate assignee, as the case may be, delivers Tenant's Election Notice to Landlord.

                                    ARTICLE 2

                                   LEASE TERM

           2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease ,with respect to the Initial Premises (the "INITIAL PREMISES LEASE Term") shall be as set forth in
Section 7.1 of the Summary and shall commence on the date (the "LEASE COMMENCEMENT DATE") set forth in Section 7.2 of the Summary and shall terminate on the date (the "LEASE EXPIRATION DATE") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. The term of this Lease for the Must-Take Space i.e., the Must-Take Space Term) shall commence on the Must-Take Commencement Date and terminate on the Lease Expiration Date, unless this Lease is sooner terminated. If applicable, the term of this Lease for the Machine Shop Space (i.e., the Machine Shop Space Term) shall commence on the Machine Shop Commencement Date and terminate on the Lease Expiration Date (as may be extended pursuant to the Extension Option Rider attached to this Lease), unless this

Lease is sooner terminated. For purposes of this Lease, the term "LEASE TERM" shall mean the Initial Lease Term, the Must-Take Space Term and Machine Shop Space Term, as applicable, and the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the applicable Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date.

           2.2 Termination of Existing Leases. Tenant is currently leasing and in possession of a portion of the Initial Premises pursuant to: (i) that certain Lease Agreement dated as of June 21, 1999 between Landlord and Tenant (formerly known as NetPartners Internet Solutions, Inc., a Delaware corporation), as amended by that certain First Amendment to Lease Agreement dated as of August
2, 1999 between Landlord and Tenant, and that certain Second Amendment to Lease Agreement dated as of October 10, 2001 between Landlord and Tenant (collectively, the "FIRST EXISTING LEASE"); and (ii) that certain Lease Agreement dated as of February 12, 2000 between Landlord and Tenant, as amended by that certain First Amendment to Lease Agreement dated as of June 2, 2000 between Landlord and Tenant, that certain Second Amendment to Lease Agreement dated as of June 27, 2000 between Landlord and Tenant, and that certain Third Amendment to Lease Agreement dated as of January 16, 2001 between Landlord and Tenant (collectively, the "SECOND EXISTING LEASE"; the First Existing Lease and Second Existing Lease are collectively, the "EXISTING LEASES"). Pursuant to the First Existing Lease, Tenant is also leasing certain space in the 10220 Building as more particularly described in the First Existing Lease (the "EXISTING 10220 SPACE"). Landlord and Tenant hereby acknowledge and agree that: (A) the First Existing Lease shall expire in accordance with its terms at the end of August 31, 2002 or such earlier date with respect to the Existing 10220 Space as set forth in this Section 2.2 below; and (B) notwithstanding the Second Existing Lease to the contrary which is scheduled to expire on August 31, 2003, the Second Existing Lease shall terminate early at the end of August 31, 2002, and neither party shall have any further obligations under the Second Existing Lease arising from and after the date of such termination, except those obligations which expressly survive such termination. Notwithstanding such expiration of the First Existing Lease and early termination of the Second Existing Lease, Tenant shall remain in possession of the Initial Premises pursuant to the terms of this Lease, and Landlord shall retain the security deposit currently held by Landlord under the First Existing Lease in the amount of $54,462.00 and the security deposit currently held by Landlord under the Second Existing Lease in the amount of $12,813.00 (collectively, the "EXISTING SECURITY DEPOSIT") as part of the Security Deposit to be provided by Tenant for this Lease as set forth in Article 20 below, and notwithstanding anything in the First Existing Lease or Second Existing Lease to the contrary, Landlord shall not be obligated to return the Existing Security Deposit to Tenant as otherwise provided therein. Notwithstanding the foregoing, in the event of termination of either the First Existing Lease or Second Existing Lease, as applicable, Landlord shall surrender for cancellation any letter of credit serving as security under the First Existing Lease or Second Existing Lease, as applicable.

With respect to the Existing 10220 Space, if Landlord and Samsung (or its affiliate or successor) enter into the Samsung Relocation Agreement within the 60-day period set forth in Section 1.4.2 above, the First Existing Lease relating thereto shall terminate as of the date (the "EARLY 10220 SPACE TERMINATION DATE") which is forty-five (45) days after Landlord notifies Tenant that Landlord has entered into the Samsung Relocation Agreement, and Tenant shall surrender exclusive possession of the Existing 10220 Space to Landlord, in the condition required in Section 10.2 of the First Existing Lease, on or before the Early 10220 Space Termination Date and if Tenant fails to do so, Tenant shall be in holdover of the Existing 10220 Space and the holdover provisions of the First Existing Lease shall apply.

                                    ARTICLE 3

                                    BASE RENT

           3.1 Base Rent. Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the applicable Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly provided in this Lease. If any rental payment date (including the Lease Commencement Date, the Must-Take Commencement Date, the Machine Shop Space Commencement Date, and any First Offer Space Commencement Date, as the case may be) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

           3.2 Abatement of Base Rent. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, but subject to the provisions of Section 1.4.2 above, Landlord hereby agrees to abate Tenant's obligation to pay Tenant's monthly Base Rent for the Initial Premises and the Must-Take Space for the following periods: (i) with respect to the Initial Premises, such abatement period shall be the first four (4) full months of the initial Lease Term (i.e., from September 1, 2002 through December 31, 2002); and (ii) with respect to the Must-Take Space, such abatement period shall be the first four (4) full months of the initial Lease Term following the Must-Take Space Commencement Date; provided, however, if the Must-Take Space Commencement Date occurs after September 1, 2002, such abatement period shall be decreased to equal the time period determined by multiplying four (4) months by the fraction, the numerator of which is equal to the number of months (or partial months) during the period from the Must-Take Space Commencement Date through December 31, 2007, and the denominator of which is sixty-four (64) (such abatement period shall commence as of the Must-Take Space Commencement Date. During the applicable abatement period described above, Tenant shall remain responsible for the payment of all of its other monetary obligations under this

Lease, including, without limitation, Tenant's obligation to pay Direct Expenses as provided in Article 4 below. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 19 of this Lease, then as a part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the Base Rent abated pursuant to the foregoing provisions of this Section 3.2.

                                    ARTICLE 4

                                 ADDITIONAL RENT

        4.1 Additional Rent. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay to Landlord, as additional rent, Tenant's Share (as such term is defined below) of the annual Direct Expenses allocated to the Building pursuant to Section 4.3.4 below. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article
6), shall be hereinafter collectively referred to as the "ADDITIONAL RENT." The Base Rent and Additional Rent are herein collectively referred to as the "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 and which accrues during the Lease Term shall survive the expiration of the Lease Term.

        4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

            4.2.1 "CALENDAR YEAR" shall mean each calendar year in which any portion of the applicable Lease Term falls, through and including the calendar year in which the applicable Lease Term expires.

            4.2.2 "DIRECT EXPENSES" shall mean, collectively, the Operating Expenses plus the Tax Expenses.

            4.2.3 "EXPENSE YEAR" shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

            4.2.4 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other "Systems and Equipment" (as defined in Section 4.2.5 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) all actual charges for utilities for the Buildings and the Project which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC and other utilities (but excluding the cost of electricity consumed in the Premises and the premises of other tenants of the Building and the Other Buildings, since Tenant is separately paying for the cost of electricity consumed in the Premises pursuant to Section 6.1.2 below), as well as related fees, assessments and surcharges; (iii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any government mandated transportation system management program or similar program;
(iv) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property; (v) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Real Property; (vi) the cost of parking area repair, restoration, and maintenance; (vii) any equipment rental agreements or management agreements, including the cost of any management fee, provided, however, the management fee shall not exceed the greater of (A) three percent (3%) of the gross revenues (excluding unapplied security deposits and unearned prepaid rent) of the Real Property, or (B) the management fees (charged on a percentage of gross revenues basis) reasonably and customarily paid to independent third party management companies by landlords of comparable first-class office/R&D building projects located in the vicinity of the Real Property (collectively, the "COMPARABLE BUILDINGS"), as reasonably determined by Landlord; (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Real Property; (x) the cost of janitorial service, alarm and security service, if any, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) annual amortization (including interest on the unamortized cost at the Amortization Interest Rate, as defined below) of the cost of acquiring, or the rental expense of renting, personal property used in the maintenance, operation and repair of the Real Property; and (xii) annual amortization (including interest on the unamortized cost at the Amortization Interest Rate) of the cost of any capital alterations, capital additions, capital repairs and capital improvements (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, but only to the extent of the cost savings reasonably anticipated by Landlord to result therefrom, (B) made to the Real Property after the Lease Commencement Date that are required under any applicable Laws (as defined below) or amendment thereof not in effect on the Lease Commencement Date, or (C) which are reasonably determined by Landlord to be reasonably required to maintain the functional character of the Real Property as a first-class office/R&D building project (except that in no event shall the amortized amount of the cost which Landlord may include in Operating Expenses pursuant to this Section 4.2.4(xii)(C) exceed $25,000.00 in any particular Expense Year); all such costs described in this Section 4.2.4(xii) and the amortization of any other capital expenditures under this Section 4.2.4 shall be amortized over the useful life of the particular capital item in question as Landlord shall reasonably determine in accordance with standard real estate management and accounting practices consistently applied by Landlord. As used herein, the "AMORTIZATION INTEREST RATE" shall mean a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its reference rate, plus two percent (2%) per annum.

        If the Buildings are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Buildings been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

        Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses among the Building and the Other Buildings and/or among different tenants of the Project (the "COST POOLS"). Such Cost Pools may include an allocation of certain Direct Expenses within or under covenants, conditions and restrictions affecting the Real Property. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Direct Expenses and/or the provision of various services and amenities thereto, including allocation of Direct Expenses in any such Cost Pools.

        Notwithstanding the foregoing, Operating Expenses shall not, however, include:

            (A) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants or occupants improvements made for other tenants or occupants of the Real Property or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other tenants or occupants of the Real Property;

            (B) costs of a capital nature for the Real Property, except as specifically set forth in subclauses (xi) and (xii) hereinabove and subclause
(K) hereinbelow;

            (C) interest and principal payments, points and fees, on mortgages or deeds of trust or other debt for borrowed money (except for interest as described in subclauses (xi) and (xii) hereinabove);

            (D) costs of utilities, repairs and maintenance reimbursed by any other party;

            (E) marketing costs including any sale/transfer/leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, agreements, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with sale/transfer/lease, sublease and/or assignment negotiations and transactions with present or prospective purchasers, tenants or other occupants of the Real Property, including relocation of any tenant;

            (F) attorneys' fees and other costs incurred in attempting to collect rent or evict tenants for nonpayment of rent or otherwise incurred in connection with disputes with tenants, management agents, transferees or mortgagees;

            (G) depreciation, amortization and interest payments, (except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard real estate accounting practices, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life);

            (H) costs, including penalties, fines and associated legal expenses, incurred due to the violation by Landlord or any other tenant of the Real Property of applicable Laws, that would not have been incurred but for any such violations by Landlord or any tenant of the Real Property;

            (I) general overhead and general administrative expenses, and advertising and promotional expenses incurred in leasing the Real Property;

            (J) ground rental payments;

            (K) rentals and other related expenses incurred in leasing systems, equipment and other items which are ordinarily considered capital items and which, if purchased rather than rented, would constitute a capital cost which is specifically excluded in Subsection (B) hereinabove, except for (1) costs of equipment not affixed to the Building which is used in providing janitorial or similar services, (2) expenses in connection with making repairs on or keeping the Systems and Equipment in operation while repairs are being made, and (3) in the event of an emergency;

            (L) costs incurred by Landlord for the repair of damage to the Real Property or any portion thereof, to the extent that Landlord is reimbursed by insurance proceeds;

            (M) expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Real Property free of charge;

            (N) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease or other occupancy of space in the Buildings;

            (O) costs of correcting defects in the original construction of the Buildings;

            (P) tax or utility penalties or fees incurred as a result of Landlord's failure to make payments when due or to file any income tax or informational returns when due;

            (Q) costs arising from Landlord's charitable or political contributions;

            (R) costs for acquisition of sculpture, paintings or other objects of art, except for the cost of acquiring any governmentally mandated art objects (but only to the extent of the minimum amount required to comply with such government mandate);

            (S) payments in connection with overhead or profit to subsidiaries or affiliates of Landlord as a result of a noncompetitive selection process for providing management or other services in or to the Real Property, or for supplies or other materials to be provided to the Real Property, to the extent that the costs of such services, supplies or materials shall exceed the costs that would have been provided by parties unaffiliated with Landlord on a competitive basis;

            (T) costs arising from the presence of Hazardous Materials in or about the Building or the Real Property (including, without limitation, Hazardous Materials in the ground water or soil) to the extent such Hazardous Materials are (i) in existence as of the Lease Commencement Date and in violation of applicable Laws, in effect as of the Lease Commencement Date, or
(ii) introduced after the Lease Commencement Date in violation of applicable Laws in effect as of the date of introduction;

            (U) advertising and promotional expenditures, and the cost of signs in or on the Real Property identifying the owner of the Real Property or other tenants of the Buildings;

            (V) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Real Property, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except actions where the default of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Real Property, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Real Property, disputes of Landlord with Real Property or parking management, or outside fees paid in connection with disputes with other tenants;

            (W) costs incurred in connection with the actual or contemplated sales, financing, refinancing, mortgaging, syndicating, selling or change of ownership interest of the Building (excluding any increases in Tax Expenses resulting from a sale or change in ownership, which shall be included in Tax Expenses), including brokerage commissions, points, attorneys and accountants' fees, closing costs, title insurance premiums, documentary transfer taxes and interest charges;

            (X) the rent, operating expenses and real estate taxes applicable to Landlord's off-site management office, or any on-site or off-site or leasing office;

            (Y) costs incurred for any items to the extent such amounts are recovered by Landlord under a manufacturer's, materialman's, vendor's or contractor's warranty;

            (Z) wages, salaries, benefits and compensation paid or given to (1) any principal or partner of the entity from time to time comprising Landlord, or
(2) employees above the level of portfolio vice president;

            (AA) wages, salaries, benefits and compensation of any employee who does not devote substantially all of his or her employed time to the operation and management of the Buildings or Real Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Buildings and Real Property vis-a-vis time spent on matters unrelated to operating and managing the Buildings and Real Property; and

            (BB) reserves for repairs, maintenance and replacements.

            Landlord agrees that since one of the purposes of Operating Expenses and the gross-up provision described above is to allow Landlord to require Tenant to pay for the Operating Expenses attributable to the Premises, Landlord agrees that Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Buildings and the Real Property. "SYSTEMS AND EQUIPMENT" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities; or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve either or any of the Buildings in whole or in part.

                  4.2.5 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Buildings were fully constructed and the Real Property, the Buildings and all tenant improvements in the Buildings were fully assessed for real estate tax purposes, except to the extent such Tax Expenses are otherwise equitably allocated pursuant to Section 4.4.1 below. Landlord shall pay Tax Expenses prior to delinquency in the minimum and latest installments possible without incurring any additional interest, expenses or penalties (unless the general practice of landlords of the Comparable Buildings is to pay such Tax Expenses on an earlier or different basis, in which event Landlord may elect to pay such Tax Expenses on such earlier or different basis). Notwithstanding the foregoing, following the reasonable, good faith request of Tenant, Landlord shall, without cost to Landlord, diligently contest any Tax Expenses (including any appraisal or assessment in connection therewith), provided that Tenant shall pay in advance all costs reasonably expected to be incurred by Landlord (as reasonably determined by Landlord) in connection therewith (which estimated costs shall be subject to reconciliation after such contest is completed, with Tenant paying to Landlord any underpayment of such costs made by Tenant, or Landlord paying to Tenant as overpayment of such costs made by Tenant, as the case may be, within thirty (30) days after such reconciliation; provided, however, any such costs so paid by Tenant shall be offset against Tenant's obligations for Tax Expenses up to the amount of any tax savings obtained thereby). Any refund of Tax Expenses received by Landlord during the Lease Term (after applying such offset amount hereinabove) shall be credited against Tax Expenses thereafter coming due; any such refund received after the end of the Lease Term, shall be refunded to Tenant within thirty (30) days after received by Landlord, but only to the extent such refund is received within one (1) year following the end of the Lease Term.

                      4.2.5.1 Tax Expenses shall include, without limitation:

                              (i) any tax on Landlord's rent, right to rent or
other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

                              (ii) any assessment, tax, fee, levy or charge in
addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                              (iii) any assessment, tax, fee, levy, or charge
allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                              (iv) any assessment, tax, fee, levy or charge,
upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

                              (v) any reasonable expenses incurred by Landlord
in attempting to protest, reduce or minimize Tax Expenses.

                      4.2.5.2 Notwithstanding anything to the contrary contained in this Section 4.2.6, there shall be excluded from Tax Expenses (i) all excess or net profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, documentary transfer taxes and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Real Property), (ii) any items included as Operating Expenses,
(iii) any items paid by Tenant under Section 4.4 of this Lease, and (iv) taxes and assessments arising from the presence of Hazardous Materials in or about the Building or the Real Property (including, without limitation, Hazardous Materials in the ground water or soil) to the extent such Hazardous Materials are (A) in existence as of the Lease Commencement Date and in violation of applicable Laws, in effect as of the Lease Commencement Date, or (B) introduced after the Lease Commencement Date in violation of applicable Laws in effect as of the date of introduction.

                  4.2.6 "TENANT'S SHARE" shall mean the percentage set forth in
Section 9 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises (i.e., the Initial Premises, and following the Must-Take Commencement Date, the Must-Take Space) by the total rentable square feet in the Building (as set forth in Section 9 of the Summary), and stating such amount as a percentage. The term "Tenant's Share" shall be adjusted from time to time as necessary in connection with the addition of any space to the Premises, other than as contemplated in Section 9 of the Summary.

            4.3 Calculation and Payment of Additional Rent.

                  4.3.1 Calculation of Excess. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to Tenant's Share of Direct Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year.

                  4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first (1st) day of May following the end of each Expense Year, a detailed statement (the "STATEMENT") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year and Tenant's Share thereof. Within thirty (30) days after receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord Tenant's Share of the Direct Expenses for such Expense Year, less the amounts, if any, paid by Tenant during such Expense Year as Tenant's Share of "Estimated Expenses," as that term is defined in Section
4.3.3 of this Lease. If Tenant's Share of the Direct Expenses shown on the Statement is less than the amount paid by Tenant as Tenant's Share of Estimated Expenses for the applicable Expense Year, Landlord shall, at Landlord's option, either (i) refund such overpayment within thirty (30) days of issuing the Statement, or (ii) credit such overpayment against the Rent next due and payable under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, as applicable, within thirty (30) days after receipt of the Statement of such Direct Expenses for such Expense Year, an amount as calculated pursuant to the foregoing provisions of this Section 4.3.2. Notwithstanding the foregoing to the contrary, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which was first billed to Tenant by the date (the "CUTOFF DATE") which is the earlier of (A) eighteen (18) months after the expiration of the applicable Expense Year or (B) one (1) year after the Lease Expiration Date, except that Tenant shall be responsible for Tenant's Share of Direct Expenses levied by any governmental authority (including Tax Expenses) or by any public utility company at any time following the applicable Cutoff Date which are attributable to any Expense Year occurring prior to such Cutoff Date, so long as Landlord delivers to Tenant a bill and supplemental Statement for such amounts within the later of (1) the Cutoff Date, or (2) one (1) year following Landlord's receipt of the applicable bill therefor. The provisions of this
Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

                  4.3.3 Statement of Estimated Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be (the "ESTIMATED EXPENSES"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Tenant shall pay to Landlord, within thirty (30) days after its receipt of the Estimate Statement, Tenant's Share of a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Notwithstanding the foregoing, if Landlord delivers the Estimate Statement for an Expense Year (which is other than the last Expense
Year) later than ninety (90) days after the commencement of such Expense Year, and the increase in the amount of the Estimated Expenses set forth thereon as compared to the Estimated Expenses set forth on the previous Estimate Statement exceeds $25,000.00, then in lieu of making such lump sum payment of such increased amount as provided in the immediately preceding two (2) sentences, Tenant may, at Tenant's option, pay such amount to Landlord over the next six
(6) months in equal monthly installments of one-sixth (1/6th) of such amount, together with Tenant's payment of the monthly Base Rent. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of Tenant's Share of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Upon request of Tenant, Landlord shall provide to Tenant a detailed written analysis setting forth the bases for Landlord's determination of Estimated Expenses in any Estimate Statement.

                  4.3.4 Allocation of Direct Expenses to the Building. The parties acknowledge that the Building is part of a multi-office/R&D building project consisting of the Building and the Other Buildings, and that certain of the costs and expenses incurred in connection with the Real Property (i.e., the Operating Expenses and Tax Expenses) shall be shared among the Building and/or the Other Buildings, while certain other costs and expenses which are solely attributable to the Building, and/or such Other Buildings, as applicable, shall be allocated directly to the Building, and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Direct Expenses are determined annually for the Real Property as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount Direct Expenses payable with respect to the Building upon which Tenant's Share shall be calculated. Such portion of the Direct Expenses allocated to the Building shall include all Direct Expenses which are attributable solely to the Building, and an equitable portion of the Direct Expenses attributable to the Real Property as a whole. As an example of such allocation with respect to Tax Expenses and certain utilities costs, it is anticipated that Landlord may receive separate tax bills which separately assess the improvements component of Tax Expenses for each of the Buildings in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying certain of the utilities costs directly incurred by each of the Buildings (as measured by separate meters installed for each of the Buildings), and such separately assessed Tax Expenses and separately metered utilities costs shall be calculated for and allocated separately to each of the applicable Buildings.

            4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes and other taxes of the type described in
Section 4.2.5.2, whether or not now customary or within the contemplation of the parties hereto, when:

                  4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

                  4.4.2 said taxes are assessed upon or with respect to the possession, leasing, business operations, use or occupancy by Tenant of or on the Premises or any portion of the Real Property (including the Parking Facilities); or

                  4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

            4.5 Audit Rights. Landlord shall maintain during the applicable Expense Year and any subsequent Review Period (as defined below) applicable thereto, Landlord's books and records pertaining to the Direct Expenses for such Expense Year. In the event Tenant disputes the amount of the Direct Expenses set forth in the Statement for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees inspect, at Landlord's office in California during normal business hours, Landlord's books, records and supporting documents concerning the Direct Expenses set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Direct Expenses set forth in any such Statement, unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence such audit within one (1) year, and complete such audit within eighteen
(18) months, immediately following Landlord's delivery of the particular Statement in question (the "REVIEW PERIOD") (which Review Period shall be reduced to six (6) months with respect to the Statement applicable to the last Expense Year during the Lease Term); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.5, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Real Property. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Direct Expenses set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant (which is not paid on a commission or contingency basis) mutually approved by Landlord and Tenant (the "ACCOUNTANT") to complete an audit of Landlord's books and records to determine the proper amount of the Direct Expenses incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be of the "Big 5" accounting firms (which is not paid on a commission or contingency basis), as selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit was in error to Tenant's disadvantage by five percent (5%) or more of the total Direct Expenses which was the subject of such audit, in which case Landlord shall pay for the reasonable costs of such audit. The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Direct Expenses shown thereon.

            4.6 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five
(5) business days after notice from Landlord that the same is past due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due; provided, Tenant shall be allowed one late payment free of a late charge; provided further, however, that if Landlord has given Tenant two (2) such delinquency notices in the preceding twelve (12) month period, then the late charge shall be imposed for any subsequent delinquent payment of Rent by Tenant, without requirement of any notice or cure period. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the "INTEREST RATE") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus two percent (2%), or
(ii) the highest rate permitted by applicable Laws.

                                    ARTICLE 5

                                 USE OF PREMISES

        5.1 Permitted Use. Tenant shall use the Premises solely for general office purposes, software development and telephone customer support consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of EXHIBIT C, attached hereto, or in violation of any applicable federal, state or local laws, ordinances, rules, regulations or (collectively, "LAWS"). Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined below. As used herein, the term "HAZARDOUS MATERIAL" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Real Property is located or the United States Government. Landlord represents and warrants that it hold fee simple title to the Premises and Real Property, and that this Lease shall be binding upon all persons or entities with an interest in the Premises.

        5.2 Landlord's Representation Regarding Hazardous Materials. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises, the Building or the Real Property, except as specifically set forth in this Lease. Notwithstanding the foregoing, Landlord hereby represents and warrants to Tenant that to Landlord's "actual knowledge" (as such term is defined below in this Section 5.2), as of the date of execution of this Lease; and based upon the information contained in the Environmental Report (as such term is defined below in this Section 5.2), copies of which have been delivered by Landlord to Tenant, the Real Property does not contain any Hazardous Materials in violation of applicable Environmental Laws (as such term is defined below in this Section 5.2) in existence as of the date of execution of this Lease, except as described in the Environmental Report. Landlord shall, at its expense (which may be included in Operating Expenses to the extent permitted in Article 4 above), observe and comply with all applicable Environmental Laws in connection with Landlord's activities in or on the Real Property, and in connection therewith, Landlord, shall not cause any Hazardous Materials to be brought upon, kept or used in connection with the Real Property by Landlord, its agents, employees or contractors in a manner or for a purpose prohibited by any Environmental Laws in existence as of the date such Hazardous Material is brought upon, kept or used. As used in this Lease, the term "ENVIRONMENTAL LAWS" shall mean and include any applicable Laws relating to pollution or the protection or regulation of human health, natural resources or the environment. As used in this Section 5.2, the term "ENVIRONMENTAL REPORT" refers to the following report: O'Brien & Gere Engineers, Inc. and dated December 1995. As used herein, the phrase "ACTUAL KNOWLEDGE" shall mean the actual knowledge of Steve Center ("LANDLORD'S REPRESENTATIVE"), without investigation or inquiry or duty of investigation or inquiry. Landlord's Representative is making such representation and warranty on behalf of Landlord and not in such person's individual capacity and, as a result, Landlord (and not such individual) shall be liable in the event of a breach of this representation.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

        6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

                  6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises, during the Business Hours (as defined below) so as to maintain in temperatures within the Premises within the range of temperatures that are consistent with the design capacity of the existing HVAC system (as modified by Landlord's HVAC Work), except for Landlord's failure to provide HVAC as a result of any of the following (collectively, the "EXCEPTED MATTERS"): extraordinary hot or cold weather periods, unusual heat loads caused by Tenant's use of the Premises, any use of the Premises for other than general office use, brown-outs, rolling black-outs, any Alterations made to the Premises or Building by or on behalf of Tenant after the date hereof, the negligence or willful misconduct of Tenant or any Tenant Parties, any failure by Tenant to perform any of its repair or other obligations under this Lease, and/or any Force Majeure events (other than as a result of labor disputes caused by Landlord). As used herein, the "BUSINESS HOURS" shall mean 7:00 a.m. to 6:00 p.m. Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays as designated by Landlord (collectively, the "HOLIDAYS").

                  6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use. Tenant shall pay directly to the utility company pursuant to the utility company's separate meters (or to Landlord in the event Landlord provides submeters instead of the utility company's meters), the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption), which electricity may be separately metered (as described above). Tenant-shall pay such cost (including the cost of such meters or submeters) within thirty (30) days after demand and as additional rent under this Lease (and not as part of the Operating Expenses). Landlord shall designate the electricity utility provider from time to time.

                  6.1.3 As part of Operating Expenses, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

                  6.1.4 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

                  6.1.5 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other Comparable Buildings; provided that following the Must-Take Space Commencement Date when Tenant will be leasing the entire rentable area of the Building, Tenant may elect to provide such janitorial services for the interior of the Building directly, at Tenant's cost and expense, through janitorial service providers which are union labor or will not otherwise cause labor disharmony at the Real Property and are reasonably approved by Landlord, (in such event, the costs for janitorial services provided for the interior of the 10220 Building shall not be included in Operating Expenses, and Estimated Expenses shall be reduced accordingly).

                  6.1.6 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

                  6.1.7 Landlord shall provide Building-standard security equipment, personnel, procedures and systems to provide for security during the hours of 9:00 a.m. and 9:00 p.m., from Monday through Friday, except Holidays. Notwithstanding Landlord's agreement to provide such security services, Landlord shall in no event be liable for any claims, losses or damages in connection with the provision of, or failure to provide any such services or the manner in which such services are provided, except for any claims, damages and losses (other than consequential damages) to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, contractors or employees, and not covered by insurance maintained (or required to be maintained) by Tenant under this Lease.

            6.2 Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the Building's air conditioning system. In addition, Tenant shall not use electricity or water in the Premises in excess of the capacity of the electricity and water systems and equipment serving the Building; if Tenant desires to use, electricity, water, HVAC or any other utilities supplied to the Building in quantities that exceed the capacity of the equipment supplying the same to the Building, then, subject to applicable Laws, and subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant may, at Tenant's sole cost and expense, install such supplemental equipment as may be reasonably required to provide such excess capacity. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days after billing and as additional rent, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use, and in such event Tenant shall pay, as additional rent, the increased cost directly to Landlord, within thirty (30) days after demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use, (ii) Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish; such hourly cost shall be determined on a per floor basis and shall equal the sum of
(1) the actual cost of the utilities consumed to provide such after hours HVAC, plus a three and one-half percent (3.5%) surcharge on such consumption costs to cover Landlord's administrative costs, (2) the actual cost of the increased wear and tear and depreciation on equipment to provide such after hours HVAC, and (3) the actual cost of maintenance reasonably allocable thereto, and (iii) Tenant shall pay such cost within thirty (30) days after billing, as additional rent; provided, however, from and after the Must-Take Space Commencement Date when Tenant will be leasing the entire rentable square feet of the Building, Tenant will not be charged or responsible for reimbursing Landlord for the cost of any after-hours HVAC use, other than the cost of electricity consumed in connection therewith and other than the cost described in clause (2) hereinabove resulting from such after-hours use.

            6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as provided in Section 6.5 below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Real Property after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except as provided in Section 6.5 below) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

            6.4 Additional Services. Provided that Landlord can provide such services (i) at a competitive price, (ii) at a comparable level of quality and
(iii) within a comparable period of time, as compared to third party providers of such services to other Comparable Buildings, Landlord shall also have the right, but not the obligation, to provide any additional services which may be requested by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. In the event that Landlord fails to meet any of the three (3) criteria set forth in the first clause of the first sentence of this
Section 6.4, then Tenant shall have the right to select a third party to provide any such services to Tenant so long as such third party provides such services to Comparable Buildings and is approved by Landlord, which approval shall not be unreasonably withheld.

            6.5 Abatement of Rent When Tenant Is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or fifteen (15) business days in any consecutive 12-month period (the "ELIGIBILITY PERIOD") as a result of (i) Landlord's failure to provide to the Premises any of the essential utilities and services required to be provided in Sections 6.1.1 or 6.1.2 above for any reason except to the extent resulting from the Excepted Matters (such 5 business day Eligibility Period shall be reduced to three (3) consecutive business days with respect to Landlord's failure to provide HVAC pursuant to the standards set forth in Section 6.1.1 above), or (ii) any failure by Landlord to perform any repairs required to be performed by Landlord under this Lease, within thirty (30) days after Landlord has received notice from Tenant of the need for such repairs (or such longer period of time as is reasonably required for such repair work if Landlord commences such repair work within such 30-day period and thereafter diligently prosecutes same to completion), or (iii) any Construction undertaken by Landlord pursuant to Section 24.29 below, then Tenant's obligation to pay Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Base Rent and Tenant's Share of Direct Expenses allocable to such reoccupied portion, based on the proportion that the rentable square feet of such reoccupied portion of the Premises bears the total rentable square feet of the Premises, shall be payable by Tenant from the date such business operations commence. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 12, then the Eligibility Period shall not be applicable.

                                   ARTICLE 7

                                     REPAIRS

            7.1 Tenant's Repairs. Subject to Landlord's repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant's own expense, keep the non-structural portions of the Premises, including all systems, equipment, improvements, fixtures and furnishings therein exclusively serving the Premises, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises (subject to Articles 11 and 12 of this Lease) and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant defaults pursuant to Section 19.1.2 below in the performance of such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.

            7.2 Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain, and replace as and when necessary, the following items (collectively, the "LANDLORD'S REPAIR ITEMS"), the cost of which shall be included in Operating Expenses to the extent permitted in Section 4.2.4 above: (i) the structural components of the Building and Premises, including the footings, foundation, vertical and horizontal structural steel, floor slabs, columns and lateral supports of the Building and Premises; (ii) the roof of the Building, including the roof membrane and the HVAC equipment currently located thereon (Landlord agrees that, (A) the ordinary maintenance and repairs for such HVAC equipment shall be performed by a service contractor pursuant to a service contract and maintenance and repair program thereunder selected by Landlord, but subject to Tenant's approval, which shall not be unreasonably withheld, conditioned or delayed, and which contract shall, among other things, require such contractor to maintain in supply or readily available HVAC equipment parts reasonably anticipated to be needed with respect to such ordinary maintenance and repairs, and (B) with respect to any repair request pertaining to such HVAC equipment made by Tenant during the Business Hours set forth in Section 6.1.1 excluding Saturdays, Landlord shall endeavor to respond, or have such service contractor respond, to such request within four (4) hours after such request is made); (iii) all exterior walls and exterior glass of the Building; (iv) the fire stairwells within the Building; (v) all common areas of the Building and/or located outside of the Building and serving the Building and/or Project, including, without limitation, the landscaping, the Parking Facilities, all driveways and sidewalks of the Project and all utility lines leading from the property line of the land upon which the Building is located to the Building exterior (but only to the extent such utility lines are not the responsibility of the local utility to maintain); (vi) the elevators of the Building; (vii) the common restrooms on multi-tenant floors of the Building; and (viii) the basic plumbing, heating, ventilating, air conditioning, electrical, temporary sprinkler and fire detection/alarm systems originally installed or furnished by Landlord as part of the Building's base, shell and core, including the existing electrical power panels and circuit breakers located in the electrical closets on each floor of the Premises (but excluding (A) the distribution of such systems to and within the Premises previously installed or constructed as part of the initial tenant improvements for the prior tenants of the Premises or subsequently installed or constructed by or for Tenant pursuant to Article 8 below, (B) any alterations performed by or on behalf of Tenant, (C) any supplemental heating, ventilating and air conditioning systems and any other systems and equipment installed in Tenant's computer rooms or other special areas, and (D) any other non-base building facilities previously or hereafter installed by or on behalf of the prior tenants of the Building and/or Tenant, all of which items in (A) through (D) shall be Tenant's responsibility to repair at Tenant's expense, subject to Tenant's right to request that Landlord repair same pursuant to
Section 6.4 above); provided, however, to the extent such maintenance and repairs which are Landlord's responsibility to perform are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs, subject to
Section 10.4 and Articles 11 and 12 of this Lease. Subject to Sections 6.5 and
10.1 of this Lease, Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Real Property, Building or the Premises or in or to fixtures, appurtenances and equipment therein; however, Landlord shall use commercially reasonable efforts to minimize any such interference. Subject to Section 7.3 below, Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

            7.3 Tenant's Right to Make Repairs. If Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair, maintenance and/or replacement pursuant to
Section 7.2 above, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice (or such longer period as reasonably necessary if more than 30 days are reasonably required to complete such repairs and Landlord commences such repairs within such 30-day period and thereafter diligently attempts to complete same), then Tenant may proceed to take the required action upon delivery of an additional five (5) business days' notice to Landlord specifying that Tenant is taking such required action (provided, however, that such additional notice shall not be required in the event of an emergency), and if such action was required under the terms of this Lease to be taken by Landlord and was not taken by Landlord within such five (5) business day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action. In the event Tenant takes such action, and such work will affect the Building's Systems and Equipment (including, without limitation, any riser cabling) or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on such Systems and Equipment (or structural components) unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Further, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty
(30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord and to exercise any remedies available to Tenant in connection therewith.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS


            8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) days prior to the commencement thereof. Landlord shall not withhold or delay its consent for any Alterations, unless the making or installation of any Alteration would result in any of the following (collectively, a "DESIGN PROBLEM"), in which event Landlord may withhold its consent in its sole and absolute discretion: (i) such Alteration would or may affect the structural components of the Building, or (B) the Systems and Equipment; (ii) such Alteration would or may affect any area, or can be seen from any area, outside the Premises or the Building; or (iii) such Alteration would not comply with applicable Laws and/or would unreasonably interfere with the normal and customary business operations of other tenants of the Building. Notwithstanding the foregoing to the contrary, Tenant may make nonstructural interior alterations, additions or improvements to the interior of the Premises (collectively, the "ACCEPTABLE CHANGES") without Landlord's consent, provided that: (1) Tenant delivers to Landlord written notice of such Acceptable Changes at least ten (10) days prior to the commencement thereof; (2) the aggregate cost of all such Acceptable Changes during any twelve (12) consecutive month period does not exceed Fifty Thousand Dollars ($50,000.00) (provided, however, this clause (2) shall not apply to Tenant's installation of telephone, computer and telecommunications cabling located entirely within the Premises); (3) such Acceptable Changes shall be performed by or on behalf of Tenant in compliance with the other provisions of this Article 8; (4) such Acceptable Changes do not require the issuance of a building permit or other governmental approval; (5) such Acceptable Changes would not result in a Tenant Design Problem; and (6) such Acceptable Changes shall be performed by qualified contractors and subcontractors which normally and regularly perform similar work in Comparable Buildings. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations. Tenant shall also pay to Landlord a Landlord supervision fee of five percent (5%) of the cost of the Alterations if the Alterations, with respect to any one job, cost under Fifty Thousand Dollars ($50,000), or three percent (3%) of the cost of the Alterations if the Alterations, with respect to any one job, cost Fifty Thousand Dollars ($50,000) or more; provided no such Landlord supervision fee shall be charged for Alterations that do not require a permit but, in such case, Tenant shall promptly reimburse Landlord for the costs incurred by Landlord in posting any notices of non-responsibility in connection therewith.

        8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such reasonable requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractor, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work as long as Landlord shall cause any such designated contractors to charge competitive prices for their work). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable Laws and pursuant to a valid building permit, if required, issued by the city in which the Real Property is located, and in conformance with Landlord's reasonable and non-discriminatory construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all applicable Laws. Landlord shall approve or disapprove plans, specifications and working drawings (including revisions thereof) submitted by Tenant to Landlord within seven (7) business days after Landlord's receipt thereof. In the event Landlord disapproves of any such plans, specifications and working drawings, Landlord shall state in writing in reasonable detail the reasons therefor, and the revisions which if made would cause Landlord to approve such plans, specifications and working drawings. In the event that Landlord does not approve or disapprove any such plans, specifications and working drawings within such seven (7) business day period as required herein with respect to any plans, specifications and working drawings for Tenant's Alterations to be installed for Tenant's initial occupancy of the Must-Take Space, the Machine Shop Space and/or any First Offer Space leased by Tenant pursuant to Sections 1.4, 1.5 and/or 1.6 hereof, and such failure should continue for an additional two (2) business days after Landlord's receipt of notice of such failure from Tenant, such failure shall be deemed a "Landlord Delay," and the ninety (90) day time period specified in Sections 1.4.6,1.5.5 or 1.6.6 above, as applicable, shall be extended one (1) day for each day after such two (2) business day period that Landlord continues to so fail to notify Tenant of its approval or disapproval of such plans, specifications and working drawings. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or Real Property or the common areas for any other tenant of the Real Property, and as not to obstruct the business of Landlord or other tenants of the Real Property, or interfere with the labor force working at the Real Property. If Tenant makes any Alterations, Tenant agrees to carry, or to cause its contractor performing the Alterations to carry, "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, but in no event shall such amount of "Builder's All Risk" insurance be in excess of that required by landlords of Comparable Buildings under similar circumstances, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, with respect to any Alterations which cost more than $50,000.00, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee; provided, however, the foregoing bonding or alternate security requirement shall not apply if at the time Tenant commences installation of such Alterations, Tenant's net shareholder equity exceeds $25,000,000, as evidenced by the Financial Documents described in Section 1.6.3 above and delivered to Landlord prior to Tenant's commencement of such Alterations. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Real Property is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Real Property a reproducible copy of the "as built" drawings of the Alterations, and
(iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

        8.3 Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be permanently affixed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Lease Term; provided, however, Landlord may, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations, identify those Alterations which Landlord will require Tenant to remove at the expiration or earlier termination of this Lease. Landlord may also require Tenant to remove Alterations which Landlord did not have the opportunity to approve as provided in Section 8.1 above. If Landlord requires Tenant to remove any such Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

        8.4 Refurbishment Allowance. At any time during the period (the "REFURBISHMENT ALLOWANCE AVAILABILITY PERIOD") commencing as of the date of execution of this Lease with respect to the Initial Premises (the Must-Take Delivery Date with respect to the Must-Take Space, and the Machine Shop Delivery Date with respect to the Machine Shop Space, as the case may be) and continuing until the last day of the initial Lease Term, and provided Tenant is not then in default under this Lease, after expiration of all applicable notice and cure periods, but subject to the provisions of Section 1.4.2 above, Tenant shall be entitled to: (i) a one-time refurbishment allowance (the "INITIAL PREMISES REFURBISHMENT ALLOWANCE"), in an amount up to, but not exceeding $510,320.00 (i.e., $10.00 per rentable square foot of the Initial Premises); plus (ii) a one-time refurbishment allowance (the "MUST-TAKE REFURBISHMENT ALLOWANCE"), in an amount up to, but not exceeding, $196,275.00 (i.e., $15.00 per rentable square foot of the Must-Take Space); provided, however, if the Must-Take Space Commencement Date occurs after September 1, 2002, the Must-Take Refurbishment Allowance shall be decreased to an amount equal to the product of multiplying $196,275.00 (i.e., $15.00 per rentable square foot of the Must-Take Space) by the fraction, the numerator of which is equal to the number of months (or partial months) during the period from the Must-Take Space Commencement Date through December 31, 2007, and the denominator of which is sixty-four (64); plus
(iii) if Tenant leases the Machine Shop Space from Landlord pursuant to Section
1.5 above, a one-time refurbishment allowance (the "MACHINE SHOP REFURBISHMENT ALLOWANCE"), in an amount up to, but not exceeding, $115,425.00 (i.e., $25.00 per rentable square foot of the Machine Shop Space). Except as otherwise set forth in this Section 8.4, the Initial Premises Refurbishment Allowance, the Must-Take Refurbishment Allowance, and the Machine Shop Refurbishment Allowance (sometimes collectively referred to herein as the "REFURBISHMENT ALLOWANCE") shall be disbursed by Landlord (each such disbursement shall be made pursuant to Landlord's standard disbursement process as described hereinbelow), to pay for the costs actually incurred by Tenant relating to alterations and refurbishment of the improvements in the Premises, including the Must-Take Space and/or the Machine Shop Space, as the case may be, as such space is leased by Tenant (referred to herein as the "REFURBISHING WORK"), and only for the following items and costs (collectively, the "REFURBISHMENT ALLOWANCE ITEMS"):
(A) the cost of preliminary space planning, interior design, finish schedule plans and specifications and final architectural and engineering plans and specifications (including as-built drawings) prepared by architects and engineers approved by Landlord for the applicable Refurbishing Work; (B) the payment of plan check, permit and license fees and other costs for governmental approvals relating to construction of the applicable Refurbishing Work; (C) the cost of construction of the applicable Refurbishing Work, including, without limitation, contractors' fees and general conditions, testing and inspection costs, and costs of utilities, trash removal, parking and hoists; (D) the cost of Tenant's voice/data cabling, built-in furniture, signage and security systems within the Premises, including the Must-Take Space and/or the Machine Shop Space, as the case may be, up to a maximum amount equal to $102,064.00 for the Initial Premises (i.e., $2.00 per rentable square foot of the Initial Premises), up to a maximum amount equal to $26,170.00 for the Must-Take Space (i.e., $2.00 per rentable square foot of the Must-Take Space) and up to a maximum amount equal to $9,234.00 for the Machine Shop Space (i.e., $2.00 per rentable square foot of the Machine Shop Space); (E) out-of-pocket costs expended by Landlord (including fees and costs paid to or incurred by Landlord's architects and engineers), in connection with their review of Tenant's plans and specifications for the applicable Refurbishing Work; and (F) the Samsung Relocation Costs as provided in Section 1.4.2 above. Notwithstanding the immediately preceding sentence to the contrary, up to $5.00 of the Machine Shop Refurbishment Allowance and a portion of the Must-Take Refurbishment Allowance, in the amount equal to the product of multiplying $5.00 by the fraction, the numerator of which is equal to the number of months (or partial months) during the period from the Must-Take Space Commencement Date, through December 31, 2007, and the denominator of which is sixty-four (64) (such $5.00 portion of the Machine Shop Refurbishment Allowance and such portion of Must-Take Refurbishment Allowance as calculated in this sentence shall be herein referred to collectively as the "DISCRETIONARY AMOUNT") may be used by Tenant to reimburse Tenant for the costs actually incurred by Tenant in moving to the Must-Take Space or Machine Shop Space, as applicable, and installing any furniture, trade fixtures and personal property of Tenant in the Must-Take Space or Machine Shop Space, as applicable (collectively, the "MOVING EXPENSES"), and/or as a credit against Base Rent payable by Tenant attributable to the Must-Take Space or Machine Shop Space, as applicable. Notwithstanding anything herein to the contrary, no construction supervision fee shall be charged to Tenant by Landlord in connection with Tenant's construction of the Refurbishing Work. In no event shall Landlord be obligated to make disbursements pursuant to this Section 8.4 in a total amount which exceeds the Refurbishment Allowance, or before or after the applicable Refurbishment Allowance Availability Period. The construction and installation of the applicable Refurbishing Work shall be made in accordance with the terms of this Article 8; provided, however, the general contractor hired by Tenant to construct the applicable Refurbishing Work shall be selected by Tenant from a list of three (3) general contractors approved by Landlord. Disbursements from the Refurbishment Allowance shall be made within thirty (30) days after (I) Tenant has completed the applicable Refurbishing Work, and (II) Tenant has delivered to Landlord (1) a certificate from Tenant and Tenant's contractor and architect certifying that such Refurbishing Work is complete, (2) a written request for payment showing the work completed and the actual costs incurred by Tenant in connection therewith, (3) invoices evidencing such costs from all of the contractors and subcontractors performing such work, and (4) executed unconditional and final mechanics' lien releases from all such contractors and subcontractors performing such work; provided, however, that disbursements of the Discretionary Amount for the Moving Expenses may be made within thirty (30) days after Tenant's delivery to Landlord of a written request for payment showing the Moving Expenses incurred. To the extent such costs and expenses have not been paid by Tenant (and are not otherwise amounts in dispute or retention amounts), Landlord may make such disbursements jointly to the Tenant and contractors and vendors performing such work. Notwithstanding the foregoing to the contrary, Landlord shall make disbursements from the Refurbishment Allowance pertaining to any Refurbishing Work job or jobs that is/are scheduled to take longer than sixty (60) days to complete, on a monthly progress payment basis as costs are incurred by Tenant for each such Refurbishing Work job, provided that prior to making any such disbursements, Tenant shall have delivered to Landlord
(a) a certificate from Tenant or Tenant's contractor or architect that shows the schedule, by trade, of percentage of completion of the applicable Refurbishing Work, detailing the portion of the work completed and the portion not completed,
(b) executed mechanics' lien releases from the contractors and subcontractors performing such work for which payment is sought, and (c) the other items set forth in this Section 8.4, including, without limitation, the items set forth in clause (II) above (to the extent not amended by this sentence). In the event that the applicable Refurbishment Allowance is not fully utilized by Tenant within the applicable Refurbishment Allowance Availability Period, then such unused amounts shall revert to Landlord and Tenant shall have no further rights with respect thereto. Notwithstanding anything to the contrary contained in this Lease, the parties hereto agree that Tenant may use all or any portion of the Refurbishment Allowance on all or any portion of the Premises leased, or to be leased by Tenant, and shall not be limited to any particular portion of such Premises.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

        Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be released and removed of record within twenty (20) days after the date of filing, by payment of the lien amount or by posting a bond in the amount of such lien or otherwise. Should Tenant fail to cause such liens to be released of record within such twenty (20) day period, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days after receipt of invoice therefor from Landlord.

                                   ARTICLE 10

                          INDEMNIFICATION AND INSURANCE

        10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability, including without limitation court costs and reasonable attorneys' fees (collectively, "CLAIMS") incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and Real Property. Notwithstanding anything in this
Section 10.1 to the contrary, the foregoing assumption of risk, release and indemnity shall not apply to any Claims to the extent resulting from (i) the gross negligence or willful misconduct of Landlord or its agents, contractors or employees, and not insured (or required to be insured) by Tenant under this Lease (collectively, the "EXCLUDED CLAIMS") or (ii) any breach of this Lease by Landlord, and Landlord shall indemnify, protect, defend and hold harmless Tenant and Tenant's officers, agents and employees (collectively, "TENANT PARTIES") from and against any such Excluded Claims described in clause (i) hereinabove, but only to the extent Landlord's liability is not waived and released by Tenant pursuant to the terms of Section 10.4 of this Lease (provided, however, that Landlord's indemnity shall, in no event, extend to loss of profits, loss of business and other consequential damages incurred by Tenant or any Tenant Parties). Each party's agreement to indemnify the other pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by the indemnifying party pursuant to the provisions of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.

        10.2 Landlord's Insurance. Landlord shall carry commercial general liability insurance with respect to the Building and Real Property during the Lease Term, and shall further insure the Building and the Other Buildings (except, at Landlord's option, with respect to those items required to be insured by Tenant pursuant to Section 10.3.2 of this Lease) during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be for the full replacement cost of the insured items, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement for loss during a period of not more than twelve (12) months and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's specific manner of use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase.

        10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

             10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, (and with owned and non-owned automobile liability coverage, and liquor liability coverage in the event alcoholic beverages are served on the Premises) for limits of liability not less than:

         Bodily Injury and                $3,000,000 each occurrence
         Property Damage Liability        $3,000,000 annual aggregate

         Personal Injury Liability        $3,000,000 each occurrence
                                          $3,000,000 annual aggregate
                                          0% Insured's participation

             10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and
(ii) all tenant improvements and alterations now or hereafter installed or located in the Premises, including any tenant improvements and alterations installed above the ceiling(s) of the Premises or below the floor(s) of the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

             10.3.3 Workers' compensation insurance as required by law.

             10.3.4 Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils; provided, however, that Tenant may elect not to obtain such insurance from a third-party insurer, in which event Tenant waives any right it may have against Landlord with respect to any damage or loss that would otherwise have been covered by the insurance coverage described in this Section 10.3.4 had the same been obtained through a third party insurer.

             10.3.5 Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

             10.3.6 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) (A) with respect to Tenant's liability insurance, name Landlord, and any other party it so specifies that has an interest in the Real Property, Building or Premises, as an additional insured, and (B) with respect to Physical Damage Insurance described in Section 10.3.2(ii) above, Landlord and such other parties as loss payees, as their respective interests may appear; (ii) with respect to Tenant's Commercial General Liability Insurance described in Section 10.3.1 above, specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Real Property is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or the terms of coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any other additional insured or loss payee for which Tenant has been given an address for such notice; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1 and 10.3.2 above, have deductible amounts not exceeding $25,000.00. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within thirty (30) days after delivery of bills therefor.

        10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

        11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Real Property serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by applicable Laws or by the holder of a mortgage on the Real Property, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, in its reasonable discretion, provided use of and access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2(ii) of this Lease, and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval (which approval shall not be unreasonably withheld or delayed), all plans, specifications and working drawings relating thereto, and Landlord shall, in its reasonable discretion, select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Direct Expenses during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease; and not occupied by Tenant as a result thereof.

        11.2 Termination Rights. Within sixty (60) days after Landlord becomes aware of such damage, Landlord shall notify Tenant in writing ("LANDLORD'S DAMAGE NOTICE") of the estimated time, in Landlord's reasonable judgment, required to substantially complete the repairs of such damage (the "ESTIMATED REPAIR PERIOD"). Notwithstanding the terms of Section 11.1 above, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot, in Landlord's opinion, as set forth in Landlord's Damage Notice, reasonably be completed within two hundred seventy
(270) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); or (ii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies obtained or required to be obtained pursuant to Section 10.2 above; provided, however, that (A) if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, (B) the damage constitutes a Tenant Damage Event (as defined below), and (C) the repair of such damage cannot, in the reasonable opinion of Landlord, as set forth in Landlord's Damage Notice, be completed within two hundred seventy (270) days after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) days after Tenant's receipt of Landlord's Damage Notice, which termination shall be effective as of the date of such termination notice thereof to Landlord. As used herein, a "TENANT DAMAGE EVENT" shall mean damage to all or any part of the Premises or any common areas of the Building providing access to the Premises by fire or other casualty, which damage is not the result of the gross negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors or licensees, and which damage substantially interferes with Tenant's use of or access to the Premises and would entitle Tenant to an abatement of Rent pursuant to Section 11.1 above. In addition, in the event of a Tenant Damage Event, and if neither Landlord nor Tenant has elected to terminate this Lease as provided hereinabove, but Landlord fails to substantially complete the repair and restoration of such Tenant Damage Event within the Estimated Repair Period plus sixty (60) days, plus the number of days of delay, if any, attributable to events of "Force Majeure," as that term is defined in Section 24.17 below, plus the number of days of delay, if any, as are attributable to the acts or omissions of Tenant, then Tenant shall have an additional right to terminate this Lease by delivering written termination notice to Landlord within fifteen (15) days after the expiration of such period, which termination shall be effective as of the date of such termination notice. Further, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, and Tenant has not previously exercised its option to extend the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease, and to the extent such destruction or damage constitutes a Tenant Damage Event and the repair of same is reasonably expected by Landlord to require more than sixty (60) days to complete, Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within thirty (30) days after the date of such damage or destruction. If either Landlord or Tenant exercises any of its options to terminate this Lease as provided hereinabove, (1) this Lease shall cease and terminate as of the date of such termination notice, (2) Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, (subject to any abatement thereof pursuant to Section 11.1 above) and (3) both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

        11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Real Property is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

                                   ARTICLE 12

                                  CONDEMNATION

        12.1 Permanent Taking. If the whole or any part of the Premises, Building or Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Real Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Notwithstanding the foregoing to the contrary, Landlord's right to terminate as provided in the foregoing sentence shall apply only in the event that twenty-five percent (25%) or more of the Premises is taken or any portion of the Building or Real Property is taken which is necessary (i) for access to the Building and/or the Premises, or (ii) for Landlord to operate the Building and/or provide adequate parking for the Building or Real Property. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that (i) Tenant shall have the right to file any separate claim available to Tenant for (A) any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, (B) moving expenses and (C) interruption to or damage to Tenant's business, and (ii) Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation for the leasehold estate. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant's Share of Direct Expenses shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

        12.2 Temporary Taking. Notwithstanding anything. to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of two hundred seventy (270) days or less, then this Lease shall not terminate but the Base Rent and Tenant's Share of Direct Expenses shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 13

                          COVENANT OF QUIET ENJOYMENT

        Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by, through or under Landlord. The foregoing covenant is in lieu of any other covenant express or implied and/or provided by statute or common law.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

        14.1 Transfers. Subject to Section 14.7 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees and agents (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord Five Hundred Dollars ($500.00) to reimburse Landlord for its review and processing fees, and Tenant shall also reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant's proposed Transfer (which legal fees shall not exceed $750.00 for each proposed Transfer for which Tenant executes Landlord's standard from consent to assignment in the form of EXHIBIT I-1 attached hereto or Landlord's standard from consent to sublease in the form of EXHIBIT I-2 attached hereto, as the case may be).

        14.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

             14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Real Property;

             14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

             14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

             14.2.4 The Transfer will result in more than the number of occupants per floor within the Subject Space as would be permitted by applicable Laws;

             14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested; or

             14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent and Landlord has sufficient space in the Project meeting such proposed transferee's space requirements, or (ii) is negotiating with Landlord to lease space in the Project at such time and Landlord has sufficient space in the Project meeting such proposed transferee's space requirements.

        If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

        14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any reasonable brokerage commissions in connection with the Transfer, and (iii) any reasonable legal fees and advertising costs incurred by Tenant in connection with the Transfer (collectively, the "SUBLEASING COSTS"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

        14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, with respect to those portions of the Premises located in the 10220 Building, and the 10240 Building if Tenant is not leasing the entire rentable square feet of the 10240 Building (such portions of the Premises to be referred to herein as the "RECAPTURABLE SPACE"), if (i) any Transfer contemplated by Tenant is for fifty percent (50%) or more of the rentable square footage of the Recapturable Space, or (ii) if after the contemplated Transfer, the Original Tenant (or any Affiliate transferee to which Tenant's interest in this Lease or the Premises has been assigned or subleased pursuant to Section 14.7 below) would occupy less than fifty percent (50%) of the rentable square footage of the Recapturable Space, then Tenant shall give Landlord notice (the "INTENTION TO TRANSFER NOTICE") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to assign or sublet (the "CONTEMPLATED TRANSFER SPACE"), the contemplated date of commencement of the contemplated Transfer (the "CONTEMPLATED EFFECTIVE DATE"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of the Intention to Transfer Notice, to recapture the Contemplated Transfer Space; provided, however, Landlord shall not have such recapture right if the contemplated Transfer is a sublease for a sublease term (including renewals) which is for less than the remaining Lease Term or the substantial part thereof); and provided, further, if Landlord delivers such recapture notice to Tenant, Tenant shall have the right to rescind and withdraw its Intention to Transfer Notice, in which event, Landlord's exercise of its right to recapture shall be ineffective, but Tenant shall not be permitted to enter into a Transfer with respect to the Contemplated Transfer Space without first serving Landlord a subsequent Intention to Transfer Notice therefor pursuant to the provisions of this Section 14.4. If Tenant does not so timely rescind, then such recapture by Landlord shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the contemplated Transfer as set forth in the Intention to Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this
Article 14, for a period of six (6) months (the "SIX MONTH PERIOD") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Six Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

        14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit. .

             14.6 Additional Transfers. Subject to Section 14.7 below, for purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

             14.7 Affiliated Companies/Restructuring of Business Organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to, or the use of the Premises by, (i) any person or entity which controls, is controlled by or under common control with Tenant (with control being defined as ownership, directly or indirectly, of at least fifty percent (50%) of the voting stock of such entity), or (ii) any entity which purchases all or substantially all of the assets of Tenant, or (iii) any entity into which Tenant is merged or consolidated or which results from a corporate restructuring of Tenant (all such persons or entities described in (i), (ii) and (iii) being sometimes hereinafter referred to as "Affiliates") shall not be deemed a Transfer under this Section 14.7, and thus shall not be subject to Landlord's consent nor the right to receive any Transfer Premium pursuant to Section 14.3 above, or Landlord's recapture right in 14.4 above, provided that:

                  (i) any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 14;

                  (ii) Tenant gives Landlord at least five (5) days' prior notice of any such assignment or sublease to an Affiliate;

                  (iii) Any such Affiliate has, as of the effective date of any such assignment or sublease a tangible net worth and net income, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is equal to or greater than Tenant as of the effective date of any such assignment or sublease and sufficient to meet the obligations of Tenant under the assignment or sublease;

                  (iv) any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee, if applicable, shall assume, by operation of law or in a written document delivered to Landlord upon or prior to the effective date of such assignment, all the obligations of Tenant under this Lease arising after the effective date of such assignment; and

                  (v) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

                                   ARTICLE 15

               SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

        15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

        15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of Articles 11 and 12 and this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of trade fixtures, furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

        If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to (i) for the first two (2) months of the holdover, one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease and (ii) for the remainder of the holdover period, two hundred percent (200%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this
Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. If Landlord provides Tenant with at least thirty (30) days prior written notice that Landlord has a signed proposal or lease from a succeeding tenant to lease the Premises, and if Tenant fails to surrender the Premises upon the later of (i) the date of expiration of such thirty (30) day period, or (ii) the date of expiration or termination of this Lease, Tenant agrees to protect, indemnify, defend and hold Landlord harmless from all costs (including reasonable attorneys' fees), losses, expenses and liabilities resulting from such failure, including without limitation, claims made by any succeeding tenant and/or real estate brokers in connection with such failure to surrender, and any lost profits to Landlord resulting therefrom.


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

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

        Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord in favor of any mortgagee or prospective purchaser of the Real Property an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any prospective mortgagee or purchaser of the Real Property (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. In addition, Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys' fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate.

                                   ARTICLE 18

                                  SUBORDINATION

        18.1 Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, the subordination of Tenant's interest in this Lease to any particular future ground or underlying lease of the Building or Real Property or to the lien of any mortgage or trust deed encumbering the Building or Real Property which is executed after the date of this Lease, Landlord shall deliver to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement ("SNDA") executed by the landlord under such future ground lease or underlying lease or the holder of such future mortgage or deed of trust. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor and/or if required to do so pursuant to any SNDA executed pursuant to this Article 18, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

        18.2 Existing Agreement. Tenant hereby acknowledges that as of the date of execution of this Lease, there is a deed of trust encumbering the Real Property in favor of Fremont Investment & Loan (the "CURRENT LENDER"). Within thirty (30) days after Tenant's execution of this Lease, Tenant shall sign, notarize and deliver to Landlord an SNDA substantially in the form of EXHIBIT D attached hereto. Landlord shall use commercially reasonable efforts to cause the Current Lender to execute, notarize and deliver to Tenant such executed SNDA within ninety (90) days after the date of Tenant's execution and delivery of the SNDA to Landlord, but Landlord shall not be in default under this Lease and shall have no liability to Tenant whatsoever if Landlord is unable to obtain and deliver to Tenant such SNDA executed by the Current Lender.

                                   ARTICLE 19

                     TENANT'S DEFAULTS; LANDLORD'S REMEDIES

        19.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

             19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, where such failure continues for five (5) calendar days after written notice thereof by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure; or

             19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible.

        19.2 Landlord's Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

               19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                      (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                      (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                      (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                      (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                      (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Laws.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 of this Lease. As used in Paragraph 19.2.1 (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the, discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

              19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

              19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material and imminent risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease;

        19.3 Payment by Tenant. Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

        19.4 Sublessees of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder from and after the termination date; provided any such rents shall apply against any amounts recoverable by Landlord against Tenant.

        19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

        19.6 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 20

                                SECURITY DEPOSIT

        Contemporaneously with the execution of this Lease, (i) Landlord shall retain and apply the Existing Security Deposit set forth in Section 2.2 above as part of the Security Deposit set forth in Section 10 of the Summary, and (ii) Tenant shall deposit with Landlord the balance of such Security Deposit in the amount of $38,898.28 (such amounts retained by Landlord and deposited by Tenant shall be collectively referred to herein as the "SECURITY DEPOSIT"). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest in the Security Deposit, within thirty (30) days following the expiration (or earlier termination for any reason other than an event of default by Tenant) of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit, except to the extent Landlord fails to return the Security Deposit within thirty (30) days after expiration (or such earlier termination) of the Lease Term, in which case the Security Deposit shall accrue interest at the Interest Rate from and after the expiration of such 30-day period until returned to Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

                                   ARTICLE 21

                              COMPLIANCE WITH LAWS

        Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any applicable Laws now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, but subject to any Landlord representations or warranties expressly contained in this Lease, Tenant shall promptly comply with all such applicable Laws, other than the making of structural changes to the Building (collectively the "EXCLUDED CHANGES") except to the extent such Excluded Changes are required due to Tenant's alterations to or manner of use of the Premises. In addition, Tenant shall fully comply with all present or future government mandated programs intended to manage parking, transportation or traffic in and around the Real Property.

                                   ARTICLE 22

                                ENTRY BY LANDLORD

        Landlord reserves the right at all reasonable times and upon reasonable notice under the circumstances (which in the case of non-emergency repairs shall be at least twenty-four (24) hours' prior written notice) to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable Laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary, however, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of or access to the Premises in doing any of the foregoing. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 23

                                 TENANT PARKING

        Tenant shall have the right to use up to the number of reserved and unreserved parking spaces set forth in Section 11 of the Summary (and if Tenant leases the Machine Shop Space, pursuant to Section 1.5. above, the unreserved parking spaces set forth in Section 1.5.6 above) for parking in the Parking Facilities, at no additional cost to Tenant during the initial Lease Term; provided, however, the cost to designate Tenant's reserved parking spaces adjacent to the Building, as depicted on EXHIBIT E, shall be at Tenant's sole cost, which cost may be deducted from the Refurbishment Allowance provided to Tenant pursuant to Section 8.4 above. Subject to applicable Laws, during the period that the Original Tenant (or any Affiliate to which Tenant's interest in this Lease or the Premises has been assigned) has not assigned this Lease or subleased more than forty percent (40%) of the Premises then leased by Tenant under this lease, Landlord shall not designate for the exclusive use by any other tenant of the Project, other than Tenant, any of the parking spaces located directly in front of the Building in the cross-hatched area depicted on EXHIBIT E attached hereto; provided, however, the foregoing restriction shall not pertain to (i) visitor parking spaces, handicapped spaces or loading or unloading areas, or (ii) the three (3) reserved parking spaces currently provided under the Samsung Lease, which Landlord may continue to provide thereunder, in the event Landlord and Samsung (or its affiliate or successor) do not enter into the Samsung Relocation Agreement within sixty (60) days after the date of execution of this Lease as described in Section 1.4.2 above. Notwithstanding the immediately preceding sentence to the contrary, Landlord's failure to enter into the Samsung Relocation Agreement within sixty (60) days after the date of execution of this Lease as described in Section 1.4.2 above shall not affect Tenant's right to use up to the number of reserved and unreserved parking spaces set forth in Section 11 of the Summary; provided, however, the location of such reserved parking spaces will not be as depicted on EXHIBIT E but shall be in the location as mutually agreed by Landlord and Tenant. Tenant shall abide, and cause its employees and visitors who utilize the Parking Facilities to abide, by all parking rules and regulations for parking in the Parking Facilities, as may be adopted and/or modified by Landlord and/or Landlord's parking operator from time to time, and in no event shall Landlord be responsible for the policing of Tenant's use of its reserved parking spaces. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the Parking Facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Parking Facilities for purposes of permitting or facilitating any such construction, alteration or improvements; provided, that in doing any of the foregoing, Landlord shall not-prevent access to the Premises or decrease the number of parking spaces available to Tenant as required hereunder without making available to Tenant substitute parking spaces within a reasonable distance from the Real Property. The parking spaces provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant's own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval except on a pro rata basis in connection with a permitted Transfer effected by Tenant pursuant to Article 14 above.

                                   ARTICLE 24

                            MISCELLANEOUS PROVISIONS

        24.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

        24.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

        24.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

        24.4 Short Form of Lease. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term (but not any financial terms), Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

        24.5 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property, the Building and/or in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease from and after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder from and after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

        24.6 Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

        24.7 Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

        24.8 Tenant's Identity Signs. Except for the identification signs described in this Section 24.8, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

               24.8.1 Exterior Signage; Tenant's Flag. Subject to Tenant obtaining the approval of all applicable governmental entitles and Tenant's compliance with all applicable Laws and the terms of this Section 24.8, Tenant shall have the right, at Tenant's option, to install, at Tenant's sole cost and expense, one (1) sign displaying Tenant's logo and Tenant's name, "Websense, Inc.," either above the main entrance of the Building or at the top of the exterior of the Building on the west side of the Building, in the exact location as shall be mutually agreed upon by Landlord and Tenant (the "TENANT'S BUILDING SIGN"). The graphics, materials, color, design, lettering, lighting, size, specifications, manner of affixing and exact location of the Tenant's Building Sign shall be subject to Landlord's reasonable approval. In addition, subject to the approval of all applicable governmental entities, and subject to all applicable Laws, Landlord hereby grants Tenant the exclusive right to raise either Tenant's own identity flag or a San Diego City, California State or United States of America flag (herein referred to as "TENANT'S FLAG") on the existing flagpole located, in front of the main entrance of the Building (the "FLAGPOLE"). The design, size, specifications and materials of Tenant's Flag on the Flagpole shall be consistent with (i) the quality and appearance of the Real Property and (ii) other flags raised on flagpoles at Comparable Buildings. If and upon the Tenant's lease of the entire rentable area of the Building following Tenant's lease of the Must-Take Space pursuant to Section 1.4 above, but subject to the terms and conditions of this Section 24.8, Tenant's Building Sign, together with any of Tenant's existing tenant identification signs, will be the only identification signs on the exterior of the Building.

                      24.8.1.1 Costs and Expenses. Tenant shall pay for all costs and expenses related to the Tenant's Building Sign and Tenant's Flag, including, without limitation, costs of the design, construction, installation, maintenance, insurance, utilities, repair and replacement thereof. Tenant shall install and maintain the Tenant's Building Sign and Tenant's Flag in compliance with all Laws and subject to the applicable provisions of Articles 8 and 9 above.

                      24.8.1.2 Transferability. The rights to Tenant's Building Sign and Tenant's Flag are personal to the Original Tenant and any Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to
Section 14.7 above (but any name change on Tenant's Building Sign and/or Tenant's Flag to reflect the identity of any such Affiliate assignee shall be subject to Landlord's prior approval), and may not be used by or assigned to anyone else, and shall only be available to Tenant when the Original Tenant or such Affiliate assignee, as the case may be, is in physical occupancy and possession of not less than sixty percent (60%) of the total rentable square feet of the Building. During the period of time that Tenant's Building Sign and Tenant's Flag are available to Tenant as provided hereinabove, Landlord shall not place any other Tenant identity sign or any flag on the exterior of the Building or on the Flagpole.

                      24.8.1.3 Maintenance/Removal. Tenant shall, at Tenant's sole cost and expense, keep, maintain and repair Tenant's Building Sign and Tenant's Flag, including the portion of the Building where Tenant's Building Sign is located and the Flagpole, in good order, repair and first-class condition during the Lease Term. Should Tenant default (pursuant to Section
19.1.2 above) in the performance of such maintenance, repairs or replacement, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the costs of such work. Upon the expiration or earlier termination of this Lease, or upon any earlier loss of Tenant's rights to Tenant's Building Sign and/or Tenant's Flag pursuant to Section 24.8.1.2 above, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Building Sign and Tenant's Flag to be removed, and Tenant shall repair all damage occasioned thereby and restore the affected areas to their original condition prior to the installation of Tenant's Building Sign and Tenant's Flag, normal wear and tear excepted. If Tenant fails to timely remove

Tenant's Building Sign and Tenant's Flag and repair and restore the affected areas as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within twenty
(20) days after Tenant's receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease. Tenant shall be responsible for maintaining insurance on the Tenant's Building Sign and Tenant's Flag as part of the insurance required to be carried by Tenant pursuant to Section 10.3 above.

        24.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        24.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

        24.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

        24.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        24.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

        24.14 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable Laws to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Real Property, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

        24.15 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties other than as set forth herein, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

        24.16 Right to Lease. Subject to Tenant's rights under Section 1.6 of this Lease, Landlord reserves the absolute right to effect such other tenancies at the Real Property as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Real Property. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Real Property.

        24.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        24.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any valid termination of this Lease.

        24.19 Notices. All notices, demands, statements or communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a

Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date within three (3) days after it is mailed as provided in this
Section 24.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given the cure period set forth in any SNDA executed and delivered pursuant to Article 18 above pertaining to such mortgage or ground or underlying lease (and if such SNDA has not been executed and delivered, a reasonable opportunity), to cure such default prior to Tenant's exercising any remedy available to Tenant.

        24.20 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

        24.21 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Real Property is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

        24.22 Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

        24.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Real Property is located.

        24.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        24.25 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Brokers a commission in connection with Tenant's execution of this Lease pursuant to separate written agreement between Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.

        24.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as otherwise expressly provided in this Lease; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof.

        24.27 Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Buildings and Real Property and, subject to
Section 24.8 above, to install, affix and maintain any and all signs on the exterior and on the interior of the Buildings and any portion of the Real Property as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the names of the Buildings or Real Property or use pictures or illustrations of the Buildings or Real Property in advertising or other publicity, without the prior written consent of Landlord. Landlord shall not place any "for lease" signs on the Building or Real Property, respectively, during the period of time that the Building or Real Property, respectively, is fully leased, and there are no anticipated vacancies which will occur within the following twelve (12) months.

        24.28 Landlord Liens. Landlord hereby waives all liens and security interests Landlord may have or obtain (whether by contract, statute, constitution, under common law, or otherwise) on or in Tenant's personal property (including trade fixtures) located at the Premises and agrees to execute upon request additional reasonable instruments to further evidence such waiver.

        24.29 Landlord's Construction. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Buildings, Real Property, or any part thereof and that no representations or warranties respecting the condition of the Premises, the Buildings or the Real Property have been made by Landlord to Tenant, except as specifically set forth in this Lease. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) may be completing construction and/or demolition work pertaining to various portions of the Buildings and/or Real Property, including without limitation the Parking Facilities, landscaping and tenant improvements for premises for other tenants and, at Landlord's sole election, such other buildings, parking facilities, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the "CONSTRUCTION"). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building and/or Real Property, which work may create noise, dust or leave debris in the Building and/or Real Property. Tenant hereby agrees that such Construction and Landlord's actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as provided in Section 6.5 above); however, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises in connection with such Construction. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from such Construction or Landlord's actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord's actions in connection with such Construction; however, Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises as a result of such Construction.

        24.30 Satellite Equipment.

               24.30.1 Landlord hereby agrees that Tenant shall have the nonexclusive right at Tenant's sole cost and expense (but without any additional rent payable to Landlord) and subject to the provisions of this Section 24.30, to install one (1) satellite dish which shall not exceed six (6) feet in diameter, and/or one (1) antennae of such size as shall be reasonably approved by Landlord (and any upgrades or replacements of the same approved by Landlord) (collectively, the "SATELLITE ITEMS") on the roof of the Building in a location designated by Landlord. In addition, Tenant shall have the right, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "CONNECTING EQUIPMENT") in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Satellite Items to Tenant's other machinery and equipment in the Premises, subject however, to the provisions of Section 24.30.2, below. Tenant shall also have the right of access, consistent with
Section 24.30.4, below, to the portion of the roof where the Satellite Items are located and to the areas where any such Connecting Equipment is located for the purposes of maintaining, repairing, testing and replacing the same.

               24.30.2 The installation of the Satellite Items and related Connecting Equipment (hereby referred to together and/or separately as the "SATELLITE EQUIPMENT") shall be performed in accordance with and subject to the provisions of Article 8 of this Lease (and the cost of acquisition and installation of the Satellite Equipment to be paid by Tenant may be deducted from the Refurbishment Allowance set forth in Section 8.4 above). The Satellite Equipment shall be treated for all purposes of this Lease as if the same were Tenant's property. For the purposes of determining Tenant's obligations with respect to its use of the roof of the Building herein provided, the portion of the roof of the Building affected by the Satellite Equipment shall be deemed to be a portion of Tenant's Premises except as to Tenant's obligations to pay Base Rent and Direct Expenses; consequently, all of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Satellite Equipment, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance, and compliance with laws. Landlord shall have no obligation with regard to the affected portion of the roof or the Satellite Equipment except as provided in this Section 24.30.

               24.30.3 It is expressly understood that Landlord retains the right to grant third parties the right to utilize any portion of the roof not utilized by Tenant and to use the portion of the roof on which the Satellite Equipment is located for any purpose whatsoever, provided in each event that Tenant shall have reasonable access to, and Landlord shall not unduly interfere with the use of, the Satellite Equipment.

               24.30.4 Tenant shall install, use, maintain and repair the Satellite Equipment so as not to damage or interfere with the operation of the Building or the Systems and Equipment or any other communications or similar equipment located on the roof of the Building; and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys' fees) arising out of Tenant's failure to comply with the provisions of this Section 24.30.4.

               24.30.5 Landlord shall not have any obligations with respect to the Satellite Equipment or compliance with any requirements relating thereto (except as specifically provided by this Lease) nor shall Landlord be responsible for any damage that may be caused to the Satellite Equipment except to the extent (i) caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, and (ii) not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Satellite Equipment will be able to receive or transmit communication signals without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor.

               24.30.6 Tenant, at Tenant's sole cost and expense, shall install such fencing and other protective equipment on or about the Satellite Equipment as shall be required by applicable laws and reasonably required by Landlord.

               24.30.7 Tenant shall (i) be solely responsible for any damage caused as a result of the Satellite Equipment (except to the extent such damage is to property not owned or leased by Tenant and is covered by insurance obtained by Landlord as part of Direct Expenses and as to which Landlord's waiver of subrogation in Section 10.4 is applicable), (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Satellite Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and
(iii) make necessary repairs, replacements to or maintenance of the Satellite Equipment.

               24.30.8 If any of the conditions set forth in this Section 24.30 are not complied with by Tenant, then without limiting Landlord's rights and remedies it may otherwise have under this Lease, Tenant shall, upon written notice from Landlord, have the option either to (i) reposition the Satellite Equipment to a location designated by Landlord if Landlord elects to permit such repositioning, and make such repairs and restorations as required under Section
24.30.9 below, or (ii) correct such noncompliance within thirty (30) days after receipt of notice (or such longer period as may be reasonably required as long as Tenant commences such correction within such 30-day period and diligently prosecutes same to completion). If Tenant fails to correct noncompliance within such thirty (30) day period (as may be extended), then Tenant shall immediately discontinue its use of the Satellite Equipment and remove the same.

               24.30.9 Upon the expiration of the Lease Term or upon any earlier termination of this Lease, Tenant shall, subject to the control of and direction from Landlord, remove the Satellite Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Satellite Equipment, reasonable wear and tear not caused by the Satellite Equipment excepted.

               24.30.10 Tenant's rights under this Section 24.30 are personal to the Original Tenant and any Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to Section 14.7 above, and may not be used by or assigned to anyone else, and shall only be available to Tenant when the Original Tenant or such Affiliate assignee, as the case may be, is in physical occupancy and possession of not less than sixty percent (60%) of the total rentable square feet of the Building.

                         [SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                "Landlord":

                                LEGACY-RECP SORRENTO OPCO, LLC,
                                a Delaware limited liability company

                                By: Legacy Partners Commercial, Inc.,
                                    a Texas corporation, as agent and manager
                                    for Landlord

                                    By: /s/ JOHN R. MILLER
                                       ------------------------------------
                                       Name: John R. Miller
                                       Its: Regional President

                                "Tenant":

                                 WEBSENSE, INC.,
                                 a Delaware corporation

                                 By: /s/ J. CARRINGTON
                                    ---------------------------------------
                                    Name: J. Carrington
                                    Its: Chief Executive Officer

                                 By: /s/ D.C. WRIDE
                                    ---------------------------------------
                                    Name: D.C. Wride
                                    Its: Chief Financial Officer



*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                   EXHIBIT A

                         FLOOR PLAN OF INITIAL PREMISES

                    [SCHEMATIC SHOWING OF INITIAL PREMISES]





                  FLOOR PLAN OF INITIAL PREMISES - THIRD FLOOR








                                   EXHIBIT A

                                   EXHIBIT A

                         FLOOR PLAN OF INITIAL PREMISES

                        [SCHEMATIC OF INITIAL PREMISES]





                 FLOOR PLAN OF INITIAL PREMISES - SECOND FLOOR








                                   EXHIBIT A

                                   EXHIBIT A

                         FLOOR PLAN OF INITIAL PREMISES

                        [SCHEMATIC OF INITIAL PREMISES]





                  FLOOR PLAN OF INITIAL PREMISES - FIRST FLOOR

                                  EXHIBIT A-1

                         FLOOR PLAN OF MUST-TAKE SPACE

                         [SCHEMATIC OF MUST-TAKE SPACE]





                         ADDITIONAL AREA - FIRST FLOOR








                                  EXHIBIT A-1

                                  EXHIBIT A-2

                        FLOOR PLAN OF MACHINE SHOP SPACE

                       [Schematic of Machine Shop Space]





                                  EXHIBIT A-2

                                  EXHIBIT A-3

                           FLOOR PLAN OF 10260 SPACE

                       [Schematic of Plan of 10260 Space]



                                  EXHIBIT A-3

                                  EXHIBIT A-4

                           SITE PLAN OF REAL PROPERTY

                          [Schematic of Real Property]



                                  EXHIBIT A-4

                                    EXHIBIT B

                               AMENDMENT TO LEASE

        This AMENDMENT TO LEASE ("AMENDMENT") is made and entered into effective as of___________, 20___, by and between LEGACY-RECP SORRENTO OPCO, LLC, a Delaware limited liability company ("LANDLORD"), and WEBSENSE, INC., a Delaware corporation ("TENANT")

                                R E C I T A L S:

        A. Landlord and Tenant entered into that certain Office Lease dated as of April 19, 2002 (the "LEASE") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises" consisting of the "Initial Premises" and "Must-Take Space", as described in the Lease, in that certain Building located at 10240 Sorrento Valley Road, San Diego, California. [ADD THE FOLLOWING IF TENANT LEASES THE MACHINE SHOP SPACE: The Premises have been expanded to include the "Machine Shop Space", as described in the Lease, in that certain Building located at 10220 Sorrento Valley Road, San Diego, California.]

        B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning five such terms in the Lease.

        C. Landlord and Tenant desire to amend the Lease to confirm the Must-Take Commencement Date [ADD AS APPLICABLE: and/or the Machine Shop Commencement Date,] as hereinafter provided.

        NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Confirmation of Dates. The parties hereby confirm that (a) the Lease Term for the Initial Premises commenced as of September 1, 2002 (the "LEASE COMMENCEMENT DATE"), (b) the commencement date for the Must-Take Space occurred on ____________ (the "MUST-TAKE COMMENCEMENT DATE"), [ADD AS APPLICABLE: (c) the commencement date for the Machine Shop Space occurred on ____________ (the "MACHINE SHOP COMMENCEMENT DATE"), ]and (d) the Lease Expiration Date upon which the Lease Term is scheduled to expire is December 31, 2007 (unless sooner terminated as provided in the Lease).

        2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first above written.

                               "Landlord"

                               LEGACY-RECP SORRENTO OPCO, LLC,
                               a Delaware limited liability company

                               By:     Legacy Partners Commercial, Inc.,
                                       a Texas corporation, as agent and manager
                                       for Landlord

                                       By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Its:
                                                   -----------------------------
                               "Tenant":

                               WEBSENSE, INC.,
                               a Delaware corporation

                               By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Its:
                                           -------------------------------------

                               By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Its:
                                           -------------------------------------



                                   EXHIBIT B

                                    EXHIBIT C

                              RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Buildings or Real Property.

        1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

        2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

        3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. After-hours access by Tenant's authorized employees shall be provided by card-key access or other procedures adopted by Landlord from time to time so that Tenant shall have access to the Building 24 hours a day, 7 days a week; Tenant shall pay for the costs of all access cards provided to Tenant's employees and all replacements thereof for lost, stolen or damaged cards. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Real Property of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Real Property during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

        4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

        5. No furniture, freight, packages, supplies, equipment or merchandise of excessive weight or size will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to-schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

        6. Landlord shall have the right to control and operate the public portions of the Building and Real Property, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

        7. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        8. Tenant shall not disturb, solicit, or canvass any occupant of the Building or Real Property and shall cooperate with Landlord or Landlord's agents to prevent same.

        9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

        10. Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained; provided, however, Landlord's prior consent shall not be required with respect to Tenant's placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

        11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

        12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

        13. Tenant shall not use or keep in or on the Premises, the Building or Real Property any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or



                                   EXHIBIT C
kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Real Property by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

        14. Tenant shall not bring into or keep within the Real Property, the Building or the Premises any animals, birds, bicycles or other vehicles.

        15. The Premises shall not be used for lodging or for any improper, illegal or immoral purposes. No cooking shall be done or permitted by Tenant on the Premises; provided, however, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable Laws, and does not cause odors which are objectionable to Landlord and other tenants.

        16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord.

        17. Landlord reserves the right to exclude or expel from the Building and/or Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

        18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

        19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

        20. Tenant shall store all its trash and garbage only in a trash receptacle area in the common area provided by Landlord. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Real Property is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

        21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

        23. No awnings or other projection (other than signs as permitted in the Lease) shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

        24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

        25. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the management office of the Real Property. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

        26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

        27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

        28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or Real Property. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable, non-discriminatory Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord



                                   EXHIBIT C
shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises; provided that, to the extent any Rules and Regulations conflict with provisions of the Lease, the Lease shall control.



                                   EXHIBIT C

                                   EXHIBIT D

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Fremont Investment & Loan
175 N. Riverview Drive
Anaheim, California 92808
Attention: Ms. Norma Rincand
Loan No.: 950113526

--------------------------------------------------------------------------------

                     NONDISTURBANCE AND ATTORNMENT AGREEMENT

        THIS NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT"), dated as of _____________, is made by and among LEGACY-RECP SORRENTO OPCO, LLC, a Delaware limited liability company ("LANDLORD"), WEBSENSE, INC., a Delaware corporation ("TENANT"), and FREMONT INVESTMENT & LOAN, a California industrial bank ("LENDER").

                                    RECITALS

        A. Landlord is the owner of the real property described on Exhibit A attached hereto, together with the improvements now or hereafter located thereon (collectively, the "PROJECT").

        B. Landlord and Lender are the parties to that certain Loan and Security Agreement dated ____________, 200__, (the "LOAN AGREEMENT"), pursuant to the terms of which Lender agreed to make a loan (the "LOAN") to Landlord. The Loan is evidenced by that certain Secured Promissory Note dated ____________ , 200__, in the original principal amount of the Loan, executed by Landlord in favor of Lender (the "Note"). The Note is secured, inter alia, by that certain [Deed of Trust] and Fixture Filing dated____________, 200__, executed by Landlord, in favor of Lender (the "Security Instrument") encumbering the Project, recorded on ____________ , 200__, as Instrument No. ______ in the [Official] Records of
_________ County,_____________(the "RECORDING LOCATION"), and by that certain Assignment of Rents (and Leases) dated ____________, 200__, executed by Landlord in favor of Lender (the "ASSIGNMENT OF RENTS") encumbering the Project, recorded on ____________, 200___ , as Instrument No. __________ in the Recording
Location. The Loan Agreement, the Note, the Security Instrument, the Assignment of Rents and all other documents securing, or executed in connection with, the Loan, together with all renewals, substitutions, extensions, modifications or replacements thereof, are collectively referred to herein as the "LOAN DOCUMENTS".

        C. Tenant and Landlord have entered into that certain lease dated April 19, 2002 the ("LEASE"), pursuant to which Landlord has leased to Tenant a portion of the Project more particularly described in the Lease (the "LEASED PREMISES").

        D. Lender has required the execution and delivery of this Agreement as a condition precedent to Lender's approval of the Lease.

        NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. DEFINITIONS.

        When used herein, the following initially-capitalized terms shall have the following meanings:

        "ATTORNEYS' FEES," "ATTORNEYS' FEES AND COSTS," "ATTORNEYS' FEES" and "ATTORNEYS' FEES AND COSTS" mean the reasonable fees and expenses of counsel to the applicable party, which may include, without limitation, printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "ATTORNEYS' FEES" or "ATTORNEYS' FEES AND COSTS" shall also include, without limitation, all such reasonable fees and expenses incurred with respect to appeals, arbitrations, bankruptcy proceedings and any post-judgment proceedings to collect any judgment, and whether or not any action or proceeding is brought with respect to the matter for which such fees and expenses were incurred. The provisions allowing for the recovery of post-judgment fees, costs and expenses are separate and several and shall survive the merger of this Agreement into any judgment.

        "GOVERNING STATE" means the State of California.



                                   EXHIBIT D

        "PURCHASER" means a transferee (including, without limitation, Lender and its affiliates and subsidiaries) which acquires the interest of Landlord in the Leased Premises through a foreclosure of the Security Instrument or a deed in lieu or in aid thereof, and its successors and assigns.

        2. LOAN DISBURSEMENTS.

        Tenant agrees and acknowledges that in making disbursements of the Loan, Lender is under no obligation or duty to, nor has Lender represented that it will, see to the application of the Loan proceeds by the person or persons to whom Lender disburses the Loan proceeds, and any application or use of the Loan proceeds for purposes other than those provided for in the Loan Documents shall not defeat in whole or in part the agreements set forth herein.

        3. NONDISTURBANCE AND ATTORNMENT.

        A. If the interest of Landlord under the Lease is transferred by reason of any foreclosure of the Security Instrument or by deed in lieu or in aid thereof, Purchaser shall be bound to Tenant, and Tenant shall be bound to Purchaser, under all of the terms, covenants and conditions of the Lease (except as provided in Section 6 hereof) for the balance of the term thereof, with the same force and effect (except as provided in Section 6 hereof) as if Purchaser were the original landlord under the Lease. Tenant does hereby attorn to Purchaser as the landlord under the Lease, which attornment shall be effective and self-operative without the execution of any further instruments upon Purchaser's succeeding to the interest of the landlord under the Lease. Without limiting the generality of this Section 3, within ten (10) days after the written request of Landlord, Lender or any Purchaser, Tenant shall execute and deliver such documents as are reasonably requested by such party to reflect such attornment.

        B. So long as (i) Tenant is not in default in the performance of any of the terms, provisions and conditions contained in the Lease beyond any notice and cure period expressly set forth therein, and (ii) Tenant complies with the terms, provisions and conditions of this Agreement, then:

               (1) Tenant shall not be named or joined in any foreclosure, trustee's sale or other proceeding to enforce the Security Instrument unless such joinder is required by law, including, without limitation, to perfect such foreclosure, trustee's sale or other proceeding; and

               (2) Without limiting any of the terms of the Lease, enforcement of the Security Instrument shall not terminate the Lease or, subject to Section 3(C) disturb Tenant in the possession and use of the Leased Premises.

        C. Tenant expressly acknowledges and agrees that a default by Tenant under the Lease, after the expiration of any applicable cure periods specifically provided for under the Lease, (i) shall entitle Lender to exercise any or all of its rights and remedies under the Lease and/or at law or in equity by reason thereof, and (ii) shall not terminate Tenant's attornment agreements or any other agreements by Tenant set forth herein.

        D. Within twenty (20) days after the written request of any Purchaser, Tenant shall enter into a new lease of the Leased Premises with such Purchaser for the balance of the then remaining term of the Lease and upon the same terms and conditions as are then contained in the Lease.

        4. TENANT AGREEMENTS.

        Tenant agrees that:

        A. Tenant shall send a copy of any notice of a default by Landlord under the Lease to Lender at the same time such notice is sent to Landlord; and

        B. Without Lender's prior written consent, which shall not be unreasonably withheld, Tenant shall not (i) pay any rent (however denominated) or other charges under the Lease more than one (1) month in advance (provided that Lender may, without limitation, condition its consent to any such prepayment on the deposit of such amounts with Lender), (ii) cancel, terminate or surrender the Lease, except at the normal expiration of the Lease term or as expressly provided for in the Lease or pursuant to applicable law, or (iii) enter into any amendment or modification of the Lease. Any amendment or modification of the Lease entered into without Lender's prior written consent shall not be valid; and

        C. Any right of first offer, right of first refusal or purchase option set forth in the Lease or in any other agreement shall not apply to, or be exercisable by Tenant with respect to, the transfer of the Project and/or the Leased Premises through the foreclosure of the Security Instrument or a deed in lieu or in aid thereof [or to any subsequent transfer by Purchaser.] [Notwithstanding the foregoing, such right of first offer, right of first refusal or purchase option shall apply to any bona fide transfer of the Project and/or the Leased Premises, as applicable, to a third party after such foreclosure or deed in lieu or in aid thereof.]



                                   EXHIBIT D

        5. ASSIGNMENT OF RENTS.

        Tenant agrees to recognize the assignment from Landlord to Lender of the Lease and the amounts payable thereunder pursuant to the Assignment of Rents and, in the event of any default by Landlord under the Loan Documents and the expiration of any applicable cure period expressly set forth therein, Tenant shall pay to Lender, as such assignee, the rents and other amounts which are or become due under the Lease from and after the date on which Lender gives Tenant notice that such rent and other amounts are to be paid to Lender pursuant to the Assignment of Rents. In complying with the provisions of this Section 5, Tenant shall be entitled to rely solely upon the notices given by Lender pursuant to the Assignment of Rents and Landlord hereby indemnifies and agrees to defend and hold Tenant harmless for, from and against any and all expenses, loss, claims, damage or liability arising out of Tenant's compliance with such notice or performance of the obligations under the Lease by Tenant made in good faith in reliance on and pursuant to such notice. Tenant shall be entitled to full credit under the Lease for any rents paid to Lender in accordance with the provisions hereof. Any dispute between Lender (or any other Purchaser) and Landlord as to the existence or nature of a default by Landlord under the terms of the Loan Documents or with respect to the foreclosure of the Security Instrument, shall be dealt with and adjusted solely between Lender (or such other Purchaser) and Landlord, and Tenant shall not be made a party thereto (unless joinder is required by law).

        6. LENDER'S OBLIGATIONS.

        Nothing in this Agreement and no action taken by Lender to enforce any provision in the Lease shall be deemed or construed to constitute an agreement by Lender to perform or assume any covenant of Landlord as landlord under the Lease unless and until Lender obtains title to the Leased Premises by foreclosure of the Security Instrument or a deed in lieu or in aid thereof. Without limiting any of Tenant's rights against Landlord under the Lease, in the event Lender acquires title to the Leased Premises, Lender shall:

        A. only be liable for any damage or other relief attributable to any act or omission accruing during Lender's period of ownership of the Leased Premises, regardless of whether such acts or omissions commenced prior to such period of ownership. For example, if the Lease provides that the failure of the Landlord to repair a hole in the roof entitles Tenant to offset rent for the number of days that the roof is not repaired, and if the hole in the roof occurred sixty
(60) days prior to Lender's acquisition of title and was not repaired for another thirty (30) days after Lender's acquisition of title, Tenant would only be entitled to offset against its rental obligations owed to Lender thirty (30) days rental and would retain a claim against Landlord for sixty (60) days rental;

        B. only be responsible for representations, warranties, covenants and indemnities of Landlord to the extent that such representations, warranties, covenants and indemnities apply to the Project and relate to the operation of the Project during Lender's period of ownership of the Leased Premises;

        C. be liable only for any security deposit actually delivered to Lender; and

        D. have its obligations and liabilities limited to the then interest, if any, of Lender in the Project, without consideration of any mortgage liens placed on the Project by Lender. Tenant shall look exclusively to such interest of Lender, if any, in the Project for the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease and Tenant hereby releases Lender from any other liability hereunder and under the Lease.

        Nothing contained in this Section 6 shall be deemed to limit or affect Tenant's claims against Landlord for any breaches of Landlord's obligations under the Lease, or for any breaches of Landlord's representations, warranties, covenants or indemnities under the Lease, or for return of any security deposit under the Lease, and no transfer of the Project to Lender shall release Landlord from any of its Lease obligations, notwithstanding anything to the contrary in the Lease.

        7. ESTOPPEL CERTIFICATE.

        Tenant agrees, from time to time, within ten (10) days after Lender's written request, to execute and deliver to Lender or Lender's designee, any estoppel certificate reasonably requested by Lender, stating that the Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default under the Lease (or specifying in detail the nature of Landlord's default), and such other matters relating to the Lease as may be reasonably requested by Lender.

        8. NO MERGER.

        The parties agree that, without Lender's prior written consent, which may be withheld in Lender's good faith sole discretion, Landlord's estate in and to the Project and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of such estates in Landlord, Tenant or any third party by purchase, assignment or otherwise.



                                   EXHIBIT D

        9. ENTIRE AGREEMENT.

        This Agreement shall be the whole and only agreement among the parties hereto with regard to the matters set forth herein, and shall supersede and cancel any prior agreements with respect thereto, including, without limitation, any provisions contained in the Lease relating thereto.

        10. COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

        11. MODIFICATIONS, SUCCESSORS AND ASSIGNS.

        This Agreement may only be modified in writing signed by all of the parties hereto or their respective successors in interest. This Agreement, including without limitation the provisions of Section 6, shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

        12. ATTORNEYS' FEES.

        If any lawsuit or other proceeding is commenced which arises out of, under or in connection with, or which relates to, this Agreement, including, without limitation, any alleged tort action, the prevailing party shall be entitled to recover from each other party to such lawsuit or proceeding such sums as the court or other party presiding over such lawsuit or proceeding may adjudge to be reasonable attorneys' fees and costs in the lawsuit or proceeding, in addition to costs and expenses otherwise allowed by law. Any such attorneys' fees and costs incurred by any party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment and shall survive and not be merged into any such judgment. The obligation to pay such attorneys' fees and costs is intended to be severable from the other provisions of this Agreement.

        13. GOVERNING LAW.

        This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Governing State.

        14. WAIVER OF JURY TRIAL.

        THE PARTIES HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY OR CLAIM, WHETHER ARISING IN TORT OR CONTRACT OR BY STATUTE OR LAW, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH. EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATES INDUCEMENT FOR THE PARTIES' ENTERING INTO THIS AGREEMENT AND THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITHOUT THIS WAIVER. THE PARTIES HERETO ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 14 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.

        15. CONSENT TO JURISDICTION.

        The parties hereto hereby consent to the jurisdiction of any state or federal court located within the Governing State in any suit, action or proceeding based hereon or arising out of, under or in connection with this Agreement (and her agree not to assert or claim that such venue is inconvenient or otherwise inappropriate or unsuitable) and waive personal service of any and all process upon them and consent that all service of process be made by certified mail directed to the parties at the addresses set forth in this Agreement.

        16. NOTICES.

        Any notice, or other document or demand required or permitted under this Agreement shall be in writing addressed to the appropriate address set forth below and shall be deemed delivered on the earliest of (a) actual



                                   EXHIBIT D
receipt, (b) the next business day after the date when sent by recognized overnight courier for next business day delivery, or (c) the second business day after the date when sent by certified mail, postage prepaid. Any party may, from time to time, change the address at which such written notices or other documents or demands are to be sent, by giving the other parties written notice of such change in the manner hereinabove provided.

        To Lender:       Fremont Investment & Loan
                         175 N. Riverview Drive
                         Anaheim, California 92808
                         Attention: Commercial Real Estate Asset Management
                         Loan No. 950113526

        To Landlord:     Legacy-RECP Sorrento OPCO, LLC
                         c/o Legacy Partners Commercial, Inc.
                         30 Executive Park, Suite 100
                         Irvine, California 92614
                         Attn: Regional Vice President

        To Tenant:       Websense, Inc.
                         10240 Sorrento Valley Road, Suite 200
                         San Diego, California 92121
                         Attention: Director of Contracts

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement.

                               "LENDER"

                               FREMONT INVESTMENT & LOAN,
                               a California industrial bank

                               By:
                                     -------------------------------------------
                                     Its:
                                         ---------------------------------------

                               "TENANT"


                               WEBSENSE, INC.,
                               a Delaware corporation

                               By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Its:
                                         ---------------------------------------

                               By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Its:
                                         ---------------------------------------


                               "LANDLORD"

                               LEGACY-RECP SORRENTO OPCO, LLC,
                               a Delaware limited liability company

                               By:    Legacy Partners Commercial, Inc.,
                                      a Texas corporation, as agent and manager
                                      for Landlord

                                              By:
                                                  ------------------------------
                                                  Name:
                                                       -------------------------
                                                  Its:
                                                      --------------------------



                                   EXHIBIT D

                                                               [LANDLORD NOTARY]

STATE OF____________________________)
                                    )SS.
COUNTY OF___________________________)

        On___________, before me,__________________, a Notary Public, personally appeared _______________________________, and_____________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.


        ----------------------------------
        Notary Public



                                   EXHIBIT D

[TENANT NOTARY]

STATE OF____________________________)
                                    )SS.
COUNTY OF___________________________)

        On___________, before me,__________________, a Notary Public, personally appeared _______________________________, and____________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.


        ----------------------------------
        Notary Public



                                   EXHIBIT D

[LENDER NOTARY]

STATE OF____________________________)
                                    )SS.
COUNTY OF___________________________)

        On___________, before me,__________________, a Notary Public, personally appeared _______________________________, and_____________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.


        ----------------------------------
        Notary Public



                                   EXHIBIT D

                             EXHIBIT A TO AGREEMENT

                        LEGAL DESCRIPTION, OF THE PROJECT

That certain real property located in the City of San Diego, County of San Diego, State of California, having a street address of 10220,10240 and 10260 Sorrento Valley Road, more particularly described as follows:

Parcel I of Parcel Map 12099, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego, May 7,1982.



                                  EXHIBIT A TO
                                   AGREEMENT

                                   EXHIBIT E

                  LOCATION OF TENANT'S RESERVED PARKING SPACES




                          [SCHEMATIC OF REAL PROPERTY]




                                   EXHIBIT E
                                      -1-

                                    EXHIBIT F


                             (INTENTIONALLY DELETED)


                                    EXHIBIT F

                                    EXHIBIT G

               MAJOR TERMS OF AMENDMENT FOR ADDITIONAL 10220 SPACE

1. Commencing upon the applicable Commencement Date defined below for a term coterminous with the Lease Term, Tenant shall lease: (i) that certain space commonly known as Suite 150 of the 10220 Building containing 6,742 rentable square feet (the "SUITE 150 SPACE"; (ii) that certain space commonly known as Suites 100 and 110 of the 10220 Building containing a total of 9,184 rentable square feet (the "VACANT SPACE"); and (iii) the Machine Shop Space (as defined in Section 1.5 of the Lease); provided, however, as a condition precedent to Tenant's leasing the Machine Shop Space, KLA-Tencor (as defined in Section 1.5 of the Lease) shall not have exercised its extension option pursuant to KLA-Tencor's existing lease with Landlord as described in Section 1.5. The Suite 150 Space and the Machine Shop Space are sometimes collectively referred to herein as the "OCCUPIED SPACE". The Occupied Space and the Vacant Space are sometimes collectively referred to herein as the "ADDITIONAL 10220 SPACE" and are more particularly depicted on EXHIBIT G-1 attached hereto.

2. Landlord and Tenant acknowledge and agree that (i) the Occupied Space is currently leased to and occupied by existing tenants, and (ii) the early termination of each such existing tenant's lease is a condition precedent to the parties' obligations under the Lease to lease such applicable Occupied Space, except as expressly provided in the last sentence of this Paragraph 2 with respect to the Machine Shop Space. Landlord shall use commercially reasonable efforts to enter into a binding agreement with each of the existing tenants of the Occupied Space providing for such early termination, and having entered into any such early termination agreement, shall enforce the same including through an unlawful detainer action if necessary. In the event any of the existing tenants of such Occupied Space and Landlord do not enter into such early termination agreement(s) within ninety (90)-days after the date of execution of the Lease, then (A) this EXHIBIT G and other provisions in the Lease related to the applicable Occupied Space for which such early termination agreement is not entered into shall not apply, and (B) Landlord and Tenant shall not be obligated to lease such applicable Occupied Space. Notwithstanding the foregoing, in the event that Landlord is unable to enter into an early termination agreement with KLA-Tencor for its existing lease of the Machine Shop Space within such 90-day period, notwithstanding such commercially reasonable efforts by Landlord to do so, and KLA-Tencor shall not have exercised its extension option pursuant to such existing lease as described in Section 1.5 of the Lease, Tenant hereby agrees to lease the Machine Shop Space following the expiration of KLA-Tencor's existing lease thereof upon the terms set forth in this EXHIBIT G.

3. For purposes hereof, the "DELIVERY DATE" with respect to the Occupied Space shall mean:

               (i) with respect to the Suite 150 Space, the date that Landlord delivers possession of the Suite 150 Space to Tenant, following the early termination of the existing tenant's lease of the Suite 150 Space and such existing tenant's surrender thereof to Landlord, clean of debris (and with any Hazardous Materials spills therein, cleaned-up) and free and clear of all prior tenants and their personal property; provided, however, that the Delivery Date for the Suite 150 Space shall occur no sooner than ninety (90) days after Landlord delivers written notice to Tenant that Landlord has entered into the early termination agreement pertaining to the Suite 150 Space and specifying the anticipated Delivery Date consistent with such early termination agreement;

               (ii) with respect to the Machine Shop Space, if the Machine Shop Space is leased to Tenant as a result of Landlord's entry into an early termination agreement with KLA-Tencor for such space, the date that Landlord delivers possession of the Machine Shop Space to Tenant, following the early termination of KLA-Tencor's lease of the Machine Shop Space and KLA-Tencor's surrender thereof to Landlord, clean of debris (and with any Hazardous Materials spills therein, cleaned-up) and free and clear of all prior tenants and their personal property; provided, however, that the Delivery Date for the Machine Shop Space shall occur no sooner than ninety (90) days after Landlord delivers written notice to Tenant that Landlord has entered into the early termination agreement pertaining to the Machine Shop Space and specifying the anticipated Delivery Date consistent with such early termination agreement; and


               (iii) with respect to the Machine Shop Space, if the Machine Shop Space is leased to Tenant following the expiration of KLA-Tencor's existing lease for the Machine Shop Space as provided in the last sentence of Paragraph 2 of this EXHIBIT G, if Landlord did not enter into such early termination agreement for such lease (and provided KLA-Tencor elects not to extend the term of such existing lease), the date that Landlord delivers possession of the Machine Shop Space to Tenant, following the expiration of KLA-Tencor's lease of the Machine Shop Space and KLA-Tencor's surrender thereof to Landlord, clean of debris (and with any Hazardous Materials spills therein, cleaned-up) and free and clear of all prior tenants and their personal property; provided, however, that the Machine Shop Delivery Date shall occur no sooner than ninety (90) days after the date Landlord delivers written notice to Tenant that KLA-Tencor has elected not to exercise its option to renew such existing lease with respect to the Machine Shop Space and specifying the anticipated Delivery Date consistent with the expiration of KLA-Tencor's lease of the Machine Shop Space.

Notwithstanding the foregoing, Landlord shall have no liability to Tenant for any damages or otherwise, and Tenant shall have no right to terminate the Lease, as a result of any delay in delivering possession of the applicable Occupied Space to Tenant on any particular delivery date designated by Landlord or designated in the Lease for any reason, including, without limitation, any delay caused by the holding over by existing tenant of such Occupied


                                    EXHIBIT G

Space; however, Landlord agrees to use commercially reasonable efforts to secure possession of the applicable Occupied Space from the existing tenant thereof by the anticipated Delivery Date set forth in such notice.

4. For purposes hereof, the "DELIVERY DATE" with respect to the Vacant Space shall mean, the date that Landlord delivers possession of the Vacant Space to Tenant clean of debris (and with any Hazardous Materials spills therein, cleaned-up) and free and clear of all prior tenants and their personal property, which Delivery Date shall occur during the period between the date that is sixty-one (61) days after the date of execution of the Lease and the date that is seventy-five (75) days after the date of execution of the Lease.

5. The commencement date for the term of each applicable Additional 10220 Space (each a "COMMENCEMENT DATE") shall occur upon: (i) with respect to the Suite 150 Space, the date that is the earlier of (A) the date Tenant commences business operations in the Suite 150 Space, or (B) the later of (1) ninety (90) days after the Delivery Date for the Suite 150 Space, or (2) September 1, 2003; (ii) with respect to the Machine Shop Space, the date that is the earlier of (A) the date Tenant commences business operations in the Machine Shop Space, or (B) ninety (90) days after the Delivery Date for the Machine Shop Space; and (iii) with respect to the Vacant Space, the date that is the earlier of (A) the date Tenant commences business operations in the Vacant Space, or (B) September 1, 2002 (subject to extension for any delays by Landlord in delivery of such space beyond the date that is seventy-five (75) days after execution of the Lease).

6. The Base Rent payable for the applicable Additional 10220 Space leased by Tenant shall be at the same dollar amount per rentable square foot of the Initial Premises as of the applicable Commencement Date therefor multiplied by the total square footage contained in the applicable Additional 10220 Space leased by Tenant, and shall increase at the same times and at the same dollar amounts per rentable square foot as the increases in the Base Rent for the Initial Premises as set forth in Section 8.1 of the Summary attached to the Lease. There shall be no abatement of the Base Rent for the Occupied Space, and the abatement provisions of Section 3.2 of the Lease shall not apply with respect to the Occupied Space. The Base Rent for the Vacant Space shall be abated for the first four (4) months of the Lease Term therefor pursuant to provisions similar to Section 3.2 of the Lease. Tenant shall pay its proportionate share of Direct Expenses for the applicable Additional 10220 Space leased by Tenant; such proportionate share shall equal the fraction, stated as a percentage, resulting from dividing the rentable square feet of the applicable Additional 10220 Space by the total rentable square feet of the 10220 Building.

7. The provisions of Section 1.2 in the Lease shall apply to the Additional 10220 Space (i.e., Tenant shall lease the applicable Additional 10220 Space in its "AS IS" condition, except as otherwise provided therein) as of the applicable Commencement Date therefor, and Tenant, at its sole cost and expense, shall be solely responsible for constructing and paying for all improvements and alterations for the applicable Additional 10220 Space in accordance the provisions of Article 8 of the Lease, except that Landlord shall provide Tenant with an improvement allowance for each of the applicable Additional 10220 Space for the construction of improvements to be permanently installed in such applicable Additional 10220 Space equal to: (i) with respect to the Suite 150 Space, up to $12.19 per rentable square foot of the Suite 150 Space; (ii) with respect to the Machine Shop Space, up to $25.00 per rentable square foot of the Machine Shop Space; and (iii) with respect to the Vacant Space, up to $15.00 per rentable square foot of the Vacant Space.

8. Subject to Tenant obtaining all applicable governmental approvals and Landlord obtaining the written approval of Samsung (or its affiliate or successor), Tenant shall, in accordance with the provisions of Article 8 of the Lease, at its cost, which costs shall be deducted from the Refurbishment Allowance (set forth in Section 8.4 of the Lease) and/or the tenant improvement allowance(s) for the Additional 10220 Space described above, construct certain modifications to the ground floor lobby of the 10240 Building pursuant to plans and specifications prepared by Tenant's architect and reasonably approved by Landlord (collectively, the "LOBBY MODIFICATIONS") so as to (i) provide a new ADA compliant entry to the space currently leased therein by Samsung (i.e., the Must-Take Space) at the present exit door located at the front of the 10240 Building to the left of the main entrance, together with Building standard identification signage for such premises, and (ii) provide exclusive access to the Initial Premises from the existing ground floor lobby. Landlord and Tenant shall cooperate with each other and with Samsung to agree upon a mutually acceptable schedule for the design and construction of the Lobby Modifications and approval of all plans and specifications therefor. Upon the completion of the Lobby Modifications, Landlord shall cause the 10240 Building (including the Lobby Modifications) to be remeasured pursuant to the BOMA Measurement Standard set forth in Section 1.3 of the Lease, and the rentable square feet of the Initial Premises and the 10240 Building shall be adjusted based upon such remeasurement, and there shall be a corresponding adjustment in the Base Rent, Tenant's Share, the Refurbishment Allowance and other amounts set forth in the Lease which are determined based upon rentable square feet of the Initial Premises and/or the 10240 Building; provided, however, any such adjustments shall be on a prospective basis, only, and the amount of any increase in the Refurbishment Allowance due to the increase in the rentable square feet of the Initial Premises shall equal to the product of $15.00 multiplied by such increased rentable square feet, multiplied by a fraction, the numerator of which is equal to the number of months from the date of such remeasurement through the end of the initial Lease Term.

9. The Existing 10220 Space shall be added to the Initial Premises effective as of September 1, 2002 and shall be leased for a term coterminous with the Lease Term. The Base Rent payable for the Existing 10220 Space from and after September 1, 2002, shall be at the same dollar amount per rentable square foot of the Initial Premises multiplied by the total square footage contained in the Existing 10220 Space, and shall increase at the same times and at the same dollar amounts per rentable square foot as the increases in the Base Rent for the Initial Premises as sex forth in Section 8.1 of the Summary attached to the Lease. The Base Rent for the Existing 10220 Space shall be abated for the first four (4) months of the Lease Term therefor pursuant to provisions similar to
Section 3.2 of the Lease. Tenant shall pay its proportionate share of Direct Expenses for the Existing 10220 Space leased by Tenant; such proportionate share shall equal the fraction, stated as a percentage, resulting from dividing the rentable square



                                    EXHIBIT G
feet of the Existing 10220 Space by the total rentable square feet of the 10220 Building. Tenant shall be entitled to receive a refurbishment allowance for the Existing 10220 Space in the amount of up to $15.00 per rentable square foot of the Existing 10220 Space pursuant to provisions similar to Section 8.4 of the Lease.

10. Tenant shall have the right to use up to the following number of unreserved parking spaces for parking spaces located in the Parking Facilities upon the applicable Delivery Date thereof: (i) up to 3.52 unreserved parking spaces per each 1,000 rentable square feet of the Suite 150 Space and/or the Vacant Space, and (ii) up to thirteen (13) unreserved parking for Machine Shop Space.

11. Upon Tenant's lease of the Additional 10220 Space, other than the Machine Shop Space, Tenant shall have the right to place tenant identification sign(s) on the exterior of the 10220 Building subject to Landlord's reasonable approval of the plans and specifications therefor and subject to the terms and conditions comparable to the provisions of Section 24.8 of the Lease as mutually agreed by Landlord and Tenant; such sign(s) will be the only identification sign(s) on the exterior of the 10220 Building, other than existing suite identification signage pertaining to the Machine Shop Space located adjacent to the entry door of the Machine Shop Space.
                                    EXHIBIT G

                                  EXHIBIT G-1

                      FLOOR PLAN OF ADDITIONAL 10220 SPACE


           [SCHEMATIC OF ADDITIONAL SPACE 10220 SORRENTO VALLEY ROAD]






                                  EXHIBIT G-1
                                      -1-

                                    EXHIBIT H


                              LANDLORD'S HVAC WORK

--      REPLACE UNIT #2 SERVING THE 10240 BUILDING

        1. Disconnect and remove one (1) existing 50 ton Aaon unit from the roof of the above referenced Building - and dispose of as per E.P.A. regulations

        2. Provide and install one (1) new Carrier 50 ton, 460 volt, 3 phase, Model #50AK-050 rooftop packaged VAV unit with the following options;

                a.      6 steps of cooling capacity

                b.      Dual independent refrigerant circuits

                c.      DDC Communicating controls

                d.      Factory installed Toshiba Variable Frequency Drive

                e. Field installed expansion electronic board required for smoke control

                f. MicroMetl curb adapter with duct transition from Aaon Model RH50 to Carrier 50AK-050

                g. Factory installed power exhaust economizer in lieu of Barometric Relief Economizer

                h.      Manual by-pass switch for V.F.D.

                i.      Factory V.F.D. start up

--      ADDITIONAL WORK TO HVAC SYSTEMS SERVING THE 10240 BUILDING



        3. Install three (3) new "E" proms to upgrade the existing Aaon microprocessor at Websense

        4.      Provide and install new upgraded space sensor

        5. Provide and install new static pressure sensor/control for supply and return fans

        6. Reprogram the existing microprocessors for the above installed hardware/software

        7.      Place units into service

--      WORK NOT INCLUDED

        8. Overtime (All work will be performed during normal business hours)



                                    EXHIBIT H

                                   EXHIBIT I-1


                 LANDLORD'S STANDARD FORM CONSENT TO ASSIGNMENT

                        CONSENT BY LANDLORD TO ASSIGNMENT

        __________________________ ("LANDLORD") is the landlord of those certain "Premises", as defined in that certain Lease dated_____________ (the "LEASE") between Landlord and___________________ ("ASSIGNOR"). Pursuant to the terms of the Lease, Assignor has requested Landlord's consent to Assignor's proposed assignment of the Office Lease to ______________________("ASSIGNEE") pursuant to that certain Assignment of Lease and Acceptance of Assignment and Assumption between Assignor and Assignee dated as of________________, 20___ (the "ASSIGNMENT"), a copy of which Assignment is attached hereto as EXHIBIT A. Landlord hereby consents to the Assignment, subject to and upon the following terms and conditions to each of which Assignor and Assignee expressly agree:

        1. Notwithstanding anything contained in the Assignment to the contrary, Landlord's consent to the Assignment is granted by Landlord only upon the terms and conditions set forth in this Consent, and the Assignment is subject and subordinate to the Lease. This Consent is given without prejudice to Landlord's rights under the Lease, and neither the Assignment nor this Consent shall be deemed to be the consent to or authorization for any further assignment or subletting or parting with or sharing possession or occupancy of all or any part of the Lease or the Premises.

        2. Landlord is executing this Consent solely to grant its consent to the Assignment and by doing so, Landlord does not (a) make any representations or warranties or (b) acknowledge or approve of any of the terms of the Assignment as between Assignor and Assignee. Further, nothing contained in the Assignment or this Consent shall be construed as modifying, waiving, impairing or affecting any of the provisions, covenants and conditions in the Lease or any of Landlord's rights or remedies under the Lease, or waiving any breach of the Assignor in the due keeping, performance or observance thereof.

        3. In consideration of Landlord's consent to the Assignment contained herein, Assignee hereby acknowledges and agrees that it assumes and agrees to observe, comply with and perform all terms, conditions and covenants in the Lease and to perform all obligations of any kind whatsoever as and when the same are due to be performed by the Tenant under the Lease pursuant to the terms of the Lease, and to be subject to all of Landlord's rights thereunder, as though Assignee was named the tenant thereunder during the entire term of the Lease and all extensions and expansions thereof. Assignee hereby expressly acknowledges and agrees to be subject to the prohibition against subletting, assigning, mortgaging, encumbering or permitting the occupation or use of all or any part of the Premises by others without the prior written consent of Landlord, upon the terms and conditions set forth in the Lease.

        4. Assignor and Assignee represent and warrant to Landlord that they have dealt with no broker, finder, agent or other person in connection with the Assignment, except for______________________(the "BROKER"), whose commission(s) shall be paid by Assignor and/or Assignee pursuant to a separate written agreement with the Broker, and they agree to indemnify and hold Landlord harmless from and against any claims or causes of action for a commission or other form of compensation arising from the Assignment and/or this Consent, whether advanced by Broker or any other broker or any other person or entity. The provisions of this Paragraph 4 shall survive the termination of the Lease and any renewal thereof.

        5. Notwithstanding the Assignment or Landlord's consent thereto, Assignor shall remain fully liable for the payment of rents and for the performance of all other obligations of Tenant under the Lease from and after the effective date of this Consent.

        6. Each individual executing this Consent on behalf of Assignee hereby represents and warrants that Assignee is a duly formed and existing corporation qualified to do business in California and that Assignee has full right and authority to execute and deliver this Consent and the Assignment and that each person signing on behalf of Assignee is authorized to do so.

        7. This Consent shall not be effective until all of the following conditions have been satisfied (or waived in writing by Landlord):

                a. This Consent has been executed by all of the parties hereto;

                b. Assignor and Assignee shall have delivered to Landlord an original of the Assignment, duly executed by Assignor and Assignee, in the form of Exhibit A attached hereto; and

                c. Assignor and Assignee shall have delivered to Landlord the amount of $__________________ [INSERT AMOUNT NOT TO EXCEED $750.00] as payment to Landlord for attorneys' fees and other costs incurred by Landlord in connection with this Consent.


                                   EXHIBIT I-1

        IN WITNESS WHEREOF, the undersigned have executed this Consent as of_________________, 20___.

"Landlord"
                                            -----------------------------------,
                                            a
                                             -----------------------------------
                                            By:
                                               ---------------------------------
                                               Its:
                                                  ------------------------------

 "Assignor"
                                            -----------------------------------,
                                            a
                                             -----------------------------------
                                            By:
                                               ---------------------------------
                                               Its:
                                                  ------------------------------
 "Assignee"
                                            -----------------------------------,
                                            a
                                             -----------------------------------
                                            By:
                                               ---------------------------------
                                               Its:
                                                  ------------------------------



                                   EXHIBIT I-1

                 EXHIBIT A TO CONSENT BY LANDLORD TO ASSIGNMENT

                               ASSIGNMENT OF LEASE

                 [To be attached prior to delivery to Landlord.]



                                   EXHIBIT I-1

                                   EXHIBIT I-2

                  LANDLORD'S STANDARD FORM CONSENT TO SUBLEASE

                          CONSENT TO SUBLEASE AGREEMENT

        THIS CONSENT TO SUBLEASE AGREEMENT (this "AGREEMENT") is made as of________________, 20___, by and among ____________________________
____________________________, a ____________________________("LANDLORD"),
____________________________, a ____________________________("TENANT"), and
____________________________, a ____________________________ ("SUBTENANT").

                                    RECITALS

        A. Reference is hereby made to that certain Office Lease dated_______________, 20___, between Landlord and Tenant, and that certain side letter dated _______________, 20___, between Landlord and Tenant (collectively, the "LEASE"), for space on the_____floor (the "PREMISES") in that certain office building commonly known as_______________ Sorrento Valley Road, San Diego, California (the "BUILDING").

        B. Pursuant to the terms of Section 14.1 of the Lease, Tenant has requested Landlord's consent to that certain Sublease dated_______________, 20___, between Tenant and Subtenant (the "Sublease"), with respect to a subletting by Subtenant of a portion of the Premises, as more particularly described in the Sublease (the "SUBLET PREMISES"). A copy of the Sublease is attached hereto as EXHIBIT A. Landlord is willing to consent to the Sublease on the terms and conditions contained herein.

        C. All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.

                                   AGREEMENT:

        1. Landlord's Consent. Landlord hereby consents to the Sublease; provided however, notwithstanding anything contained in the Sublease to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this Agreement. The Sublease is subject and subordinate to the Lease. Landlord shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease.

        2. Non-Release of Tenant; Further Transfers. Neither the Sublease nor this consent thereto shall release or discharge Tenant from any liability, whether past, present or future, under the Lease or alter the primary liability of the Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease (including the payment of all bills rendered by Landlord for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises). Neither the Sublease nor this consent thereto shall be construed as a waiver of Landlord's right to consent to any further subletting either by Tenant or by the Subtenant or to any assignment by Tenant of the Lease or assignment by the Subtenant of the Sublease, or as a consent to any portion of the Sublet Premises being used or occupied by any other party. Landlord may consent to subsequent sublettings and assignments of the Lease or the Sublease or any amendments or modifications thereto without notifying Tenant nor anyone else liable under the Lease and without obtaining their consent. No such action by Landlord shall relieve such persons from any liability to Landlord or otherwise with regard to the Sublet Premises.

        3. Relationship With Landlord. Tenant hereby assigns and transfers to Landlord (strictly as security for Tenant's obligations under the Lease, and which shall not be construed as amending Section 14.3 of the Lease) the Tenant's interest in the Sublease and all rentals and income arising therefrom, subject to the terms of this Section 3. Landlord, by consenting to the Sublease agrees that until a default shall occur in the performance of Tenant's obligations under the Lease, Tenant may receive, collect and enjoy the rents accruing under the Sublease, subject to Landlord's right to receive the Transfer Premium pursuant to Section 14.3 of the Lease. In the event Tenant shall default in the performance of its obligations to Landlord under Section 19.1 of the Lease (and Landlord terminates the Lease), Landlord may, in connection with Section 19.4 of the Lease, at its option by notice to Tenant, either (i) terminate the Sublease,
(ii) elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in
Section 3.1, below, or (iii) elect to succeed to Tenant's interest in the Sublease and cause Subtenant to attorn to Landlord, as further set forth in
Section 3.2, below.


               3.2 Landlord's Election to Receive Rents. Landlord shall not, by reason of the Sublease, nor by reason of the collection of rents or any other sums from the Subtenant pursuant to Section 3(ii), above, be deemed liable to Subtenant for any failure of Tenant to perform and comply with any obligation of Tenant, and Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant's obligations under the Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding



                                   EXHIBIT I-2
any notice from or claim from Tenant to the contrary. Tenant shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord. Subject to Landlord's right to receive the Transfer Premium pursuant to Section 14.3 of the Lease, Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Landlord to Subtenant or by Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Notwithstanding the foregoing, any other payment of rent from the Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

               3.2 Landlord's Election of Tenant's Attornment. In the event Landlord elects, at its option, to cause Subtenant to attorn to Landlord pursuant to Section 3(iii), above, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the exercise of the option, but Landlord shall not (i) be liable for any prepayment of more than one month's rent or any security deposit paid by Subtenant, (ii) be liable for any previous act or omission of Tenant under the Lease or for any other defaults of Tenant under the Sublease, (iii) be subject to any defenses or offsets previously accrued which Subtenant may have against Tenant, or (iv) be bound by any changes or modifications made to the Sublease without the written consent of Landlord.


        4. General Provisions.


               4.1 Consideration for Sublease. Tenant and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Sublet Premises other than as disclosed in the Sublease.

               4.2 Brokerage Commission. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys' fees) incurred by Landlord in resisting any claim for any such brokerage commission.

               4.3 Recapture. This consent shall in no manner be construed as limiting Landlord's ability to exercise its rights to recapture any portion of the Premises, as set forth in Section 14.4 of the Lease, in the event of a proposed future sublease or assignment of such portion of the Premises.

               4.4 Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

               4.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

               4.6 Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

               4.7 Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

               4.8 Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

               4.9 Reimbursement by Tenant. Concurrently upon execution of this Agreement, Tenant shall pay to Landlord the amount of $____________[INSERT AMOUNT NOT TO EXCEED $750.00] as reimbursement to Landlord for Landlord's attorneys' fees and other costs incurred by Landlord in connection with the execution of this Agreement.



                         [SIGNATURES ON FOLLOWING PAGE]

                                  EXHIBIT I-2

        IN WITNESS WHEREOF, the parties have executed this Consent to Sublease Agreement as of the day and year first above written.


                                        "LANDLORD":

                                        ----------------------------------------
                                        a
                                         ---------------------------------------
                                        By:
                                           -------------------------------------
                                          Its:
                                              ----------------------------------
                                        By:
                                           -------------------------------------
                                          Its:
                                              ----------------------------------


                                        "TENANT":


                                        ----------------------------------------
                                        a
                                         ---------------------------------------
                                        By:
                                           -------------------------------------
                                          Its:
                                              ----------------------------------
                                        By:
                                           -------------------------------------
                                          Its:
                                              ----------------------------------


                                        "SUBTENANT":
                                        ----------------------------------------
                                        a
                                         ---------------------------------------
                                        By:
                                           -------------------------------------
                                          Its:
                                              ----------------------------------
                                        By:
                                           -------------------------------------
                                          Its:
                                              ----------------------------------



                                   EXHIBIT I-2

                             EXHIBIT A TO AGREEMENT

                                    SUBLEASE

                 [To be attached prior to delivery to Landlord.]



                                   EXHIBIT I-2

                                    EXHIBIT J

                    SUPERIOR RIGHTS IN EXISTING TENANT LEASES

1.      KLA-TENCOR CORPORATION

        a.      Premises - 10260 Building and Machine Shop Space

        b.      Expiration Date - Existing Tenant Lease expires 12-29-04

        c. Option to Extend the Term - One three (3) year option to extend the Term of the Lease

        d. Option Notice - Not more than 270 days nor less than 180 days prior to the end of the Term.

        e. Monthly Base Rent - At Fair Rental Value. If Landlord and Tenant cannot agree on the Fair Rental Value within 10 days of receipt by Landlord of the Option Notice, the Fair Rental Value shall be determined by appraisal method.

2.      SAMSUNG INTERNATIONAL, INC.

        a.      Premises - Must-Take Space

        b.      Expiration Date - Existing Tenant Lease expires 9-30-05

        c. Option to Extend the Term - One five (5) year option to extend the Term of the Lease

        d. Option Notice - Not more than 365 days nor less than 270 days prior to the end of the Term.

        e. Monthly Base Rent - At Fair Rental Value to be negotiated in good faith. If Landlord and Tenant cannot agree on the Fair Rental Value within 10 days of receipt by Landlord of the Option Notice, the Option shall terminate.

3.      MICROTUNE (TEXAS), INC.

        a.      Premises -10220 Building, Suite 150

        b.      Expiration Date - Existing Tenant Lease expires 2-14-06

        c. Option to Extend the Term - One five (5) year option to extend the Term of the Lease

        d. Option Notice - Not more than 365 days nor less than 270 days prior to the end of the Term.

        e. Monthly Base Rent - At Fair Rental Value. If Landlord and Tenant cannot agree on the Fair Rental Value within 10 days of receipt by Landlord of the Option Notice, the Fair Rental Value shall be determined by appraisal method.



                                    EXHIBIT J

                             EXTENSION OPTION RIDER


        This Extension Option Rider ("EXTENSION RIDER") is made and entered into by and between LEGACY-RECP SORRENTO OPCO, LLC, a Delaware limited liability company ("LANDLORD"), and WEBSENSE, INC., a Delaware corporation ("TENANT"), and is dated as of the date of the Office Lease ("LEASE") by and between Landlord and Tenant to which this Extension Rider is attached. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

        1. Option Right. Landlord hereby grants Tenant one (1) option to extend the Lease Term for all, but not less than all, of the entire Premises leased by Tenant at the time of exercising such option (and subject to Section 3.2 below) for a period of five (5) years (the "OPTION TERM"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of such option to extend, the Lease Term shall be extended for the Option Term.

        2. Option Rent. The Rent payable by Tenant during the Option Term, including the Base Rent and Additional Rent, and the parking charges, if any, for the parking spaces to be used by Tenant during the Option Term (collectively, the "OPTION RENT") shall be equal to the Fair Market Rental Rate for the Premises. As used herein, the "FAIR MARKET RENTAL RATE" for purposes of determining the Option Rent for the Option Term (or the First Offer Space Rent for the First Offer Space if, and only if, the provisions of Section 1.6.3.2 of the Lease apply, as the case may be), shall mean the Rent at which tenants, as of the commencement of the Option Term (or the lease term for the First Offer Space, as the case may be), will be leasing non-sublease space comparable in size, location and quality to the Premises (or the First Offer Space, as the case may be), for a comparable term, which comparable space is located in the Building and the Other Buildings and in other comparable first class office/R&D buildings in the Sorrento Mesa, Sorrento Valley and Torrey Pines market areas (collectively, the "COMPARABLE BUILDINGS"), taking into consideration (i) all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (or the First Offer Space Term for the First Offer Space, as the case may be), including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the Option Term (or for the First Offer Space during the First Offer Space Term, as the case may be), to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of the Option Term (or in the First Offer Space as of the commencement date of the First Offer Space Term therefor, as the case may be), and (ii) the parking charges, if any, established by Landlord for the reserved and unreserved parking spaces to be used by Tenant during the Option Term (or for the First Offer Space during the First Offer Space Term, as the case may be) consistent with the parking charges, if any, charged by landlords of Comparable Buildings for reserved and unreserved (as applicable) parking spaces at such Comparable Buildings, plus all applicable parking taxes. Any such parking charges, if any, shall be determined concurrently with the determination of the Fair Market Rental Rate as set forth in this Extension Option Rider. All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

        3. Exercise of Option.

               3.1 Exercise of Option Without Exercise of Right of First Offer. The option contained in this Extension Rider shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term setting forth Landlord's determination of the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date (the "EXERCISE DATE") which is nine (9) months prior to the expiration of the initial Lease Term, exercise the option by delivering written notice ("EXERCISE NOTICE") thereof to Landlord. Concurrently with Tenant's delivery of the Exercise Notice, Tenant may object, in writing, to Landlord's determination of the Fair Market Rental Rate for the Option Term set forth in the Option Rent Notice, in which event such Fair Market Rental Rate shall be determined pursuant to Section 4 below. Tenant's failure to deliver the Exercise Notice on or before the Exercise Date shall be deemed to constitute Tenant's waiver of Tenant's extension right hereunder. If Tenant timely delivers the Exercise Notice but fails to timely object in writing to Landlord's determination of the Fair Market Rental Rate set forth in the Option Rent Notice, Tenant shall be deemed to have accepted Landlord's determination thereof and the following provisions of Section 4 shall not apply.

               3.2 Exercise of Option Concurrently With Exercise of Right of First Offer. In the event that pursuant to Section 1.6 of the Lease, Tenant shall be required to concurrently exercise the option to extend the Lease Term as set forth in this Extension Option Rider in order to exercise the first offer right granted to Tenant pursuant to Section 1.6 of the Lease, Tenant shall exercise such renewal option pursuant to the following procedure: (i) Tenant shall include in Tenant's Election Notice (as such term is defined in Section
1.6.2 of the Lease) Tenant's Exercise Notice irrevocably exercising its option to extend the Lease Term; (ii) on or before the date which is ten (10) months prior to the expiration of the initial Lease. Term, Landlord shall provide Tenant with the Option Rent Notice; and (iii) if Tenant objects to Landlord's determination of the Fair Market Rental Rate for the Option Term contained in the Option Rent Notice, Tenant may, within ten (10) business days after receipt of the Option Rent Notice (the "OBJECTION NOTICE DATE"), notify Landlord in writing (the "OBJECTION NOTICE") of such objection, in which case the parties shall follow the procedure, and the Fair Market Rental Rate for the Option Term shall be determined, as set forth in Section 4 below. Tenant's failure to timely deliver the Objection Notice shall be deemed Tenant's acceptance of Landlord's determination of the Fair Market Rental Rate for the Option Term set forth in the Option Rent Notice.



                                   EXTENSION
                                  OPTION RIDER

        4. Determination of Fair Market Rental Rate. In the event Tenant timely objects in the Exercise Notice or the Objection Notice to the Fair Market Rental Rate for the Option Term initially determined by Landlord (or if Tenant objects in Tenant's Election Notice delivered pursuant to Section 1.6.3.2 of the Lease to the First Offer Space Rent for the applicable First Offer Space set forth by Landlord in Landlord's First Offer Notice, and as a result such First Offer Space Rent will equal the Fair Market Rental Rate therefor, as the case may be), Landlord and Tenant shall attempt to agree upon the applicable Fair Market Rental Rate (for the Option Term or First Offer Space, as applicable), using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant's objection to the Fair Market Rental Rate for the Option Term (or Tenant's objection to the First Offer Space Rent for the applicable First Offer Space pursuant to Section 1.6.3.2 of the Lease, as the case may be) (the "OUTSIDE AGREEMENT DATE"), then each party shall submit to the other party a separate written determination of the applicable Fair Market Rental Rate (for the Option Term or First Offer Space, as applicable) within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 4.1 through 4.7 below. Failure of Tenant or Landlord to submit a written determination of the applicable Fair Market Rental Rate (for the Option Term or First Offer Space, as applicable) within such ten (10) business day period shall conclusively be deemed to be the nondetermining party's approval of the applicable Fair Market Rental Rate (for the Option Term or First Offer Space, as applicable) submitted within such ten (10) business day period by the other party.

               4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate broker who has no financial interest in Landlord or Tenant and who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal for rental purposes of rentals of space in the Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closest to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements of Section 2 of this Extension Rider. Each such arbitrator shall be appointed within thirty (30) days after the applicable Outside Agreement Date.

               4.2 The two (2) arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators.

               4.3 The three (3) arbitrators shall within twenty (20) days after the appointment of the third arbitrator reach a decision as to which of the Landlord's or Tenant's submitted Fair Market Rental Rate is closest to the actual Fair Market Rental Rate, and the arbitrators shall use whichever of Landlord's or Tenant's submitted Fair Market Rental Rate is closest to the actual Fair Market Rental Rate to be paid during the Option Term (with respect to the Option Rent) or during the First Offer Space Term for the First Offer Space (with respect to the First Offer Space), and shall notify Landlord and Tenant thereof.

               4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

               4.5 If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Outside Agreement Date, and if such failure shall continue for an additional fifteen (15) days after written notice thereof is received by the non-appointing party, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the Superior County in and for San Diego County, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof.

               4.7 The cost of the arbitrators and the arbitration proceeding shall be paid by Landlord and Tenant equally, except that each party shall pay for the cost of its own witnesses and attorneys.


                                   EXTENSION
                                  OPTION RIDER

        5. Suspension of Right to Extend Lease Term. Notwithstanding anything in the foregoing to the contrary, at Landlord's option, and in addition to all of Landlord's remedies under the Lease, at law or in equity, the right to extend the Lease Term hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant delivers the Exercise Notice or as of the end of the initial Lease Term, Tenant is in monetary or material non-monetary default under this Lease after expiration of any applicable notice and cure period. In addition, Tenant's right to extend the Lease Term shall be personal to the Original Tenant and any Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to Section 14.7 of the Lease, and may only be exercised by the Original Tenant or such Affiliate assignee, as the case may be (and not by any other sublessee or other transferee of Tenant's interest in the Lease) if the Original Tenant or such Affiliate assignee, as the case may be, has not assigned this Lease or subleased more than forty (40%) of the rentable square feet of the Premises (other than an assignment or sublease to an Affiliate pursuant to Section 14.7 of the Lease) as of the date of the Exercise Notice.

                                "Landlord":

                                LEGACY-RECP SORRENTO OPCO, LLC,
                                a Delaware limited liability company

                                By:     Legacy Partners Commercial, Inc.,
                                        a Texas corporation as agent and manager
                                        for Landlord

                                        By:  /s/ JOHN R. MILLER
                                             -----------------------------------
                                             Name: JOHN R. MILLER
                                                   -----------------------------
                                             Its: REGIONAL PRESIDENT
                                                 -------------------------------

                                "Tenant"


                                WEBSENSE, INC.,
                                a Delaware corporation

                                By:     /s/ J. CARRINGTON
                                        ----------------------------------------
                                        Name: J. Carrington
                                             -----------------------------------
                                        Its: Chief Executive Officer
                                             -----------------------------------

                                By:     /s/ D.C. WRIDE
                                        ----------------------------------------
                                        Name: D.C. Wride
                                             -----------------------------------
                                        Its: Chief Financial Officer
                                             -----------------------------------

                                   EXTENSION
                                  OPTION RIDER

                         LEGACY-RECP SORRENTO OPCO, LLC,
                      c/o Legacy Partners Commercial, Inc.
                          30 Executive Park, Suite 100
                            Irvine, California 92614


                                 April 19, 2002
Websense, Inc.
10240 Sorrento Valley Road,
Suite 200
San Diego, California 92121
Attention: Director of Contracts

               Re: Existing Leases Payment

Dear Sir or Madam:

        Reference is hereby made to that certain Office Lease dated as of April 19, 2002 (the "LEASE"), by and between LEGACY-RECP SORRENTO OPCO, LLC, a Delaware limited liability company ("LANDLORD"), and WEBSENSE, INC., a Delaware corporation ("TENANT") for space known as Suites 125, 150, 200 and 300 within the Building located at 10240 Sorrento Valley Road, San Diego, California 92121 (the "INITIAL PREMISES"). Capitalized terms and phases used herein shall have the meanings ascribed to them in the Lease unless stated otherwise.

        As additional consideration for Tenant having entered into the Lease with Landlord and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord agrees that so long as Tenant is not then in default under the Existing Leases (as defined in the Lease) or the Lease beyond any applicable notice and cure period, Landlord shall provide Tenant a rent credit for the Existing Leases in the amount of up to, but not exceeding, $255,160.00 (i.e., Five Dollars ($5.00) per rentable square foot of the Initial Premises)(the "EXISTING LEASES PAYMENT"). The Existing Leases Payment shall be credited by Landlord against the rent next due and payable (but not yet paid) by Tenant under the Existing Leases during the remaining term thereof following the date of execution of this letter. In the event that after applying such rent credit there exists any remaining balance of the Existing Leases Payment, Landlord shall deliver such remaining balance to Tenant within thirty (30) days after the Lease Commencement Date of the Lease.

Websense, Inc.
April 19, 2002
Page 2 of 2

        Please acknowledge your agreement with the foregoing by countersign this letter where indicated below and return to me your countersigned original.


                                   Very truly yours,

                                   "Landlord":

                                   LEGACY-RECP SORRENTO OPCO, LLC,
                                   a Delaware limited liability company

                                   By:  Legacy Partners Commercial, Inc.,
                                        a Texas corporation, as agent
                                        and manager for Landlord

                                        By:  /s/ JOHN R. MILLER
                                             -----------------------------------
                                             Name: JOHN R. MILLER
                                                  ------------------------------
                                             Title: REGIONAL PRESIDENT
                                                  ------------------------------



THE FOREGOING IS ACCEPTED AND
AGREED TO THIS ____ DAY OF APRIL 2002:

"Tenant":

WEBSENSE, INC.,
a Delaware corporation

By:  /s/ JOHN B. CARRINGTON
     -----------------------------------
     Name: JOHN B. CARRINGTON
          ------------------------------
     Title: CEO
          ------------------------------

By:  /s/ D.C. WRIDE
     -----------------------------------
     Name: D.C. WRIDE
          ------------------------------
     Title: CFO
          ------------------------------

                            FIRST AMENDMENT TO LEASE


     This FIRST AMENDMENT TO LEASE (this "AMENDMENT") is made and entered into effective as of October 1, 2002, by and between LEGACY-RECP SORRENTO OPCO, LLC, a Delaware limited liability company ("LANDLORD"), and WEBSENSE, INC., a Delaware corporation ("TENANT").


                                R E C I T A L S:


     A. Landlord and Tenant entered into that certain Office Lease dated as of April 19, 2002 (the "LEASE") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises" consisting of the "Initial Premises" and "Must-Take Space", as described in the Lease, in that certain Building located at 10240 Sorrento Valley Road, San Diego, California.

     B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning of such terms in the Lease.

     C. Landlord and Tenant desire to amend the Lease to confirm certain commencement dates as hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Confirmation of Dates. The parties hereby confirm that (a) the Lease Term for the Initial Premises commenced as of September 1, 2002 (the "LEASE COMMENCEMENT DATE"), (b) the commencement date for the Must-Take Space occurred on October 1, 2002 (the "MUST-TAKE COMMENCEMENT DATE") and (c) the Lease Expiration Date upon which the Lease Term is scheduled to expire is December 31, 2007 (unless sooner terminated as provided in the Lease).

     2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be duly executed and delivered on the date shown below, their respective signatures to memorialize the agreement of the parties, as of the date first above written.


                              "Landlord"

                              LEGACY-RECP SORRENTO OPCO, LLC,
                              a Delaware limited liability company


                              By:  Legacy Partners Commercial, Inc.,
                                   a Texas corporation, as agent and manager
                                   for Landlord

                                   By:  /s/ Debra Smith
                                        -----------------------------------
                                        Name: DEBRA SMITH
                                              -----------------------------
                                        Its:  SR VP MARKETING
                                              -----------------------------

                                   Execution Date: October --, 2002


                                   "Tenant":

                                   WEBSENSE, INC.,
                                   a Delaware corporation

                                   By:  /s/ John B. Carrington
                                        -----------------------------------
                                        Name: JOHN B. CARRINGTON
                                              -----------------------------
                                        Its:  CEO
                                              -----------------------------


                                   By:  /s/ D.C. Wride
                                        -----------------------------------
                                        Name: D.C. WRIDE
                                              -----------------------------
                                        Its:  CFO
                                              -----------------------------


                                   Execution Date:  October 11, 2002



                                      (1)

                           SECOND AMENDMENT TO LEASE
                                  (CREEKSIDE)

     THIS SECOND AMENDMENT TO LEASE ("SECOND AMENDMENT") is made and entered into as of the 30th day of April, 2003, by and between SORRENTO VALLEY ROAD, LLC, a Delaware limited liability company ("LANDLORD") and WEBSENSE, INC., a Delaware corporation ("TENANT").

                                R E C I T A L S:

     A. Legacy-RECP Sorrento OPCO, LLC, a Delaware limited liability company ("ORIGINAL LANDLORD") and Tenant entered into that certain Office Lease dated as of April 19, 2002 (the "ORIGINAL LEASE"), as amended by that certain First Amendment to Lease dated as of October 1, 2002 by and between Original Landlord and Tenant (the "FIRST AMENDMENT"), whereby Original Landlord leased to Tenant and Tenant leased from Original Landlord certain office space located in that certain building located and addressed at 10240 Sorrento Valley Road, San Diego, California (the "BUILDING"). The Original Lease, as amended by the First Amendment, may be referenced to herein as the "LEASE." Landlord is the successor-in-interest in the Lease to Original Landlord.

     B. By this Second Amendment, Landlord and Tenant desire to memorialize Tenant's expansion of the Premises to include the Machine Shop Space and to otherwise modify the Lease as provided herein.

     C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                               A G R E E M E N T:

     1. The Premises. Landlord and Tenant hereby acknowledge that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord the Initial Premises and the Must Take Space.

     2. Expansion of the Premises. Effective as of the earlier of (i) June 1, 2003, or (ii) the date Tenant commences business operations in all or any portion of the Machine Shop Space ("MACHINE SHOP SPACE COMMENCEMENT DATE"), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Machine Shop Space. Accordingly, effective upon the Machine Shop Space Commencement Date, the Premises shall be increased to include the Machine Shop Space.

     3. Term and Monthly Base Rent for the Machine Shop Space. The term for Tenant's lease of the Machine Shop Space ("MACHINE SHOP SPACE TERM") shall commence on the Machine Shop Space Commencement Date and shall expire co-terminously with Tenant's Lease Term of the Premises on December 31,
2007, unless sooner terminated pursuant to the Lease or as may be extended pursuant to the Extension Option Rider. During the Machine Shop Space Term, Tenant shall pay in accordance with the provisions of this Section 3, monthly Base Rent for the Machine Shop Space as follows:

                                                        MONTHLY              MONTHLY RENTAL
                              ANNUAL BASE RENT    INSTALLMENT OF BASE      RATE PER RENTABLE
PERIOD OF MACHINE               FOR MACHINE        RENT FOR MACHINE         SQUARE FOOT FOR
SHOP SPACE TERM                  SHOP SPACE           SHOP SPACE           MACHINE SHOP SPACE
---------------               ----------------    -------------------      ------------------
  Machine Shop Space
   Commencement Date
    through 8/31/03              $80,169.60           $6,680.80                  $1.447

9/1/03 through 8/31/04           $82,551.96           $6,879.33                  $1.490

9/1/04 through 8/31/05           $85,045.20           $7,087.10                  $1.535

9/1/05 through 8/31/06           $87,593.76           $7,299.48                  $1.581

9/1/06 through 12/31/07          $90,197.76           $7,516.48                  $1.628

     4. Tenant's Share of Direct Expenses. Notwithstanding anything to the contrary in the Lease, during the Machine Shop Space Term, Tenant's pro-rata share of Direct Expenses for the Machine Shop Space only (with respect to the Direct Expenses for the 10220 Building) shall be 22.47% (i.e., 4,617 rentable square feet within the Machine Shop Space/20,543 rentable square feet within the 10220 Building).

     5.   Condition of Machine Shop Space and Machine Shop Refurbishment
Allowance.

          5.1. Condition of Machine Shop Space. Subject to Section 1.5.2 of the Lease, Tenant hereby agrees to accept the Machine Shop Space in its "as-is" condition and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Machine Shop Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Machine Shop Space.

          5.2. Machine Shop Refurbishment Allowance. In connection with Tenant's leasing of the Machine Shop Space, Landlord shall, pursuant to Section 8.4 of the Lease, provide Tenant with the Machine Shop Refurbishment Allowance; provided, however, and notwithstanding anything in Section 8.4 of the Lease to the contrary, the Refurbishment Allowance Availability Period, as it relates to the Machine Shop Space, shall commence no earlier than July 1, 2004 and shall continue until the last day of the initial Lease Term. As such, in no event shall Landlord be obligated to disburse any portion of the Machine Shop Refurbishment Allowance to Tenant before July 1, 2004. Notwithstanding the foregoing and anything in this Second Amendment or the Lease to the contrary, Tenant may use the Initial Premises Refurbishment Allowance and/or the Must-Take Refurbishment Allowance, in Tenant's sole discretion, to conduct Refurbishing Work pertaining to the Machine Shop Space at any time prior to July 1, 2004, and Landlord shall make disbursements from those Refurbishment Allowances for such Refurbishing Work pertaining to the Machine Shop Space in accordance with the procedures set forth in Section 8.4 of the Lease. In the event Landlord is obligated, pursuant to and subject to, Section 8.4 of the Lease to disburse the Machine Shop Refurbishment Allowance and Landlord fails to so disburse the Machine Shop Refurbishment Allowance beyond the thirty (30) day period as provided in Section 8.4 of the Lease, then Landlord acknowledges and agrees that the Machine Shop Refurbishment Allowance (for such work or portion thereof that Landlord failed to disburse) shall bear interest at the Interest Rate, accruing during the period from the expiration of such thirty (30) day period through and including the date Landlord disburses the Machine Shop Refurbishment Allowance to Tenant for such work; and such interest shall be in addition to all of Tenant's other rights and remedies hereunder and under the Lease, at law and/or in equity, and shall not be construed as liquidated damages or as limiting Tenant's remedies in any manner. The disbursement of the Machine Shop Refurbishment Allowance shall, in any event, be subject to all the other terms and conditions in Section 8.4 of the Original Lease. Tenant acknowledges that the work to be performed by Tenant pursuant to Section 8.4 of the Original Lease shall be performed during the Machine Shop Space Term, that Tenant shall be entitled to (but shall not be obligated to) conduct business throughout the course of construction of such renovations and that Tenant shall not be entitled to any abatement of rent, nor shall Tenant be deemed to be constructively evicted from the Machine Shop Space, as a result of the construction of such renovations. Notwithstanding anything to the contrary contained in Section 8.4 of the Lease, the parties hereto agree that Tenant may use all or any portion of the Refurbishment Allowance (as defined therein) on all or any portion of the

Premises leased, or to be leased by Tenant, and shall not be limited to any particular portion of such Premises.

     6. Parking. Effective as of the Machine Shop Space Commencement Date and continuing throughout the Machine Shop Space Term, Tenant shall have the right to use an additional thirteen (13) unreserved parking spaces for use in the Parking Facilities at no additional cost to Tenant. Tenant's use of such additional parking spaces shall be in accordance with, and subject to, all provisions of Article 23 of the Lease.

     7. Brokers. Each party represents and warrants to the other that, except for Legacy Partners Commercial Inc. ("LANDLORD'S BROKER") and Orion Property Partners, Inc. ("TENANT'S BROKER"), no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Second Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any entity (other than Landlord's Broker and Tenant's Broker) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Second Amendment.

     8. Signing Authority. Each individual executing this Second Amendment on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Second Amendment and that each person signing on behalf of Tenant is authorized to do so.

     9. Contingency. Notwithstanding anything herein to the contrary, Landlord and Tenant acknowledge and agree that the rights and obligations of Landlord and Tenant under this Second Amendment are expressly conditioned upon the full execution and delivery by Landlord and KLA-Tencor Corporation, a Delaware corporation ("KLA-TENCOR") (an existing tenant of the Building) of a partial lease termination agreement pertaining to certain space in the Building leased by KLA-Tencor (i.e., the Machine Shop Space), and KLA-Tencor's surrender, vacation and delivery of such space to Landlord when and as required by Landlord, which lease termination agreement shall be on terms and conditions acceptable to Landlord in Landlord's sole and absolute discretion (collectively, the "CONTINGENCY"); provided, however, that in the event the Contingency is not satisfied by May 30, 2003, either party may terminate this Second Amendment (but not the Lease) by giving the other written notice thereof. Upon such termination, this Second Amendment shall be null and void and of no further force or effect.

     10. No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

                                        "Landlord":

                                        SORRENTO VALLEY ROAD, LLC, a Delaware
                                        limited liability company

                                        By:  PRINCIPAL LIFE INSURANCE POLICY, an
                                             Iowa corporation, its sole member

                                             By:  PRINCIPAL REAL ESTATE
                                                  INVESTORS, LLC, a Delaware
                                                  limited liability company, its
                                                  authorized signatory

                                                  By  /s/ Anne Severs
                                                     ----------------------

                                                      Anne F. Severs
                                                  By  Senior Asset Manager
                                                     ----------------------


                                        "Tenant":

                                        WEBSENSE, INC.,
                                        a Delaware corporation

                                        By:  /s/ John B. Carrington
                                            ---------------------------
                                            Name: JOHN B. CARRINGTON
                                                  -----------------
                                            Its: CEO
                                                 -----------

                                        By:  /s/ D.C. Wride
                                            ---------------------------
                                            Name: D.C. WRIDE
                                                  -----------------
                                            Its: CEO
                                                 -----------

                                  EXHIBIT "A"

                         OUTLINE OF MACHINE SHOP SPACE




                   [GRAPHIC OF FLOOR LAYOUT OF MACHINE SHOP]












                                  EXHIBIT "A"